      As filed with the Securities and Exchange Commission on September 13, 1996
                                                    Registration No. 333-8199
- --------------------------------------------------------------------------------

                      SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON,  D.C.   20549

                                  PRE-EFFECTIVE
                                 AMENDMENT NO. 1

                                       TO
                                    FORM S-4
         REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  OF  1933

                            ------------------------

                              PAPNET OF OHIO, INC.
             (Exact name of Registrant as specified in its charter)

           Ohio                         5047                    31-1282391
      (State or other             (Primary Standard          (I.R.S. Employer
jurisdiction of incorporation  Industrial Classification    Identification No.)
      or organization)              Code Number)
                            -------------------------

                               6059 Memorial Drive
                               Dublin, Ohio 43017
                                 (614) 793-9356
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            -------------------------

                                David J. Richards
                                    President
                              Papnet of Ohio, Inc.
                               6059 Memorial Drive
                               Dublin, Ohio 43017
                                 (614) 793-9356
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            -------------------------

                          Copies of Correspondence to:
                             William J. Kelly, Esq.
                         Porter, Wright, Morris & Arthur
                              41 South High Street
                              Columbus, Ohio 43215
                                  (614)227-2136

                            -------------------------

                  Approximate date of commencement of proposed
                      sale of the securities to the public:
   As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General
Instruction G, check the following box.  [    ]


                                          CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------
                                                            Proposed Maximum    Proposed Maximum       Amount of
     Title of Each Class of                 Amount to be    Offering Price      Aggregate Offering    Registration
   Securities to be Registered               Registered         Per Share*           Price*               Fee*
- -------------------------------------------------------------------------------------------------------------------
Common stock, without par value..........     4,850,033            $1.03           $5,013,750          $1,729.00
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee based on the book value of the securities to be acquired by the Registrant, pursuant to Regulation 457 (f) (2) of the Securities Act of 1933, as amended. The stockholders equity of ER Group, Inc. being $2,131,911, the combined stockholders equity of Carolina Cytology, Inc. and CCWP Partners, Inc. being $1,895,790, the stockholders equity of Indiana Cytology Review Company being $330,693 and the stockholders equity of Cytology Indiana, Inc. being $655,356.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                              CROSS REFERENCE SHEET


               Form S-4 Item                                                              Prospectus Caption
               -------------                                                              ------------------
 1.  Forepart of Registration Statement and Outside
     Front Cover Page of Prospectus. . . . . . . . . . . . .          Facing Page of Registration Statement; Cross Reference Sheet;
                                                                      Cover Page of Prospectus.

 2.  Inside Front and Outside Back Cover Pages of
     Prospectus. . . . . . . . . . . . . . . . . . . . . . .          Available Information; Table of Contents.

 3.  Risk Factors, Ratio of Earnings to Fixed
     Charges and Other Information . . . . . . . . . . . . .          Introduction; Summary; Risk Factors.

 4.  Terms of the Transaction. . . . . . . . . . . . . . . .          The Merger; The Company; Reasons for the Merger;
                                                                      Recommendation of the Boards of Directors of the Company and
                                                                      the Predecessor Companies; Comparison of Certain Rights of the
                                                                      Company and the Predecessor Companies.

 5.  Pro Forma Financial Information . . . . . . . . . . . .          Summary; Unaudited Pro Forma Condensed Combined Financial
                                                                      Information; Notes to Unaudited Pro Forma Condensed Combined
                                                                      Financial Information.

 6.  Material Contracts with the Company Being
     Acquired  . . . . . . . . . . . . . . . . . . . . . . .          The Merger; Certain Related Transactions.

 7.  Additional Information Required for
     Reoffering by Persons and Parties Deemed
     to Be Underwriters. . . . . . . . . . . . . . . . . . .          Not Applicable.

 8.  Interests of Named Experts and Counsel. . . . . . . . .          Not Applicable.

 9.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities . . . . . . . . . . . . . . . . . . . . . .          Not Applicable.

10.  Information with Respect to S-3 Registrants . . . . . .          Not Applicable.

11.  Incorporation of Certain Information by
     Reference . . . . . . . . . . . . . . . . . . . . . . .          Not applicable.

12.  Information with Respect to S-2 or S-3
     Registrants . . . . . . . . . . . . . . . . . . . . . .          Not Applicable.

13.  Incorporation of Certain Information by
     Reference . . . . . . . . . . . . . . . . . . . . . . .          Not Applicable.

14.  Information with Respect to Registrants
     Other Than S-3 or S-2 Registrants . . . . . . . . . . .          Summary; The Merger ; The Company;  Financial Statements of
                                                                      the Company.



               Form S-4 Item                                                              Prospectus Caption
               -------------                                                              ------------------

15.  Information with Respect to S-3 Companies . . . . . . .          Not Applicable.

16.  Information with Respect to S-2 or S-3
     Companies . . . . . . . . . . . . . . . . . . . . . . .          Not Applicable.


17.  Information with Respect to Companies
     Other than S-3 or S-2 Companies . . . . . . . . . . . .          Summary; The Predecessor Companies; The Merger .

18.  Information if Proxies, Consents or
     Authorizations are to be Solicited. . . . . . . . . . .          Introduction; Summary; The Merger; Certain Related
                                                                      Transactions; Executive Officers and Directors; Executive
                                                                      Compensation .

19.  Information if Proxies, Consents or
     Authorizations are not to be Solicited or
     in an Exchange Offer. . . . . . . . . . . . . . . . . .          Not Applicable.


                              PAPNET OF OHIO, INC.
                               6059 Memorial Drive
                               Dublin, Ohio 43017

                                        , 1996


Dear Shareholders:


     You are cordially invited to attend the Special Meeting of Shareholders (the "Papnet Special Meeting") of Papnet of Ohio, Inc. ("Papnet"), which will be
held on          , September   , 1996, at         , local time.  The Papnet
Special Meeting will be held at                                              .

     At the Papnet Special Meeting, shareholders of Papnet will be asked to consider and vote on the Agreement and Plan of Merger, dated as of July 5, 1996 (the "Merger Agreement"). Under the terms of the Merger Agreement, Cytology Indiana, Inc. ("CIN"), Indiana Cytology Review Company ("INC"), ER Group, Inc. ("ERG"), CCWP Partners, Inc. ("CCWP") and Carolina Cytology, Inc. ("CCI") (individually a "Predecessor Company" and collectively "Predecessor Companies") will be merged with and into Papnet (the "Merger"). In the Merger, the shareholders of the Predecessor Companies will receive whole shares of Papnet common stock in exchange for each share of Predecessor Company common stock held by them. The actual number of shares of Papnet stock to be exchanged is based on a ratio of one Predecessor Company share for the following number of shares of Papnet common stock: CIN (1,121.6652); INC (4,491.7064); ERG (3,237.2643); CCWP (37.3971); and CCI (1,487.6186). As a result of the Merger, the shareholders of each of the Predecessor Companies will own, in the aggregate, the following percentage of the issued and outstanding stock of
Papnet:  CIN (7.70%); INC (4.11%); ERG (17.13%); CCWP (3.13%); and CCI (12.32%).

     Each of the Predecessor Companies, except CCWP, was organized to acquire and exercise the right to market the PAPNET-Registered Trademark- SYSTEM and PAPNET-Registered Trademark- SERVICE within their respective licensed territories. However, until November 8, 1995, when the United States Food and Drug Administration finally approved the marketing of the PAPNET-Registered Trademark- technology, the technology could be used in the United States only for investigational purposes in connection with the FDA approval process. Consequently, the Predecessor Companies had only minor business activities prior to November, 1995, and had no employees.

     Additional information regarding the Merger; interests of directors and officers of Papnet and the Predecessor Companies in the Merger; advantages and disadvantages associated with the Merger; and material risks associated with the Merger is set forth in the attached Prospectus, which also serves as the Proxy
Statement for the shareholder meeting.   Please read these materials and
carefully consider the information contained in them.

     In addition to the vote on the Merger Agreement, the shareholders of Papnet will be asked to consider and vote on the Amended and Restated Articles of Incorporation and the Amended and Restated Regulations of Papnet. The proposed form of the Amended and Restated Articles of Incorporation and the Amended and Restated Regulations are provided in the Proxy Statement attached hereto. The consummation of the Merger is conditioned upon shareholder approval of the Amended and Restated Articles of Incorporation and the Amended and Restated Regulations. Also at the Special Meeting, you will be asked to consider and take action upon the election of seven (7) directors, to be divided into two classes as provided in the Prospectus. Those directors in Class I will hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. Those directors in Class II will hold office until the second annual meeting of shareholders held after their election and until their successors are duly elected and qualified. The nomination and subsequent possible election of two of the nominees, Mr. Kinsey and Mr. Blue, are conditioned upon the approval of the Merger. If the Merger is not approved, then Mr. Kinsey and Mr. Blue will not serve as directors and there will be only one class of directors.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AS BEING IN THE BEST INTEREST OF PAPNET SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. IN CONNECTION WITH THE APPROVAL OF THE MERGER, THE BOARD OF DIRECTORS OF PAPNET HAS UNANIMOUSLY APPROVED THE AMENDED AND RESTATED ARTICLES OF INCORPORATION AND THE AMENDED AND RESTATED REGULATIONS AND RECOMMENDS THAT YOU VOTE IN FAVOR OF BOTH THE AMENDED AND RESTATED ARTICLES OF INCORPORATION AND THE AMENDED AND

RESTATED REGULATIONS. THE BOARD OF DIRECTORS ALSO RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH PERSON NOMINATED TO SERVE ON THE BOARD OF DIRECTORS.

     The affirmative vote of the holders of at least two-thirds of the outstanding shares of Papnet Common Stock is required to approve the Merger and the Amended and Restated Articles of Incorporation and Amended and Restated Regulations. The approval of the Merger is conditioned on the approval of the Amended and Restated Articles of Incorporation and the Amended and Restated Regulations. The affirmative vote of the holders of a majority of the outstanding shares of Papnet Common Stock is required to elect a director. Accordingly, your vote is important no matter how large or how small your holdings may be. Whether or not you plan to attend the Papnet Special Meeting, you are urged to complete, sign, and promptly return the enclosed proxy card to assure that your shares will be voted at the Papnet Special Meeting. If you attend the Papnet Special Meeting, you may vote in person if you wish and your proxy will not be used.

                                        Very truly yours,



                                        David J. Richards
                                        PRESIDENT

                              PAPNET OF OHIO, INC.
                               6059 Memorial Drive
                               Dublin, Ohio 43017

                      -------------------------------------

                 NOTICE  OF  SPECIAL  MEETING  OF  SHAREHOLDERS
                                          , 1996

                      -------------------------------------

          Notice is hereby given that a Special Meeting of Shareholders (the "Papnet Special Meeting") of Papnet of Ohio, Inc. ("Papnet") has been called by
the Board of Directors and will be held at                         , on       ,
          , 1996, at        ., local time, for the following purposes:

     1. To consider and vote upon the approval of a certain Agreement and Plan of Merger, dated as of July 5, 1996 (the "Merger Agreement"), and the consummation of the merger contemplated therein. Pursuant to the Merger Agreement, Cytology Indiana, Inc., Indiana Cytology Review Company, ER Group, Inc., CCWP Partners, Inc. and Carolina Cytology, Inc. (collectively the "Predecessor Companies"), will be merged with and into Papnet, and the shareholders of the Predecessor Companies will receive whole shares of Papnet common stock in exchange for their shares of Predecessor Company common stock, as more fully described in the accompanying Prospectus, which also serves as the Proxy Statement for the Papnet Special Meeting.

     2. To consider and vote upon the approval of the Amended and Restated Articles of Incorporation of Papnet. The form of the Amended and Restated Articles of Incorporation can be found in the Prospectus. Because the Amended and Restated Articles of Incorporation provide for the elimination of cumulative voting, the effect will be:

          (i) TO PERMIT A MAJORITY OF A QUORUM OF THE VOTING POWER IN THE ELECTION OR REMOVAL OF DIRECTORS TO ELECT OR REMOVE EVERY DIRECTOR;

          (ii) TO PRECLUDE A MINORITY OF A QUORUM OF THE VOTING POWER IN THE ELECTION OR REMOVAL OF DIRECTORS FROM ELECTING OR PREVENTING THE REMOVAL OF ANY DIRECTOR.

     3. To consider and vote upon the approval of the Amended and Restated Regulations of Papnet. The form of the Amended and Restated Regulations can be found in the Prospectus.

     4. To consider and vote upon the election of the seven (7) directors. David J. Richards, Trevor M. Ferger, Cecil J. Petitti and Michael S. Blue have been nominated to serve as Class I directors for a term expiring at the 1997 annual meeting of the shareholders. Bryan Whipp, John P. Kennedy and Rodney M. Kinsey have been nominated as Class II directors for a term expiring at the 1998 annual meeting of shareholders. If the Merger is not approved, then Mr. Kinsey and Mr. Blue will not be considered nominated to serve on the board of directors and there will therefore be only one class of directors. The names of the nominees can be found on the form of proxy.

     5. To transact any other business which may properly come before the meeting or any adjournment or adjournments thereof. (The Board of Directors is not currently aware of any other business to come before the Papnet Special Meeting.)

          Only holders of Papnet common stock of record at the close of business
on         , 1996, the record date for the Papnet Special Meeting, are entitled to notice of and to vote at the Papnet Special Meeting and any adjournments thereof. A holder of Papnet common stock who dissents from the Merger Agreement and who complies with the provisions of section 1701.85 of the Ohio Revised Code (a copy of which is included as Appendix B to the Prospectus), relating to dissenters' rights will be entitled to receive payment in cash of the appraised value of only those shares held by the shareholder (a) which are voted against the approval of the Merger Agreement at the Papnet Special Meeting, or (b) with respect to which the holder thereof has given written notice to Papnet, at or prior to the Papnet Special Meeting, that the shareholder intends to dissent from the Merger Agreement and which are not voted in favor of approval of the Merger Agreement. You should carefully review the description of dissenters' rights included in the Prospectus.

     THE BOARD OF DIRECTORS OF PAPNET UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, AND VOTE "FOR" APPROVAL OF BOTH THE AMENDED AND RESTATED ARTICLES OF INCORPORATION AND THE AMENDED AND RESTATED REGULATIONS. THE BOARD OF DIRECTORS ALSO RECOMMENDS THAT EACH SHAREHOLDER VOTE "FOR" ALL THE NOMINEES TO SERVE ON THE BOARD OF DIRECTORS.

     We urge you to execute and return the enclosed proxy as soon as possible in order to ensure that your shares will be represented at the Papnet Special Meeting. Your proxy may be revoked in the manner described on the proxy and in the accompanying Prospectus at any time before it has been voted at the Papnet Special Meeting. If you attend the Papnet Special Meeting, you may vote in person, and your proxy will not be used.

Dated:               , 1996             By Order of the Board of Directors
      ---------------

                                        David J. Richards
                                        PRESIDENT

     ---------------------------------------------------------------------
             WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING,
          PLEASE SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING
        ENVELOPE.  NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.
     ---------------------------------------------------------------------

                    [THIS  PAGE  INTENTIONALLY  LEFT  BLANK]

             FORM OF LETTER TO ALL PREDECESSOR COMPANY SHAREHOLDERS
                        [PREDECESSOR COMPANY LETTERHEAD]

                               September    , 1996

Dear  Shareholder:

     On July 5, 1996, Papnet of Ohio, Inc. ("Papnet") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Cytology Indiana, Inc. ("CIN"), Indiana Cytology Review Company ("INC"), ER Group, Inc. ("ERG"), CCWP Partners, Inc. ("CCWP"), and Carolina Cytology, Inc. ("CCI") (individually "Predecessor Company" collectively "Predecessor Companies"), pursuant to which the Predecessor Companies will merge (the "Merger") with and into Papnet. As a result of the Merger, all shareholders of a Predecessor Company will be entitled to receive shares of Papnet common stock in exchange for the shares of Predecessor Company stock held by them (the "Merger Consideration"). In order to coordinate the activities of the parties to the Merger in taking all actions necessary or advisable to effect the Merger, the boards of directors of Papnet and the Predecessor Companies each selected representatives to serve on an advisory board (the "Advisory Board"). The Members of the Advisory Board are:
David J. Richards, S. Trevor Ferger, Cecil J. Petitti, Thomas J. Kelley, Michael Blue, M.D. Rodney M. Kinsey and John P. Kennedy.

     The number of shares of Papnet common stock that will comprise the Merger Consideration is based on a ratio of one Predecessor Company share for the
following number of shares of Papnet common stock:    CIN (1,121.6652); INC
(4,491.7064); ERG (3,237.2643); CCWP (37.3971); and CCI (1,487.6186).  As a
result of the Merger, the shareholders of each of the Predecessor Companies will own, in the aggregate, the following percentage of the issued and outstanding stock of Papnet: CIN (7.70%); INC (4.11%); ERG (17.13%); CCWP (3.13%); and CCI
(12.32%).

     THE BOARDS OF DIRECTORS OF PAPNET AND THE PREDECESSOR COMPANIES HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND BELIEVE THAT THE MERGER IS IN THE BEST INTERESTS OF ALL SHAREHOLDERS OF THE PREDECESSOR COMPANIES. THE BOARD OF DIRECTORS OF EACH PREDECESSOR COMPANY BELIEVES THAT THIS STRATEGIC COMBINATION WITH PAPNET WILL CREATE AN EFFICIENT AND EFFECTIVE ENTITY.

     Approval of the Merger and the Merger Agreement and the transactions contemplated thereby requires the affirmative vote of the holders of common stock of each ERG, CCWP, and CCI entitling them to exercise a majority of the voting power of the respective corporations. Approval of the Merger and the Merger Agreement and the transactions contemplated thereby requires the affirmative vote of the holders of shares entitling them to exercise at least two-thirds of the voting power of CIN and INC. In accordance with the General Corporation Law of the State of Ohio, the Merger and the Merger Agreement may be approved without a meeting of shareholders of the Predecessor Companies with the affirmative vote, in a writing or writings, signed by all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose. Your written consent will be solicited after you receive this letter and the accompanying Prospectus, but before the Special Meeting of the Shareholders scheduled for the Predecessor Company in which you own shares. It is expected that all the shareholders of each Predecessor Company will unanimously consent in writing to the Merger. However, if a Predecessor Company cannot obtain unanimous written consent, the Special Meeting of the Shareholders of the Predecessor Company will be held. You will find attached hereto a notice of the Special Meeting of Shareholders.

     Additional information regarding the Merger; interests of directors and officers of Papnet and the Predecessor Companies in the Merger; advantages and disadvantages associated with the Merger; and material risks associated with the Merger is set forth in the attached Prospectus, which also serves as the Proxy
Statement for the shareholder meeting.   Please read these materials and
carefully consider the information contained in them.

      Shareholders who do not consent to the Merger Agreement are entitled to dissenter's rights as described in the Prospectus. TO EXERCISE DISSENTER'S RIGHTS, SHAREHOLDERS MUST TAKE CERTAIN ACTIONS WITHIN THE TIME LIMITS PRESCRIBED BY OHIO LAW. The Prospectus describes the actions shareholders must take and other relevant considerations to the exercise of such rights.

                                   Very truly yours,


                                   ----------------------------------------
                                   President, Predecessor Company

                                 FORM OF NOTICE

                              [PREDECESSOR COMPANY]
                                     ADDRESS

                      -------------------------------------

                 NOTICE  OF  SPECIAL  MEETING  OF  SHAREHOLDERS
                                          , 1996


     Notice is hereby given that a Special Meeting of Shareholders (the
"              Special Meeting") of               , Inc. ("Predecessor Company")
has been called by the Board of Directors and will be held at               , on
        ,              , 1996, at        ., local time, for the following
purposes:

1. To consider and vote upon the approval of a certain Agreement and Plan of Merger, dated as of July 5, 1996 (the "Merger Agreement"), and the consummation of the merger contemplated therein. Pursuant to the Merger Agreement, Cytology Indiana, Inc., Indiana Cytology Review Company, ER Group, Inc., CCWP Partners, Inc. and Carolina Cytology, Inc. (collectively the "Predecessor Companies"), will be merged with and into Papnet of Ohio, Inc. ("Papnet"), and the shareholders of the Predecessor Companies will receive whole shares of Papnet common stock in exchange for their shares of Predecessor Company common stock, as more fully described in the accompanying Prospectus.

2. To transact any other business which may properly come before the meeting or any adjournment or adjournments thereof. (The Board of Directors is not currently aware of any other business to come before the Special Meeting.)

     Only holders of                common stock of record at the close of
business on         , 1996, the record date for the               Special
Meeting, are entitled to notice of and to vote at the                Special
Meeting and any adjournments thereof.  In addition, your unanimous written
consents are being solicited, and if                is successful in obtaining
unanimous written consent, this special meeting of shareholders will not be held.

     A holder of                common stock who dissents from the Merger
Agreement and who complies with the provisions of section 1701.85 of the Ohio Revised Code (a copy of which is included as Appendix B to the Prospectus), relating to dissenters' rights will be entitled to receive payment in cash of the appraised value of only those shares held by the shareholder (a) which are voted against the approval of the Merger Agreement at the Predecessor Company Special Meeting, or (b) with respect to which the holder thereof has given
written notice to Predecessor Company at or prior to the               Special
Meeting, that the shareholder intends to dissent from the Merger Agreement and which are not voted in favor of approval of the Merger Agreement. You should carefully review the description of dissenters' rights included in the Prospectus.

     THE BOARD OF DIRECTORS OF                UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY.

     We urge you to execute and return the enclosed proxy as soon as possible in order to ensure that your shares will be represented at the
Special Meeting. Your proxy may be revoked in the manner described in the accompanying Prospectus at any time before it has been voted at the
Special Meeting.  If
you attend the                Special Meeting, you may vote in person, and your
proxy will not be used.


Dated:               , 1996             By Order of the Board of Directors
      ---------------


                                        ----------------------------------
                                        PRESIDENT

     ---------------------------------------------------------------------
             WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING,
          PLEASE SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING
        ENVELOPE.  NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.
     ---------------------------------------------------------------------

                                  ------------

                                   PROSPECTUS

                              PAPNET OF OHIO, INC.

                                  ------------

                       COMMON STOCK, WITHOUT PAR VALUE

                                  ------------


     This Prospectus is being furnished to the shareholders of Cytology Indiana, Inc., an Ohio corporation ("CIN"), Indiana Cytology Review Company, an Ohio corporation ("INC"), ER Group, Inc., an Ohio corporation ("ERG"), CCWP Partners, Inc., an Ohio corporation ("CCWP"), and Carolina Cytology, Inc., an Ohio corporation ("CCI"), in connection with the merger (the "Merger") of the foregoing companies (individually, a "Predecessor Company" and collectively the "Predecessor Companies") with and into Papnet of Ohio,
Inc., an Ohio corporation (the "Company").   This Prospectus is also being
distributed to shareholders of the Company in connection with the solicitation of proxies for the approval of the Merger and certain amendments to the Company's Articles of Incorporation (the "Company Articles") and Regulations (the "Company Regulations") and in connection with the election of seven directors. For purposes of this Prospectus, any reference to the "Company" shall also include NetMed, Inc., which will be the Company's name upon consummation of the Merger. The Merger will be effected pursuant to the terms and conditions of an Agreement and Plan of Merger, dated as of July 5, 1996, among the Company and the Predecessor Companies (the "Merger Agreement").


     Proxies for use at the Company's Special Meeting of Shareholders to be held
on            , 1996 (the "Meeting") are being solicited by the Board of
Directors of the Company.  Holders of the common stock of the Company of record
at the close of business on            , 1996 will be entitled notice of and to
vote at the meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing a written notice with the Secretary of the Company prior to the meeting. Shareholders of the Company who attend the meeting may vote in person and their proxies will not be used.

     Upon consummation of the Merger (the "Effective Time"), and without any action on the part of the Company, the Predecessor Companies, or the holder of any of the securities of the Predecessor Companies, each issued and outstanding share of capital stock of each of the Predecessor Companies shall be converted into the right to receive the number of fully paid and nonassessable shares of the common stock, without par value, of the Company (the "Company Shares") as set forth below:

                                                Number of Company Shares
                                                  for each Predecessor
     Predecessor Company                              Company Share
     -------------------                              -------------
          CIN                                          1,121.6652
          INC                                          4,491.7064
          ERG                                          3,237.2643
          CCWP                                            37.3971
          CCI                                          1,487.6186

     Under the Articles of Incorporation of ERG, CCWP, and CCI, the affirmative vote of the holders of common shares of each of ERG, CCWP, and CCI entitling them to exercise a majority of the voting power of the respective corporations is required to approve the Merger. Ohio law provides that the Merger must be approved by the affirmative vote of the holders of common shares of each of CIN and INC entitling them to exercise at least two-thirds of the voting power of the respective corporations.

     The Company's shareholders must vote to approve the Merger and the amendments to the Company Articles and Company Regulations, which will be effective upon consummation of the Merger. Under the General Corporation Law of Ohio, holders of record of the Company's common stock who follow the procedures under Section 1701.85 will be entitled to exercise dissenter's rights with respect to their shares and receive the "fair cash value" of such shares.

     In addition, Section 1701.85 provides the holders of record of shares of the Predecessor Companies' common stock, who properly exercise and perfect dissenting shareholder rights with respect to the Merger, the right to obtain a cash payment for the "fair cash value" of their shares (excluding any element of value arising from the accomplishment or expectation of the Merger). In order to exercise such rights, holders must comply with the procedural requirements of the General Corporation Law of Ohio, a description of which is provided under "THE MERGER - Dissenters' Rights" and the full text of which is attached to this Prospectus as Appendix B. Failure to take any of the steps required under the General Corporation Law of Ohio on a timely basis may result in the loss of dissenters' rights. See "THE MERGER - Dissenters' Rights."

     THE COMPANY SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGE 13.

                          ----------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ----------------------------

     NO PERSON IS AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                          ----------------------------

              The date of this Prospectus is September   , 1996.
                                                       --

                              AVAILABLE INFORMATION


     While the Company is not now subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), it anticipates that it will be subject to these rules and regulations following consummation of the Merger and, in accordance therewith, will file reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements, and other information, when filed by the Company, can be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the public reference facilities of the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material will also be available by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the rules and regulations of the Commission. The Commission also maintains a site on the world wide web that contains the same information. The address is (http://www.sec.gov).


     The Company has filed with the Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), a Registration Statement on Form S-4 (as it may be amended, the "Registration Statement") with respect to the Company Shares issuable in connection with the Merger. This Prospectus does not contain all of the information contained in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which reference is hereby made. Any statements contained herein or in any document incorporated by reference herein concerning the provisions of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or other document, each such statement being qualified in its entirety by such reference. The Registration Statement (and exhibits thereto) should be available for inspection at the offices of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates. The Registration Statement is also available on the Commission's site on the world wide web.

     All information contained herein with respect to the Company was supplied by the Company and all information contained herein with respect to the Predecessor Companies was supplied by the Predecessor Companies. The Company cannot warrant the accuracy or completeness of information relating to the Predecessor Companies. No Predecessor Company can warrant the accuracy or completeness of the information relating to the Company or any other Predecessor Company.

                               TABLE  OF  CONTENTS

                                                                            PAGE
AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . .    3
TABLE OF CONTENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     The Predecessor Companies . . . . . . . . . . . . . . . . . . . . . .    5
     The Merger; General Terms . . . . . . . . . . . . . . . . . . . . . .    7
     Reasons for the Merger; Recommendation of the
      Boards of Directors of the Company and
      Predecessor Companies. . . . . . . . . . . . . . . . . . . . . . . .   10
     Restrictions on Transfer of the Company Shares. . . . . . . . . . . .   11
     Certain Related Transactions. . . . . . . . . . . . . . . . . . . . .   11
     Interest of Certain Persons In Matters To Be acted upon.. . . . . . .   12
     Dissenter's Rights. . . . . . . . . . . . . . . . . . . . . . . . . .   12
     Comparative Per Share Information . . . . . . . . . . . . . . . . . .   12
     Market Price Data . . . . . . . . . . . . . . . . . . . . . . . . . .   13
     Dividend History. . . . . . . . . . . . . . . . . . . . . . . . . . .   13
     Other matters To Be Considered At The Meeting . . . . . . . . . . . .
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
SELECTED HISTORICAL COMBINED FINANCIAL
 DATA OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     Background of the Merger. . . . . . . . . . . . . . . . . . . . . . .   19
     Reasons for the Merger; Recommendation of the
      Boards of Directors of the Company and the
      Predecessor Companies. . . . . . . . . . . . . . . . . . . . . . . .   19
     Required Vote . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
     The Merger Agreement. . . . . . . . . . . . . . . . . . . . . . . . .   20
     Exchange of Certificates. . . . . . . . . . . . . . . . . . . . . . .   23
     Amendment to Articles of Incorporation. . . . . . . . . . . . . . . .   23
     Dissenter's Rights. . . . . . . . . . . . . . . . . . . . . . . . . .   23
UNAUDITED PRO FORMA CONDENSED COMBINING
  FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . .   25
     Certain Federal Income Tax Consequences . . . . . . . . . . . . . . .   25
     Resales by Affiliates . . . . . . . . . . . . . . . . . . . . . . . .   27
CERTAIN RELATED TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . .   28
THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
     NSI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
     The PAPNET System . . . . . . . . . . . . . . . . . . . . . . . . . .   30
     The PAPNET Service. . . . . . . . . . . . . . . . . . . . . . . . . .   31
     The License . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     The Market. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
     Executive Officers and Directors. . . . . . . . . . . . . . . . . . .   32
     Committees of the Board of Directors. . . . . . . . . . . . . . . . .   34
     Director Compensation . . . . . . . . . . . . . . . . . . . . . . . .   34
     Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . .   35
     Stock Option Plans. . . . . . . . . . . . . . . . . . . . . . . . . .   35
     Principal Shareholders. . . . . . . . . . . . . . . . . . . . . . . .   37
     Management's Discussion and Analysis of Financial
      Condition and Results of Operations of the Company
      and the Predecessor Companies. . . . . . . . . . . . . . . . . . . .   37
THE PREDECESSOR COMPANIES. . . . . . . . . . . . . . . . . . . . . . . . .   42
     Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
COMPARISON OF CERTAIN RIGHTS OF THE COMPANY
 AND THE PREDECESSOR COMPANIES SHAREHOLDERS. . . . . . . . . . . . . . . .   45
     Articles of Incorporation Provisions. . . . . . . . . . . . . . . . .   45
     Other Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . .   46
     Amended Company Articles. . . . . . . . . . . . . . . . . . . . . . .   47
     Description of Company Capital Stock. . . . . . . . . . . . . . . . .   47
     Regulation Provisions . . . . . . . . . . . . . . . . . . . . . . . .   47
     Amended Company Regulations . . . . . . . . . . . . . . . . . . . . .   48
     Ohio General Corporation Law. . . . . . . . . . . . . . . . . . . . .   50
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
LEGAL OPINIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . .  F-1

APPENDICES
     Appendix A - Agreement and Plan of Merger
     Appendix B - Section 1701.85 of the Ohio Revised Code - rights of Dissenting Shareholders
     Appendix C - Form of Proxy

                                     SUMMARY

     THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION WITH RESPECT TO THE MERGER. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED HEREIN AND IN THE EXHIBITS HERETO.

THE COMPANY

     The Company is an Ohio corporation formed on October 25, 1989 for the purpose of acquiring from Neuromedical Systems, Inc. ("NSI") the rights to market the PAPNET-Registered Trademark- System and the PAPNET-Registered Trademark- Service in the State of Ohio. The Company later assigned its rights to Papnet Limited Partnership, an Ohio limited partnership ("PLP").
In January 1993, the Company acquired all of the issued and outstanding units of limited partnership interest in both PLP and Papnet Midwest Limited Partnership, an Ohio limited partnership ("PMLP"). PMLP owned the rights to market the PAPNET-Registered Trademark- System and PAPNET-Registered Trademark- Service in Kentucky and the Standard Metropolitan Area of Chicago, Illinois. As a result of these acquisitions the Company has the marketing rights to the PAPNET-Registered Trademark- System and the PAPNET-Registered Trademark- Service in Ohio, Kentucky and the Standard Metropolitan Area of Chicago.

     The PAPNET-Registered Trademark- System is a semi-automated cancer detection system for the review of cell, tissue or body fluid specimens, including but not limited to, cervical cytology specimens ("Slides"). The PAPNET-Registered Trademark- Service permits laboratories to submit Slides to one of NSI's central facilities for image processing employing NSI's patented neural network technology. NSI returns the Slides and digital tape containing processed images for evaluation by NSI-trained cytotechnologists.

     The Company's offices are located at 6059 Memorial Drive, Dublin, Ohio 43017 and its telephone number is (614) 793-9356.

THE PREDECESSOR COMPANIES

GENERAL

     Each of the Predecessor Companies, other than CCWP, was organized to acquire and exercise the right to market the PAPNET-Registered Trademark- System and PAPNET-Registered Trademark- Service within its licensed territory.
However, until November 8, 1995, when the United States Food and Drug Administration ("FDA") finally approved the marketing of the PAPNET-Registered Trademark- technology, the technology could be used in the United States only
for investigational purposes in connection with the FDA approval process.   CCWP
is an affiliate of CCI, and was organized for the purpose of holding certain warrants for the purchase of NSI common stock. Consequently, the Predecessor Companies had only limited operations prior to November 1995.

CYTOLOGY INDIANA, INC.

     CIN is an Ohio corporation formed on September 7, 1990 to serve as the general partner of Papnet Indiana Limited Partnership, an Ohio limited partnership, which was formed for the purpose of acquiring the rights to market the PAPNET-Registered Trademark- System and the PAPNET-Registered Trademark-Service in Indiana. Papnet Indiana Limited Partnership subsequently exchanged its rights for the State of Indiana for the right to market the PAPNET-Registered Trademark-System and the PAPNET-Registered Trademark- Service in Missouri. In 1995, Papnet Indiana Limited Partnership distributed its assets to its general and limited partners. CIN owns an approximate 65% interest in the rights to market the PAPNET-Registered Trademark- System and PAPNET-Registered Trademark- Service in Missouri. The former limited partners of Papnet Indiana Limited Partnership are now shareholders of INC, which owns an approximate 35% interest in the rights to market the PAPNET-Registered Trademark- System and PAPNET-Registered Trademark- Service in Missouri.

     CIN's offices are located at 6059 Memorial Drive, Dublin, Ohio 43017 and its telephone number is (614) 793-9356.

INDIANA CYTOLOGY REVIEW COMPANY

     INC is an Ohio corporation formed on December 1, 1995 by the former limited partners of Papnet Indiana Limited Partnership for the purpose of owning an approximate 35% interest in the rights to market the PAPNET-Registered Trademark- System and the PAPNET-Registered Trademark- Service in Missouri.

     INC's offices are located at 6059 Memorial Drive, Dublin, Ohio 43017 and its telephone number is (614) 793-9356.

ER GROUP, INC.

     ERG is an Ohio corporation formed on May 13, 1991 for the purpose of acquiring the rights to market the PAPNET-Registered Trademark- System and the PAPNET-Registered Trademark- Service in Georgia.

     ERG's offices are located at 8595 Milmichael Court, Dublin, Ohio 43017 and its telephone number is (614) 764-2501.

CCWP PARTNERS, INC.

     CCWP is an Ohio corporation formed on December 1, 1995. Carolina Cytology Partnership, an Ohio limited partnership, owned warrants for the purchase of NSI common stock. In December 1995, immediately after the formation of CCWP, CCWP acquired all of the outstanding units of limited partnership interest in
Carolina Cytology Partnership in exchange for stock in CCWP.   CCWP now owns the
common stock issued upon exercise of the NSI warrant.

     CCWP's offices are located at 8651 Gairloch Court, Dublin, Ohio 43017 and its telephone number is (614) 889-1052.

CAROLINA CYTOLOGY, INC.

     CCI is an Ohio corporation formed on December 10, 1992 for the purpose of acquiring the rights to market the PAPNET-Registered Trademark- System and the PAPNET-Registered Trademark- Service in North Carolina.

     CCI's offices are located at 8651 Gairloch Court, Dublin, Ohio 43017 and its telephone number is (614) 889-1052.

THE MERGER; GENERAL TERMS

     At the Effective Time of the Merger, the Predecessor Companies will be merged with and into the Company, with the Company being the surviving corporation. In connection with the Merger, and without further action by the shareholders of the Company or the Predecessor Companies, the Company will amend its Articles of Incorporation to, among other things, change its name to NetMed, Inc. It is currently anticipated that, assuming all conditions to the Merger have been satisfied or waived, the Effective Time will occur in October, 1996. See "THE MERGER."

     MERGER CONSIDERATION. In the Merger, all outstanding shares of the Predecessor Companies' common stock, including shares of the Predecessor Companies issuable upon the exercise of outstanding warrants and options, shall be converted into the right to receive fully paid and nonassessable Company Shares (the "Merger Consideration"). Shares of outstanding common stock of the Predecessor Companies (other than Dissenting Shares) will be converted into Company Shares based on a ratio of one Predecessor Company share for the following number of shares of the Company: CIN (1,121.6652); INC (4,491.7064); ERG (3,237.2643); CCWP (37.3971); and CCI (1,487.6186). See "THE MERGER - The
Merger Agreement (Merger Consideration Generally)."

     The Merger Consideration was determined through the application of certain objective criteria, including the population of each licensed territory and the number of NSI shares owned by the Company and each of the Predecessor Companies. In addition, the fact that the Company has had a more significant history of operations was given some weight in determining the Merger Consideration.

     VOTE REQUIRED. Approval of the Merger and the Merger Agreement and the transactions contemplated thereby requires the affirmative vote of the holders of common shares of each of ERG, CCWP, and CCI entitling them to exercise a majority of the voting power of the respective corporations and the affirmative vote of holders of shares entitling them to exercise at least two-thirds of the voting power of the Company, CIN, and INC. In addition to the approval of the Merger, the adoption of amendments to the Company's Articles of Incorporation must be approved by the holders of at least two thirds of the outstanding stock of the Company entitled to vote thereon. In the event that the shareholders of the Company and each of the Predecessor Companies approve and adopt the Merger and the Merger Agreement as required by their respective Articles of Incorporation and the General Corporation Law of Ohio, and upon satisfaction or waiver of all other conditions to the Merger, the Merger will be consummated without any further vote of the shareholders of the Company or the Predecessor Companies. See "THE MERGER - Required Vote."

     As of June 30, 1996, the Company had 6,040,116 shares of its common stock issued and outstanding. Officers, directors and affiliates of the Company own, in the aggregate, 1,984,838 shares of the Company's issued and outstanding common stock, which represents 33% of the issued and outstanding common shares. See "THE COMPANY - Principal Shareholders." The Company's Board of Directors has recommended approval of the Merger to the shareholders and each of the Company's directors intend to vote in favor of the Merger. These directors own 26.5% of the issued and outstanding common stock of the Company.


     CONDITIONS TO THE MERGER; TERMINATION. The respective obligations of the Company and the Predecessor Companies to consummate the Merger are subject to certain conditions, including among others the adoption of the Merger and the Merger Agreement by the holders of the requisite number of shares of the Company and Predecessor Companies' common stock; the compliance by each of the parties to the Merger Agreement with its material obligations thereunder and the truth of the representations and warranties made by each of the parties on the date of the Merger Agreement and at the Effective Time; the Registration Statement shall have become effective under the Securities
Act; the Company shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the Company Shares pursuant to the Merger and the Merger Agreement; the Company Shares shall have been admitted for quotation on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation system ("NASDAQ NMS"); at the time of the consummation of the transactions contemplated by the Merger Agreement (the "Closing"), the shareholders of the Company or any Predecessor Company entitled to assert dissenter's rights shall own in the aggregate less than 10% of the outstanding shares of the Company or the Predecessor Company; and the Company and the Predecessor Companies having received an opinion of Porter, Wright, Morris & Arthur, counsel to the Company, to the effect that, among other things, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and each Predecessor Company will be a party to that reorganization within the meaning of Section 368(b) of the Code and that the holding period for the Company Shares received in exchange for the Predecessor Company shares will include the period for which the Predecessor Company shares were held, provided that the Predecessor Company shares were held as a capital asset.
The NASD has advised the Company that it appears that the Company's common shares will not be eligible for listing on NASDAQ/NMS. Based upon discussions among the parties to the Merger Agreement, the Company expects that this condition of the Merger will be waived. See "THE MERGER - The
Merger Agreement (Conditions to Consummation of the
Merger)."


     The Merger Agreement may be terminated by mutual consent of all of the parties; by any of the parties if the Merger shall not have been consummated before September 30, 1996 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate the Merger Agreement); by any party if any permanent injunction or other order of a court or other competent authority shall have become final and non-appealable; or by any party if any required approval of the shareholders of such party or any other party shall not have been obtained. The Merger Agreement may also be terminated by a vote of the majority of a seven member interim advisory board (the "Advisory Board") appointed by the parties. The Company currently expects that due to delays in the originally anticipated effective date of the Registration Statement and compliance with legal requirements relating to the time period of notice of the shareholder meetings, the Merger will not be effective by September 30, 1996. However, based upon discussions among the parties to the Merger Agreement, the Company expects that this condition will be waived and that the Merger will become effective in October, 1996.

     In the event that the Merger Agreement is terminated, the Merger Agreement shall be void and have no effect, without any liability on the part of any party or its affiliates, directors, officers, or shareholders. Notwithstanding the foregoing, the parties to the Merger Agreement will continue to be bound by the provisions of the Merger Agreement that relate to: (i) their respective obligations as to confidentiality and the payment of any broker's or finder's fees; (ii) a party's obligation to pay liquidated damages in the amount of $500,000 to the other parties if the termination arises out of that party's failure to obtain the required approval of the Merger and the Merger Agreement or that party's breach of the Merger Agreement; and (iii) a party's obligation to pay its share of all costs and expenses incurred by the parties in connection with the Merger and the transactions contemplated by the Merger Agreement. A party's share of any liquidated damages paid as a result of a termination of the Merger or its share of costs and expenses required to be paid by it under the Merger Agreement shall be in proportion to the number of Company Shares that are or would have been owned by the party's shareholders immediately after the Effective Time. See "THE MERGER - The Merger Agreement (Termination)."

     ADVISORY BOARD. As provided in the Merger Agreement, the Advisory Board consists of David J. Richards, S. Trevor Ferger, Cecil J. Petitti, Thomas J. Kelley, Michael S. Blue, Rodney M. Kinsey and John P. Kennedy. Mr. Richards is a director and officer of the Company. Mr. Ferger is a director of the Company, a director and officer of CIN, and a director of INC. Mr. Petitti is a director of the Company, an officer and director of INC, and a director of CIN. Mr. Kelley is a director and officer of ERG. Mr. Blue is a director and officer for both CCWP and CCI. Mr. Kinsey is a director and officer of both CCWP and CCI. Mr. Kennedy is an officer and director of the Company.


     The Advisory Board consists of at least one member of the board of directors and at least one officer of each of the Company and the Predecessor Companies. The board of directors of each respective company nominated these individuals to serve on the Advisory Board. The Advisory Board's purpose was to facilitate the Merger by dealing with procedural issues relating to the consummation of the Merger and to provide an efficient means of getting
information back to the Boards of Directors of the parties to the Merger.   Its
focus was also prospective in that it was intended to identify and plan for resolution of issues that would face the combined entity in the event the Merger is consummated.


     Due to the number of entities involved in this transaction, the Boards of Directors of the Company and each Predecessor Company determined that creating an Advisory Board for this transaction was prudent and in the best interests of
their respective shareholders.   Serving on the Advisory Board does not alter
the fiduciary duties owed to each corporation by the members of the Advisory Board as directors. In serving as a member of the Advisory Board, each member still owes a duty of care and loyalty to their respective corporations, as required under the Ohio General Corporation law.


     ACCOUNTING TREATMENT. The merger will be effected by an exchange of the Company's common stock for the outstanding common shares of the Predecessor Companies. The merger of the Company and the Predecessor Companies will be accounted for at historical cost. For accounting purposes, the Company will be the predecessor of the merged entity and its historical financial statements will be those of the new entity NetMed, Inc. The results of operations of the Predecessor Companies will be combined with those of the Company commencing on the Effective Date. See "THE MERGER - Anticipated Accounting Treatment."


     FEDERAL INCOME TAX CONSEQUENCES.   The following discussion is a general
summary of the principal federal income tax consequences of the Merger to individual United States shareholders of the Predecessor Companies who hold their shares as capital assets. The discussion is based on laws, regulations, rulings and decisions currently in effect. It is for general information only, and is not intended to be tax advice to any particular shareholder of the Company or a Predecessor Company. The discussion does not take into account rules that are applicable to shareholders of the Predecessor Companies that are subject to special treatment under the Code, including without limitation, insurance companies, dealers in securities, financial institutions, tax-exempt investors, foreign investors, shareholders who do not hold their stock as a capital asset and shareholders who acquired shares pursuant to the exercise of an employee stock option, employee stock purchase plan or otherwise as compensation. The discussion also does not address state, local or foreign tax consequences of the Merger. No rulings have been or will be requested from the Internal Revenue Service with respect to the tax consequences of the Merger.

     Assuming the Merger is consummated in the manner set forth in the Merger Agreement and qualifies as a reorganization under Section 368 of the Code, the principal federal income tax consequences of the Merger under present federal income tax law will be as described below.

     (a) No gain or loss will be recognized by the Company or the Predecessor Companies as a result of the Merger;

     (b) No gain or loss will be recognized by the holders of Predecessor Company shares upon the exchange of their shares of Predecessor Company shares for Company Shares pursuant to the Merger (except for any gain or loss attributable to cash received by a holder of Predecessor Company stock in payment of appraisal or dissenters' rights of appraisal or for fractional share interests to which they may be entitled );

     (c) The federal income tax basis of the Company Shares received by the shareholders of the Predecessor Companies (including fractional share interests to which they may be entitled) for their Predecessor Company shares will be the same as the federal income tax basis of the Predecessor Company shares surrendered in exchange therefor, increased by any gain recognized; and

     (d) The holding period for the Company Shares received by shareholders of the Predecessor Companies in exchange for their Predecessor Company shares will include the period for which the Predecessor Company shares exchanged therefor were held, provided that the exchanged Predecessor Company shares were held as a capital asset by such shareholder on the date of the exchange.

     It is a condition to the closing that the Company and the Predecessor Companies shall have received an opinion of Porter, Wright, Morris & Arthur which will be based upon certain certificates, representations and assumptions, substantially to the effect that, for federal income tax purposes the Merger will constitute a reorganization within the meaning of section 368(a) of the Code and will result in the tax consequences described above.

     No opinion will be expressed with respect to any other tax consequences of the exchange, including, without limitation, the tax consequences with respect to any shares of Predecessor Company stock that were acquired in contemplation of the Merger, were held by shareholders subject to special treatment under the Code, were not held as capital assets or were acquired by the holder thereof pursuant to any employee stock option, employee stock purchase plan or otherwise as compensation or pursuant to the exercise of any warrants to purchase shares of Predecessor Company stock. Further, no opinion will be expressed concerning the effect of state, local and foreign tax laws. An opinion of counsel is not binding upon the IRS, and there can be no assurance that the IRS will not take a position contrary to the positions reflected in such opinion or that such opinion will be upheld by the courts if challenged by the IRS.

     THE SPECIFIC TAX TREATMENT OF EACH SHAREHOLDER WILL DEPEND ON THE SHAREHOLDERS PARTICULAR FACTS AND CIRCUMSTANCES. EACH HOLDER OF COMPANY SHARES AND PREDECESSOR COMPANY SHARES IS ADVISED TO CONSULT WITH SUCH SHAREHOLDER'S OWN TAX ADVISER CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AS WELL AS THE APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES. See "THE MERGER - Certain Federal Income Tax Consequences."


REASONS FOR THE MERGER; RECOMMENDATION OF THE COMPANY'S AND THE PREDECESSOR COMPANIES' BOARDS OF DIRECTORS

     The Boards of Directors of the Company and the Predecessor Companies, have unanimously determined that the Merger Agreement and the Merger are advisable and fair and in the best interests of the Shareholders of the Company and the Predecessor Companies and unanimously recommend their respective shareholders approve the Merger Agreement and the Merger. The Boards of Directors of the Company and the Predecessor Companies believe that the Merger will: (i) create operating efficiencies in the combined entity that will permit the combined entity to better reach and penetrate the potential market; (ii) create greater resources in the combined entity, which will provide the opportunity to pursue and acquire other technologies thereby enhancing shareholder value; (iii) increase the value of the Company for its shareholders and afford the shareholders of the Predecessor Companies the opportunity to acquire an equity participation in a larger enterprise with larger equity value than any one of the Predecessor Companies; and (iv) offer the potential for greater liquidity for the shareholders of the Company and Predecessor Companies.


See "THE MERGER - Background of the Merger," "-

Reasons for the Merger" and "- Recommendation of the Predecessor Companies' Boards of Directors."

RESTRICTIONS ON TRANSFER OF THE COMPANY SHARES

     Certain persons who may be deemed "affiliates" of the Company or any of the Predecessor Companies for purposes of Rule 145 under the Securities Act ("Rule 145") will not be permitted to transfer their Company Shares issued in the Merger except (i) pursuant to an effective registration statement; (ii) in compliance with Rule 145; or (iii) pursuant to an exemption from the registration requirements of the Securities Act. This Prospectus does not cover resales of Company Shares by affiliates of the Company or the Predecessor
Companies.   In addition certain affiliates of the Company and the Predecessor
Companies have agreed not to sell their Company Shares for a specified period of time. See "THE MERGER - Resales by Affiliates."

     Under the terms of the Merger Agreement, certain additional restrictions on the transfer of shares of the Company will be imposed. Except with respect to certain privately negotiated sales, the Predecessor Company shareholders will be prohibited from selling more than an aggregate of 625,000 Company Shares during the one year period commencing on the closing date of the Merger. The number of Company Shares that each Predecessor Company shareholder will be entitled to sell is equal to the product of (A) the ratio of Company Shares received with respect to the conversion of the shareholder's shares in a Predecessor Company to the number of Company Shares so received by all shareholders of such Predecessor Company, times (B) the number of shares allocated to such Predecessor Company in the Merger Agreement for the relevant time period.


     In connection with the Merger, David J. Richards, John P. Kennedy and Carl K. Genberg ("Key Company Shareholders") have agreed that, except with respect to certain privately negotiated sales and certain transactions involving the pledge of their shares, they will not sell the Company Shares owned immediately after the effectiveness of Merger (including any Company shares received in the Merger) for a period of one year commencing on the closing of the Merger. See "Merger Agreement - Appendix A."

CERTAIN RELATED TRANSACTIONS

     Each of the other Predecessor Companies and the Company entered into a Loan Agreement, dated July 5, 1996 (the "Loan Agreement"), whereby the Company has agreed to advance to the other Predecessor Companies the expenses incurred by
each in connection with the Merger.   In addition, the Company will advance
funds necessary to pay reasonable expenses of ordinary business operations for the Predecessor Companies pending consummation of the Merger (collectively, the
"Advances").   Advances made to the Predecessor Companies in connection with the merger that was abandoned in June 1996 (the "Initial Advances") will be added to the Advances. The Initial Advances and the Advances will be evidenced by a promissory note bearing interest at an annual rate of 7%, payable 180 days after the earlier of the consummation of the Merger or the termination of the Merger Agreement. Promissory notes delivered by the Predecessor Companies will be secured by their shares of NSI common stock.

     The Loan Agreement was negotiated as part of the Merger Agreement. The Boards of Directors of the Company and the Predecessor Companies considered it to be in the best interests of their respective shareholders to use the cash that the Company had available to cover the Merger expenses and operating expenses prior to liquidating any of the NSI stock held by each.

     The Loan Agreement has been modified by a side-letter agreement among the Company, ERG, CCI and CCWP, dated July 16, 1996, which provides, among other things, terms relating to notice and cure periods for any defaults and credits for certain expenses that are paid directly by these Predecessor Companies.

     The Company entered into a loan agreement, dated March 14, 1996 with Cytology West, Inc. ("CWI") and Papnet Utah, Inc. ("PUI"). CWI is licensed to sell the PAPNET-Registered Trademark- System and the PAPNET-Registered Trademark- Service in Arizona, Nevada and San Diego County California. PUI is licensed to sell PAPNET-Registered Trademark- System and the PAPNET-Registered Trademark- Service in Utah. Carl Genberg, President of CWI, owns 383,616 shares of the Company's common stock and may be deemed to be an affiliate of the Company. CWI and PUI were originally to have been a parties to a merger with the Company and the Predecessor Companies, but that transaction was abandoned by the parties. CWI and PUI abandoned the transaction in order to pursue other technologies that the Company and the Predecessor Companies were not ready to pursue without assurances of the ability to obtain the financing necessary to commercialize them. The loan agreement provides for advances to CWI of up to $585,000 to cover certain operating expenses, expenses associated with the abandoned merger, and the acquisition of new technology. No specific amount was established for advances to PUI. The advances will bear interest at the rate of 7% per annum. As of June 15, 1996, the Company had advanced approximately $146,320 to CWI and $14,315 to PUI under the terms of the loan agreement, and no further advances will be made.

     The Company, the Predecessor Companies and certain individual shareholders of these companies entered into a Voting Agreement, dated July 5, 1996, pursuant to which the individual shareholders appointed John P. Kennedy and Cecil J. Petitti as their proxies and attorneys-in-fact for the purpose of voting their shares in the Company or Predecessor Company, as the case may be, in favor of the Merger, the Merger Agreement and the transactions contemplated thereby.

     The following eight individuals, all of whom are officers, directors and/or affiliates of one or more of the merging entities, are the only shareholders whose shares are subject to the Voting Agreement: David J. Richards, John P. Kennedy, Rodney M. Kinsey, Michael S. Blue, David Smith, David Allen, James Derck, and Alan Weisenberg.


     Mr. Richards and Mr. Kennedy together own 1,441,222 shares of common stock of the Company. Therefore, approximately 23.9% of the Company's outstanding shares are subject to the Voting Agreement. There are approximately 400 shareholders of the Company who are not parties to the Voting Agreement.


     Mr. Kinsey, Mr. Blue and Mr. Allen together own 4,575 shares of CCWP. CCWP has 9,150 shares of common stock outstanding and therefore 50% of CCWP's outstanding stock is subject to the Voting Agreement. There are eight shareholders of CCWP who are not parties to the Voting Agreement.


     Mr. Kinsey, Mr. Blue, Mr. Smith, and Mr. Allen together own 384 of the 905 outstanding shares of CCI. This represents 42.4% of the outstanding shares of CCI. There are 22 shareholders of CCI who are not parties to the Voting Agreement.


     Mr. Kinsey, Mr. Smith, Mr. Derck and Mr. Weisenberg together own 340 of the 578 outstanding shares of ERG. This represents 58.8% of ERG's total outstanding shares. There are 16 shareholders of ERG who are not parties to the Voting Agreement.


     Mr. Smith owns 7.72  shares of the 100  outstanding shares of common stock
of INC.   This represents 7.72% of the total outstanding shares of  INC.  There are 14 shareholders of INC who are not parties to the Voting Agreement.


     The Company has been managing the business operations of CIN, INC, ERG, and CCI since December 1995 and will continue to do so pending consummation of the Merger. The operations of these Predecessor Companies, like the operations of the Company, primarily involve the marketing of the PAPNET-Registered Trademark-technology. Because NSI did not obtain FDA approval for the PAPNET-Registered Trademark- technology until December 1995, the Predecessor Companies did not have significant operations prior to that time. The Company, however, had been actively involved, to the extent permitted by the FDA, in promoting the PAPNET-Registered Trademark- technology in its licensed territories. In addition to other general and administrative functions performed on behalf of the Predecessor Companies, the Company has been hiring and training sales personnel for their respective licensed territories.


     In August 1995, in connection with the sale by Mr. Richards of 30,000 shares of the Company's common stock, the Company granted Mr. Richards purchaser "piggyback" and one-time demand registration rights with respect to the shares purchased. The Company will bear all costs associated with the registration of the shares (excluding underwriter discount) in excess of $7,500. The demand registration rights expire in August 1997.


INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON


     On October 14, 1994, the Company loaned David J. Richards $50,000. The loan bears interest at the prime commercial rate plus .5%. The loan was originally due in January, 1996, but has been indefinitely extended pending consummation of the Merger and will be deemed a bonus and converted into compensation (incentive compensation for successfully negotiating the Merger) in the event that the Merger is consummated.


DISSENTER'S RIGHTS

     Under Ohio General Corporation Law, holders of record of shares of the Company and the Predecessor Companies who properly exercise and perfect dissenter's rights with respect to the Merger will have the right to receive the "fair cash value" of their shares (excluding any appreciation or depreciation in market value resulting from the Merger). In order to exercise such rights, holders must comply with the procedural requirements of Section 1701.85 of the Ohio Revised Code, a description of which is provided under "THE MERGER - Dissenter's Rights" and the full text of which is attached to this Prospectus as
Appendix B.   Failure to take any of the steps required under Section 1701.85 on a timely basis may result in the loss of dissenter's rights. See "THE MERGER - Dissenter's Rights."

COMPARATIVE PER SHARE INFORMATION

     The following displays comparative historical and pro forma per share data for the Company and the Predecessor Companies. The pro forma per share data for the Predecessor Companies is calculated based on the number of the Company shares that will be exchanged for the Predecessor Companies common shares outstanding if the Merger is consummated. The pro forma per share data for Combined NetMed is calculated based on the weighted average number of the Company shares that were outstanding during the period plus common stock equivalents (if dilutive) and the number of the Company shares that will be exchanged for the Predecessor Companies' common shares outstanding if the Merger is consummated.


                                                      PAPNET OF OHIO, INC.
                                      ------------------------------------------------
                                                 DECEMBER 31               JUNE 30
                                          1993      1994      1995      1995      1996
                                      ------------------------------------------------
Earnings (loss) for the period ended     $(.05)    $(.05)   $  .21     $(.03)    $(.04)
Dividends                                    -         -         -         -         -
Book value                                 .16       .13      1.03       .10       .79


                                   PREDECESSOR COMPANIES - PRO FORMA
                                --------------------------------------
                                                                       PRO FORMA
                                            CCI &                      COMBINED
                                    ERG     CCWP        INC      CIN    NETMED
                                ------------------------------------------------
Earnings for the year ended
  December 31, 1995              $  .27      $.25      $.13      $.19    $  .22
Dividends                             -         -         -         -         -
Book value at December 31, 1995    1.08       .96       .70       .76       .99


Earnings (loss) for the six
  months ended June 30, 1996      $(.06)    $(.02)    $(.03)    $(.06)    $(.04)
Dividends                             -         -         -         -         -
Book value at June 30, 1996         .80       .72       .49       .52       .74

MARKET PRICE DATA

     Currently, there is no public market for the common stock of any Predecessor Company. There has been a limited over the counter public market for the shares of the Company, which are quoted on the NASDAQ Bulletin Board. The ask and bid prices for the Company's common stock on the date immediately preceding the public announcement of the Merger were $11.00 and $10.75, respectively. The following are the high and low quarterly closing bid and asked prices per Company share for 1994, 1995 and the first half of 1996, which have been adjusted to reflect 2-for-1 stock splits in May 1994, May 1995 and December 1995. The prices shown represent quotations between dealers, without adjustments for retail markups, markdowns or commissions and may not represent actual transactions:


     1994                   High                      Low
     ----                   ----                      ---

     2nd Qtr.            $  7.50                      3.75
     3rd Qtr.               6.875                     3.625
     4th Qtr.               4.25                      3.50

     1995
     ----

     1st Qtr.               5.398                     3.75
     2nd Qtr.               8.094                     7.875
     3rd Qtr.              17.688                    10.75
     4th Qtr.              15.688                    13.375

     1996
     ----

     1st Qtr.              13.00                      9.375
     2nd Qtr.              10.75                      8.375


     As of June 30, 1996, the Company had 6,040,116 shares issued and outstanding.


DIVIDEND HISTORY

     The Company has paid no cash dividends since its formation. The Company presently anticipates that all of its future earnings will be retained for the development of its business and does not anticipate paying cash dividends on the Company common stock in the foreseeable future. The payment of any future dividends will be at the discretion of the Company's Board of Directors and will be based on the Company's future earnings, financial condition, capital requirements and other relevant factors.

     OTHER MATTERS TO BE CONSIDERED AT THE MEETING


     In addition to the Merger, shareholders of the Company will be asked to approve amendments to the Company Articles and the Company Regulations and to elect four Class I directors and three Class II directors. Approval of the Merger is conditioned on the approval of the amended Company Articles and Company Regulations, which requires the affirmative vote of holders of shares entitling them to exercise at least two-thirds of the voting power of the Company. As of June 30, 1996, the Company had 6,040,116 shares of common stock issued and outstanding and entitled to vote at the Meeting. Each share of common stock outstanding on the record date entitles the holder to one vote on the approval of the Merger, the amended Company Articles and the amended Company Regulations. Shareholders of the Company are entitled to cumulate their votes in the election of directors, which permits a shareholder to give one nominee as many votes as the number of directors to be elected multiplied by the number of shares held by the shareholder, or to distribute the votes on the same principle among two or more of the nominees. In order to exercise this right, a shareholder must notify the president, vice president or secretary of the Company in writing not less than 48-hours in advance of the Meeting. The adoption of the Company Articles will eliminate the right to cumulate votes in the election of directors after the Merger is effective. See "COMPARISON OF CERTAIN RIGHTS OF THE COMPANY AND THE PREDECESSOR COMPANY SHAREHOLDERS - Amendment of Company Articles and Company Regulations"


     The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of common stock of the Company at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. For purposes of determining the number of shares of common stock of the Company voting on any other matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.


                                  RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, SHAREHOLDERS OF THE COMPANY AND THE PREDECESSOR COMPANIES SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE MAKING A DECISION REGARDING THEIR VOTE ON THE MERGER.

     LIMITED OPERATING HISTORY. The Company was formed on October 25, 1989. Because the Company is in the early stage of its operations it is subject to all the risks incident to the creation and development of a new business, including the absence of earnings and minimal net worth. The Company has to date had no appreciable income from operations, and as of June 30, 1996 has an accumulated deficit of $444,057. See INDEX TO FINANCIAL STATEMENTS and "THE COMPANY-General".

     PUBLIC MARKET. To date, the Company's common stock has traded on a limited over the counter market. Although the Company expects that a public market will develop for its common stock upon consummation of the Merger, there can be no assurance of that market. Also, there can be no assurance that, if a market develops, that it will be an active, liquid or continuous trading market. The stock market has experienced extreme price and volume fluctuations and volatility that has particularly affected the market prices of many technology, emerging growth and developmental stage companies. Such fluctuations and volatility have often been unrelated or disproportionate to the operating performance of such companies. Factors such as announcements of the introduction of new or enhanced services or related products by the Company or its competitors may have a significant impact on the market price of the Company's common stock.


     CONTROL BY PRINCIPAL SHAREHOLDERS. Upon completion of the Merger, the directors, executive officers and principal shareholders (5% or greater) of the Company and their affiliates will collectively own approximately 26.9% of the outstanding Company common stock. As a result, these shareholders will be able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may have the effect of delaying or preventing a change in control of the Company. See "The Company - Principal
Shareholders."


     SHARES ELIGIBLE FOR FUTURE SALE; POSSIBLE ADVERSE EFFECT ON MARKET PRICE. Upon completion of the Merger, the Company will have 10,890,149 shares of common stock outstanding. Of these shares, 5,390,556 shares will be held by nonaffiliates of the Company or the Predecessor Companies and will be, subject only to the restrictions on transfer imposed by or in connection with the Merger Agreement, freely tradeable without restriction or further registration under the Securities Act. The remaining 5,499,593 shares are or will be held by affiliates of the Company or the Predecessor Companies, who will be entitled to resell them, subject to the restrictions on transfer imposed by or in connection with the Merger Agreement, only pursuant to a registration statement under the Securities Act or an applicable exemption from registration thereunder such as an exemption provided by Rule 144 under the Securities Act, or, in the case of shares acquired in connection with the Merger by affiliates of the Predecessor Companies, in compliance with the provisions of Rule 145 under the Securities Act.


     Sales of substantial amounts of the Company common stock in the public market or the prospect of such sales after the Merger could adversely affect the market price of the Company common stock.


     FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING. If additional funds are needed for the Company's operations, there can be no assurance that such funds will be available on terms favorable to the Company, or at all. If additional funds are raised through the issuance of equity securities, the percentage ownership of the then current shareholders of the Company may be reduced and such equity securities may have rights, preferences or privileges senior to those of the holders of the Company's common stock.


     LACK OF PROSPECTIVE DIVIDENDS. The Company does not contemplate the payment of dividends on the Company Shares for the foreseeable future. The Company has accumulated substantial losses since its inception and there can be no assurance that the Company's operations will result in sufficient revenues to enable the Company to operate at profitable levels or to generate positive cash flow. Any earnings generated from the operations of the Company will be used to finance the business and growth of the Company. See "DESCRIPTION OF SECURITIES
- -Dividends."


     LICENSE AGREEMENT. NSI has granted the Company rights with respect to the marketing of the PAPNET-Registered Trademark- System and PAPNET-Registered Trademark- Service; the Company has no ownership rights in the underlying technology. The Company's marketing rights and the revenues generated by these activities, are governed by the terms of a License Agreement with NSI (the "License Agreement"). While the Company has exclusive rights to market the PAPNET-Registered Trademark- System and PAPNET-Registered Trademark- Service in the "Territory," as defined in the License Agreement, the License Agreement does not prohibit NSI from conducting sales activities in the Territory directly through its national sales force.


     The License Agreement imposes significant territorial and other restrictions on the Company's marketing rights, and places certain limitations on the amounts of royalty revenues which the Company can generate through the marketing of the PAPNET-Registered Trademark- System and PAPNET-Registered Trademark- Service.


     The License has a limited term - expiring on December 31, 2025, but the Company has an option to renew the License Agreement upon payment of a fee based on the present value of future royalty revenues. The License Agreement is otherwise noncancellable. See "THE COMPANY - The License."



     RELIANCE ON NSI. The business of the Company is dependent upon a number of factors, many of which are controlled by NSI. These factors include maintaining the PAPNET-Registered Trademark- System's compliance with FDA and other regulatory requirements, maintenance of the technological advantages of the PAPNET-Registered Trademark- System, maintenance of product liability insurance, the ability to manufacture and deliver the equipment required to operate the PAPNET-Registered Trademark- System, and the ability to build and operate the Scanning Station portion of the PAPNET-Registered Trademark- System. Further, NSI is in a stage of development that may require additional funding for its internal operations. In the event that NSI should fail to perform in any of these areas, or in any others which could affect its licensees, such failure could have an adverse effect on the Company and its business. The Company is dependent and relies upon NSI for product information, support and marketing and other pertinent information.

     Further, NSI does not manufacture all of the equipment used in the PAPNET-Registered Trademark- System, and is therefore dependent upon others to do so. The failure of NSI's suppliers to perform could have an adverse effect on the Company's business.

     NEED FOR MARKET ACCEPTANCE OF THE PAPNET-Registered Trademark- SYSTEM. The Company's future performance will depend to a substantial degree upon market acceptance of the PAPNET-Registered Trademark- System. The extent of, and rate at which, market acceptance and penetration are achieved by the PAPNET-Registered Trademark- System are functions of many variables including, but not limited to, price, effectiveness, acceptance by patients, physicians and laboratories (including the ability of laboratories to hire additional cytotechnologists), manufacturing, slide processing and training capacity, reimbursement practice and marketing and sales efforts. There can be no assurance that the PAPNET-Registered Trademark- System will achieve or maintain acceptance in its target markets. See "THE COMPANY - The Market."

     RELIANCE ON A SINGLE PRODUCT. While the Company intends to develop or acquire other technologies, it has concentrated its efforts primarily on the marketing of the PAPNET-Registered Trademark- System and will be dependent upon
the successful development of that product to generate revenues.   Accordingly,
for the foreseeable future, the Company's success will be dependent upon the marketing of the PAPNET-Registered Trademark- System.

     DEPENDENCE ON PATENTS AND PROPRIETARY TECHNOLOGY. The technology underlying the PAPNET-Registered Trademark- System is protected by broad patent protection granted to NSI with respect to the use of neural networks in automated and semi-automated cytology. There can be no assurance that the NSI patents will afford protection from material infringement or that such patents will not be challenged. NSI and the Company will also rely on trade secrets and proprietary know-how, which they will seek to protect, in part, through confidentiality agreements with employees, consultants and other parties. There can be no assurance that these agreements will not be breached, that there will be adequate remedies for any breach or that trade secrets of NSI or the Company will not otherwise become known to, or independently developed by, competitors.

     The medical device industry has been characterized by extensive litigation regarding patents and other intellectual property rights. Although patent and intellectual property disputes in the medical device area have often been settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and there can be no assurance that necessary licenses would be available to NSI or the Company on satisfactory terms or at all. Adverse determinations could limit the value of NSI's or the Company's issued patents or result in invalidation of those patents, subject NSI or the Company to significant liabilities to third parties, require NSI or the Company to seek licenses from third parties or prevent NSI or the Company from manufacturing and selling its products, any of which could have a material adverse effect on the Company's business, financial condition and results of operations. See "THE COMPANY - NSI".

     PRODUCT LIABILITY. The business of the Company could expose it to the risks inherent in the production and distribution of medical diagnostic equipment. Although NSI has attempted to reduce the exposure to product liability risk by disclosing the demonstrated range of accuracy of the PAPNET-Registered Trademark- System, there can be no assurance that the Company will not be exposed to liability resulting from the failure or inaccuracy of the PAPNET-Registered Trademark- System. Neither the Company nor any Predecessor Company carries product liability insurance. However, NSI is required, under the terms of the License Agreement, to name the Company and each Predecessor Company as additional insureds on its product liability policy.

     TECHNOLOGY RISKS. NSI, and consequently the Company, are dependent upon the technological advantages of the PAPNET-Registered Trademark- System and its patent protection. There can be no assurance that NSI will be able to maintain such advantages, and the failure to do so could have adverse consequences on the business of the Company.

     GOVERNMENT REGULATION. NSI's services, products and manufacturing activities are subject to extensive and rigorous government regulation, including the provisions of the Medical Device Amendment to the Federal Food, Drug and Cosmetic Act. Commercial distribution in certain foreign countries is also subject to government regulations. The process of obtaining required regulatory approvals can be lengthy, expensive and uncertain. Moreover, regulatory approvals, if granted, may include significant limitations on the indicated uses for which a product may be marketed. The FDA actively enforces regulations prohibiting marketing without compliance with the premarket approval provisions of products and conducts periodic inspections to determine compliance with Good Manufacturing Practice regulations.

     The FDA recently warned the Company that certain promotional materials relating to the PAPNET-Registered Trademark- System appearing on the Company's World Wide Web site failed to comply with certain FDA premarket approval regulations. The FDA cited specific claims made in these materials and advised the Company that it should review these and other promotional materials to ensure compliance with the regulations. While the Company believes that the materials comply in all respects with applicable regulations, it has suspended access to these materials on its Web site pending final resolution of the FDA's comments as contained in the warning letter.

     Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspensions of approvals, seizures or recalls of products, operating restrictions and criminal prosecutions. Furthermore, changes in existing regulations or adoption of new regulations could prevent NSI from obtaining, or affect the timing of, future regulatory approvals. The effect of governmental regulation may be to delay for a considerable period of time or to prevent the marketing and/or full commercialization of future products or services that NSI or the Company may develop and/or impose costly requirements on NSI or the Company. There can be no assurance that NSI or the Company will be able to obtain regulatory approvals of any products on a timely basis or at all. Delays in receipt of or failure to receive such approvals or loss of previously received approvals would adversely affect the marketing of NSI's and the Company's proposed products. There can also be no assurance that additional regulations will not be adopted or current regulations amended in such a manner as will materially adversely effect NSI or the Company.

     COMPETITION. The Company is aware of several companies that either have developed or are developing Pap smear classification systems that are competitive with the PAPNET-Registered Trademark- System. Commercial availability of such products could have a material adverse effect on the Company's business, financial condition and results of operations. NSI's competitors may have substantially greater financial, manufacturing, marketing and technical resources than NSI and represent significant potential long-term competition for NSI. NSI's competitors may succeed in developing products that are more effective or less costly than any that may be developed by NSI. These competitors may also prove to be more successful than NSI in production and marketing. New developments are expected to continue at a rapid pace in both industry and academia. There can be no assurance that research and development by others will not render NSI's current and contemplated products obsolete. Competition may increase further as a result of advances that may be made in the commercial applicability of technologies and greater availability of capital for investment in these fields. Since the Company was organized, competitors have made strides in developing automated or semi-automated system that could successfully compete with the PAPNET-Registered Trademark- System.

     RELIANCE ON MANAGEMENT. The success of the Company's operations is highly dependent upon David J. Richards who has devoted much effort in marketing the PAPNET-Registered Trademark- System. The loss of Mr. Richards as an employee could have an adverse effect on the business of the Company. The Company has no employment agreement with Mr. Richards and does not own any insurance policies on his life.

     ANTI-TAKEOVER PROVISIONS; CERTAIN PROVISIONS OF OHIO LAW; ARTICLES OF INCORPORATION AND REGULATIONS. Certain provisions of Ohio law, the Company's Articles of Incorporation and Regulations could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. The Company's Articles of Incorporation provide for the Board of Directors to be divided into three classes of directors serving staggered three-year terms (unless there are fewer than 9 Directors, in which case there will be two classes). Such classification of the Board of Directors expands the time required to change the composition of a majority of directors and may tend to discourage a proxy contest or other takeover bid for the Company. See "COMPARISON OF CERTAIN RIGHTS OF THE COMPANY AND THE PREDECESSOR COMPANY SHAREHOLDERS - Amended Company Articles." Certain provisions of Ohio law and the Company's Articles allow the Company to issue preferred stock (the "Preferred Stock") with rights senior to those of the Company's common stock without any further vote or action by the shareholders. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to the holders of the Company's common stock or could adversely affect the rights and powers, including voting rights, of the holders of the Company's common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the Company's common stock. See "COMPARISON OF CERTAIN RIGHTS OF THE COMPANY AND THE PREDECESSOR COMPANIES SHAREHOLDERS - Amended Company Articles" and "Ohio General Corporation Law." Additionally, upon completion of the Merger, the directors, executive officers and existing principal shareholders of the

Company and their affiliates will collectively own approximately 31% of the outstanding common stock. Such concentration of ownership may have the effect of delaying or preventing a change in control of the Company. See "RISK FACTORS - Control by Principal Shareholders" and "THE COMPANY - Principal Shareholders."




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                                      -18-

                SELECTED HISTORICAL FINANCIAL DATA OF THE COMPANY

     The selected financial data which follows have been derived from the financial statements of the Company included elsewhere in this Prospectus. The selected combined financial data set forth below should be read in conjunction with "THE COMPANY - Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company" and the Financial Statements and Notes thereto included elsewhere in this Prospectus. See "INDEX TO FINANCIAL STATEMENTS."



                                             YEAR ENDED                             SIX MONTHS ENDED
                                            DECEMBER 31                                  JUNE 30

                                       1993            1994          1995           1995           1996
                                   -----------------------------------------------------------------------
                                                                                       (UNAUDITED)
Royalty Revenue                   $    4,322     $   24,765     $   48,000     $   21,340     $   27,099

Operating Expenses
  Salaries and Benefits              180,909        184,113        284,041        101,278        125,973
  Sales and Marketing                 41,881         26,433         62,079         23,692         45,125
  Professional                        38,935         40,664         32,854         14,786         21,121
  Payroll and franchise taxes         19,272         20,831         22,316         17,089         28,843
  Depreciation and amortization        8,916          8,152          7,496          3,469          3,000
  Office and other                         -         47,168         57,948         27,198         32,945
  Merger                                   -              -        106,415              -        134,450
                                   -----------------------------------------------------------------------
Total operating expenses             289,913        327,361        573,149        187,512        391,457
                                   -----------------------------------------------------------------------

Operating loss                     (289,591)      (302,596)      (525,149)      (166,172)      (364,358)

Other income (expense)
  Interest income                      9,037         19,059         16,606         11,240         10,871
  Interest expense                     (514)              -          (264)           (39)              -
  Equity income in partnerships            -              -         49,638              -        (4,081)
  NSI settlement and common stock
  transactions                             -              -      1,715,399              -              -
                                   -----------------------------------------------------------------------
Total other income                     8,523         19,059      1,781,379         11,701          6,780
                                   -----------------------------------------------------------------------
Income (loss) before income taxes  (277,068)      (283,537)      1,256,230      (154,971)      (367,578)

Income tax provision (benefit)             -              -       (68,715)              -      (122,001)
                                   -----------------------------------------------------------------------
Net income (loss)                 $(277,068)     $(283,537)     $1,324,945      (154,971)      (235,577)
                                   -----------------------------------------------------------------------
                                   -----------------------------------------------------------------------
Net income (loss) per share       $    (.05)     $    (.05)     $      .21     $    (.03)     $    (.04)
                                   -----------------------------------------------------------------------
                                   -----------------------------------------------------------------------

Shares used in computation         5,623,000      5,860,336      6,349,594      5,870,778      6,072,936
                                   -----------------------------------------------------------------------
                                   -----------------------------------------------------------------------

Balance Sheet Data:

Total assets                                        768,934      8,945,789                     6,724,648
Total stockholders' equity                          738,600      6,253,679                     4,778,179


                                   THE  MERGER

BACKGROUND OF THE MERGER


     Management of the Company and the Predecessor Companies began discussing a possible business combination in early 1995. These discussions culminated in the signing of a letter of intent, dated February 1, 1995, summarizing the discussions and understandings of the parties regarding a proposed merger of the Company and the Predecessor Companies (the "Letter of Intent"). The Letter of Intent did not contain specific terms or a specific structure for the combination. The parties to the Letter of Intent had to agree on the relative valuation of the combining entities and certain other issues. NSI's pending initial public offering and disagreements with NSI involving the Company's and the Predecessor Companies' rights under their respective license agreements with NSI also contributed to the delay in finalizing the Merger Agreement.

     On December 5, 1995, the Company and the Predecessor Companies entered into a Settlement Agreement with NSI, which settled all disputes with NSI as of that date. The Settlement Agreement included the License Agreement for the licensing of rights to the PAPNET-Registered Trademark- System and the PAPNET-Registered Trademark- Service that the Company and each of the Predecessor Companies approved. NSI also closed its initial public offering on December 7, 1995.


     In March 1996, the Company and the Predecessor Companies agreed to a merger in which CWI and PUI were to have been parties. CWI would have been the surviving corporation, but that transaction was abandoned in June 1996, and the parties decided to proceed without the participation of CWI and PUI. CWI and PUI abandoned the transaction in order to pursue other technologies that the Company and the Predecessor Companies were not ready to pursue without assurances of the ability to obtain the financing necessary to commercialize them.




REASONS FOR THE MERGER; RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS




     In evaluating the proposed Merger, the Board of Directors of the Company, with the assistance of outside counsel and other advisors, considered a variety of factors. These factors, all of which supported its determination, include the following:





     (i) the information provided to the Company Board by the officers with respect to the financial and other aspects of the Merger, including economies of scale with the consolidation of marketing of efforts in the licensed territories;





     (ii) the review of the material terms and conditions of the Merger as reflected in the Merger Agreement, including the amount and form of consideration to be paid in exchange for the Predecessor Company shares;





     (iii) the dilution to the Company shareholders and the likelihood that the Merger would produce greater shareholder value; and





     (iv) the impact of the Merger on the long-term goals, interest, prospects and objectives of the Company.





     The foregoing discussion of the information and factors discussed by the Board of Directors of the Company is not meant to be exhaustive, but is believed to include all material factors considered by the Company Board.
The Company Board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Merger is in the best interest of its shareholders.





REASONS FOR THE MERGER; RECOMMENDATION OF THE PREDECESSOR COMPANIES' BOARDS OF DIRECTORS





     Because the Predecessor Companies did not have any significant operations prior to December 1995, when NSI obtained FDA approval of the PAPNET-Registered Trademark- technology, the factors considered by each of them in agreeing to the Merger were similar. In approving the Merger and recommending it to their respective shareholders, the directors of the Predecessor Companies considered a number of factors without assigning relative weights thereto, including:





     (i) the information provided to the directors of the Predecessor Companies by their respective officers with respect to the financial and other aspects of the Merger and the potential of each Predecessor Company if the Merger were not to be effected;





     (ii) the review of the material terms and conditions of the Merger as reflected in the Merger Agreement, including the amount and form of consideration;





     (iii)  the conditions precedent to the Merger;





     (iv) the structure of the Merger, which the directors believed would permit holders of the Predecessor Companies' shares to exchange all of their shares on a tax-free basis;





     (v)    the marketing and competitive advantages gained;





     (vi)   the opportunity to enhance shareholder value; and





     (vii) the likelihood that the consummation of the Merger eventually would provide the shareholders of the Predecessor Companies with liquidity for their investment.





     The foregoing discussion of the information and factors discussed by the directors of the Predecessor Companies is not meant to be exhaustive, but is believed to include all material factors considered. The directors of the Predecessor Companies did not quantify or attach any particular weight to the various factors considered in reaching a determination that the Merger is in the best interest of their respective shareholders.

     The directors of the Company and the Predecessor Companies have unanimously determined that the Merger Agreement and the Merger are advisable and fair and in the best interests of the Company and the Predecessor Companies and recommend that their respective shareholders approve the Merger Agreement and the Merger.

REQUIRED VOTE

     ERG, CCWP, and CCI are all Ohio corporations and their respective articles of incorporation provide that where Ohio General Corporation Law requires the affirmative vote of greater than a majority of the shares entitled to vote on a matter, that matter can be approved by a majority of the shares entitled to vote on the matter. Accordingly, approval of the Merger, Merger Agreement and the transactions contemplated thereby requires the affirmative vote of the holders of the issued and outstanding shares of ERG, CCWP, and CCI common stock entitling them to exercise a majority of the voting power of the respective corporations.


     The Company, CIN, and INC are also Ohio corporations, but their respective articles of incorporation do not provide for majority approval of transactions like those contemplated by the Merger and the Merger Agreement. Accordingly, the Merger, the Merger Agreement and the transactions contemplated thereby must be approved by the affirmative vote of the holders of the issued and outstanding shares of the Company, CIN, and INC common stock entitling them to exercise at least two-thirds of the voting power of the respective corporations.


     As of June 30, 1996, the Company had 6,040,116 shares of its common stock issued and outstanding. Officers, directors and affiliates of the Company own, in the aggregate, 1,984,838 shares of the Company's issued and outstanding common stock, which represents 33% of the issued and outstanding common shares. See "THE COMPANY - Principal Shareholders." The Company's Board of Directors has recommended approval of the Merger to the shareholders and each of the Company's directors intend to vote in favor of the Merger. These directors own 26.5% of the issued and outstanding common stock of the Company.

THE MERGER AGREEMENT

     The following is a brief summary of material provisions of the Merger Agreement, a copy of which is attached as Appendix A to this Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement. Shareholders are urged to read the Merger Agreement carefully. Exhibits to the Merger Agreement are not included in Appendix A, but have been included in the exhibits filed with the Registration Statement of which this Prospectus is a part.

     The Merger Agreement provides that, as promptly as practicable following the approval of the Merger by the shareholders of the Company and the Predecessor Companies and the satisfaction or waiver of the other conditions to the Merger, but in no event later than two days thereafter, the Predecessor Companies will be merged with and into the Company, with the Company continuing as the surviving corporation under the name "NetMed, Inc."

     Upon the satisfaction or waiver of all conditions to the Merger, the Merger will become effective upon the filing of a certificate of merger by the Company and the Predecessor Companies with the Secretary of State of Ohio in accordance with Ohio General Corporation Law. The anticipated Effective Time is not until September 1996.

     MERGER CONSIDERATION GENERALLY. In the Merger, all outstanding shares of the Predecessor Companies' common stock, including shares of Predecessor Company common stock issuable upon the exercise of outstanding warrants and options, shall be converted into the right to receive the Company Shares, based on the following conversion table:

                                           Number of Company Shares
                                             for each Predecessor
      Predecessor Company                        Company Share
      -------------------                        -------------
              CIN                                 1,121.6652
              INC                                 4,491.7064
              ERG                                 3,237.2643
             CCWP                                    37.3971
              CCI                                 1,487.6186


     The Merger Consideration was determined through the application of certain objective criteria, including the population of each licensed territory and the number of NSI shares owned by the Company and each of the Predecessor Companies. In addition, the fact that the Company had a history of operations was given some weight in determining the Merger Consideration.

     FRACTIONAL SHARES.  No fractional shares will be issued in the Merger.

     CONDITIONS TO CONSUMMATION OF THE MERGER.   The respective obligations
of the Company and the Predecessor Companies to consummate the Merger are subject to certain conditions, including among others the adoption of the Merger and the Merger Agreement by the holders of the requisite number of shares of the Company and Predecessor Companies' common stock; the compliance by each of the parties to the Merger Agreement with its material obligations thereunder and the truth of the representations and warranties made by each of the parties on the date of the Merger Agreement and at the Effective Time; the Registration Statement shall have become effective under the Securities Act; the Company shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the Company Shares pursuant to the Merger and the Merger Agreement; the Company shares shall have been admitted for quotation on the National Market of the National
Association of Securities Dealers, Inc. Automated Quotation system ("NASDAQ NMS"); at the time of the consummation of the transactions contemplated by the Merger Agreement (the "Closing"), the shareholders of the Company or any Predecessor Company entitled to assert dissenter's rights shall own in the aggregate less than 10% of the outstanding shares of the Company or the Predecessor Company; and the Company and the Predecessor Companies having received an opinion of Porter, Wright, Morris & Arthur, counsel to the Company, to the effect that, among other things that, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and each Predecessor Company will be a party to that reorganization within the meaning of Section 368(b) of the Code and that the holding period for the Company Shares received in exchange for the Predecessor Company shares will include the period for which the Predecessor Company shares were held, provided that the Predecessor Company shares were held as a capital asset. The NASD has advised the Company that it appears that the Company's common shares will not be eligible for listing on NASDAQ/NMS. Based upon discussions among the parties to the Merger
Agreement, the Company expects that this condition of the Merger will be waived. See "THE MERGER - The Merger Agreement (Conditions to Consummation of the Merger)."

     REPRESENTATIONS AND WARRANTIES. In the Merger Agreement, each of the Predecessor Companies and the Company has made certain representations and warranties relating to, among other things: (i) its corporate organization and qualification; (ii) its capitalization; (iii) its corporate power and authority relative to the Merger Agreement; (iv) the absence of conflicts with its constituent documents and material agreements; (v) filings required to be made with and consents required to be obtained from governmental entities in connection with the transactions contemplated by the Merger Agreement; (vi) the accuracy of the information supplied for this prospectus and the Registration Statement; and (vii) the absence of changes that would have a material adverse effect on the properties, assets, financial condition, operating results or business.

     CERTAIN AGREEMENTS AND COVENANTS. Pursuant to the Merger Agreement, each of the Predecessor Companies and the Company agree that, without the consent of the other parties, among other things: (i) each party will carry on its respective businesses as usual, regular and ordinary course, consistent with past practice; (ii) it will not amend its articles of incorporation or code of regulations; (iii) it will not cause a split, combination, or re-classification of any of its outstanding capital stock; (iv) it will not cause the declaration, setting aside or payment of any dividend; (v) it will not cause the redemption, purchase, acquisition, or offer to acquire, of any shares of capital stock; (vi) it will not cause the issuance, sale, pledge, or disposition of, or agreement to issue, sell, pledge, or dispose of, any stock of, or securities convertible or exchangeable for, or any option, warrant or right of any kind to acquire any shares of capital stock of any class of stock or other securities or equity equivalents (other than pursuant to the exercise of currently outstanding options or warrant); (vii) it will not incur or guarantee of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice; or (viii) no party shall change any of the accounting principles or practices used by it (except as required by GAAP).

     LOCK-UP AGREEMENT. Under the terms of the Merger Agreement, certain additional restrictions on the transfer of shares of the Company will be imposed. Except with respect to certain privately negotiated sales, the Predecessor Company shareholders will be prohibited from selling more than an aggregate of 625,000 Company Shares during the one year period commencing on the closing date of the Merger. The number of Company Shares that each Predecessor Company shareholder will be entitled to sell is equal to the product of (A) the ratio of Company Shares received with respect to the conversion of the shareholder's shares in a Predecessor Company to the number of Company Shares so received by all shareholders of such Predecessor Company, times (B) the number of shares allocated to such Predecessor Company in the Merger Agreement for the relevant time period.


     In connection with the Merger, David J. Richards, John P. Kennedy and Carl A. Genberg ("Key Company Shareholders") have agreed that, except with respect to certain privately negotiated sales and certain transactions involving the pledge of their shares, they will not sell the Company Shares owned immediately after the effectiveness of the Merger (including any Company Shares received in the Merger) for a period of one year commencing on the closing of the Merger. See "Merger Agreement - Appendix A."


     TERMINATION.   The Merger Agreement may be terminated by mutual consent of all of the parties; by any of the parties if the Merger shall not have been consummated before September 30, 1996 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate the Merger Agreement); by any party if any permanent injunction or other order of a court or other competent authority shall have become final and non-appealable; or by any party if any required approval of the shareholders of such party or any other party shall not have been obtained.
The Merger Agreement may also be terminated by a vote of the majority of a seven member interim advisory board (the "Advisory Board") appointed by the parties. The Company currently expects that due to delays in the originally anticipated effective date of the Registration Statement and compliance with legal requirements relating to the time period of notice of the shareholder meetings, the Merger will not be effective by September 30, 1996. However, based upon discussions among the parties to the Merger Agreement, the Company expects that this condition will be waived and that the Merger will become effective in October, 1996.


     In the event that the Merger Agreement is terminated, the Merger Agreement shall be void and have no effect, without any liability on the part of any party or its affiliates, directors, officers, or shareholders. Notwithstanding the foregoing, the parties to the Merger Agreement will continue to be bound by the provisions of the Merger Agreement that relate to: (i) their respective obligations as to confidentiality and the payment of any broker's or finder's fees; (ii) a party's obligation to pay liquidated damages in the amount of $500,000 to the other parties if the termination arises out of that party's failure to obtain the required approval of the Merger and the Merger Agreement or that party's breach of the Merger Agreement; and
(iii) a party's obligation to pay its share of all costs and expenses incurred by the parties in connection with the Merger and the transactions contemplated by the Merger Agreement. A party's share of any liquidated damages paid as a result of a termination of the Merger or its share of costs and expenses required to be paid by it under the Merger Agreement shall be in proportion to the number of the Company Shares that are or would have been owned by the party's shareholders immediately after the Effective Time. See "THE MERGER - Merger Agreement (Termination)."





EXCHANGE OF CERTIFICATES

       The Huntington National Bank, N.A., the Company's transfer agent (the "Exchange Agent"), will mail to each holder of record of Predecessor Company shares a letter of transmittal and instructions for use in effecting the surrender of the Predecessor Company certificates (the "Certificates") in exchange for certificates representing the Company's common stock. Upon surrender of a Certificate to the Exchange Agent, together with a letter of transmittal, duly executed, the holder of the Certificate shall be entitled to receive in exchange therefor the certificates representing the shares of common stock of the Company in accordance with the provisions of the Merger Agreement.

AMENDMENT TO ARTICLES OF INCORPORATION

     At the Effective Time and upon the filing of the Certificate of Merger with the Ohio Secretary of State, the Company's Articles of Incorporation will be amended. See "COMPARISON OF CERTAIN RIGHTS OF THE COMPANY AND THE PREDECESSOR COMPANY SHAREHOLDERS - Articles of Incorporation."

DISSENTER'S RIGHTS

     THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO DISSENTING SHAREHOLDER RIGHTS UNDER THE OHIO GENERAL CORPORATION LAW AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 1701.85 WHICH IS REPRINTED IN ITS ENTIRETY AS APPENDIX B TO THIS PROSPECTUS.

     The Company, CIN, INC, ERG, CCWP, and CCI are all Ohio corporations. Shareholders of any of the parties who (i) are shareholders of record on the record date established for determining who is entitled to notice of the meeting called for the purpose of approving the Merger, (ii) do not vote in favor of the Merger, and (iii) who, within 10 days after the date of the vote on the Merger is taken, deliver written demand in compliance with the provisions of Section 1701.85(A)(2) of the Ohio Revised Code, shall be entitled to receive the fair cash value of the shares that were not voted in favor of the Merger (the "Dissenting Shares"). The written demand must set forth the shareholder's address, the number and class of stocks as to which the stockholder seeks relief and the amount the shareholder claims as the fair cash value of the Dissenting Shares.

     If a constituent corporation receives a written demand from a shareholder seeking the fair cash value of Dissenting Shares, it may request the certificate or certificates that represent the Dissenting Shares. The dissenting shareholder must deliver the certificate or certificates representing the Dissenting Shares to the corporation within 15 days of the date of its request therefor or the shareholder's rights with respect to the Dissenting Shares will terminate. If the certificate or certificates representing the Dissenting Shares are delivered to constituent corporation, it must promptly endorse the certificates with a legend to the effect that a demand for the fair cash value for the Dissenting Shares has been made and return the certificates to the dissenting shareholder.

     If the Company and the dissenting shareholder cannot agree on the fair cash value of the Dissenting Shares, then either may, within three months after the date of the service of the demand for fair cash value was made by the dissenting shareholder file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the Dissenting Shares is located or was located when the Merger proposal was adopted by the shareholders of that corporation. The court will first make a determination if the dissenting shareholder is entitled to receive the fair cash value for the Dissenting Shares. If the court determines that the dissenting shareholder is entitled to fair cash value for the Dissenting Shares, the court will appoint an appraiser or appraisers to make a finding as to the fair cash value of the Dissenting Shares.

     The fair cash value will be determined based on what a willing seller who is under no compulsion to sell would be willing to accept and that which a willing buyer who is under no compulsion to purchase would be willing to pay for the Dissenting Shares. In no event will the fair cash value exceed the amount
stated in the written demand by the dissenting shareholder.    In computing the
fair cash value, any appreciation or depreciation in the market value resulting from the Merger shall be excluded.

     The fair cash value that is agreed upon between the parties or that is determined by the court shall be paid within 30 days after the date of the final determination of such value or the consummation of the Merger, whichever occurs last. Payment shall be made only upon and simultaneously with the surrender to the Ohio Corporation of the certificate or certificates representing the Dissenting Shares.

     The costs of the action, including reasonable compensation to the appraisers, will be fixed by the court and will be assessed or apportioned as the court considers equitable.

     A shareholder's right to receive the fair cash value for the Dissenting Shares terminates if (i) the dissenting shareholder does not strictly comply with the requirements of Section 1701.85, (ii) the Merger is abandoned, (iii) the dissenting shareholder withdraws the demand for fair cash value, or (iv) the Company and the dissenting shareholder have not come to an agreement regarding the fair cash value of the Dissenting Shares and neither has filed a complaint with the court of common pleas within the time period described in Section 1701.85(B).

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 1701.85 OF THE OHIO GENERAL CORPORATION LAW FOR PERFECTING DISSENTING SHAREHOLDER RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT AN OHIO CORPORATION SHAREHOLDER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO SUCH
SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT).

UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION


     The merger will be effected by an exchange of the Company's common stock for the outstanding common shares of the Predecessor Companies. This exchange transaction will occur in connection with the initial registration of the Company's common stock with the Securities and Exchange Commission and will result in the public trading of the common stock. The merger of the Company and the Predecessor Companies will be accounted for at historical cost. This accounting is in accordance with Staff Accounting Bulletin (SAB) 48 and the "grandfather" provision of recently issued SAB 97. For accounting purposes, the Company will be the predecessor of the merged entity and its historical financial statements will be those of the new entity NetMed, Inc. The results of operations of the Predecessor Companies will be combined with those of the Company commencing at the date of merger.


                        Pro Forma Combining Balance Sheet

                                  June 30, 1996

                                                                     CCI
                                                                     AND                                  PRO FORMA       COMBINED
                                           PPNT         ERG          CCWP         INC           CIN      ADJUSTMENTS       NETMED
                                       ------------------------------------------------------------------------------   ------------
ASSETS
Current assets:
Cash and cash equivalents               $  220,159   $  50,649    $  26,397     $      -     $      -    $        -     $    297,205
Accounts receivable                        171,631       5,059        8,340        2,083        3,868             -          190,981
Due from related entities                  227,206           -            -            -            -      (227,206)(A)           -
Note receivable from stockholder            50,000           -            -            -            -       (50,000)(C)           -
Prepaid assets                               1,021           -            -            -            -             -           1,021
                                       ------------------------------------------------------------------------------   -----------
Total current assets                       670,017      55,708       34,737        2,083        3,868      (277,206)        489,207

Investment in partnerships                 125,866           -            -            -            -      (125,866)(B)           -
Notes receivable - NSI                      21,443           -            -            -            -             -          21,443
Investment in NSI--available for sale    5,700,960   2,165,445    2,165,445      375,150      696,685             -      11,103,685
Furniture and equipment                     14,316           -            -            -            -             -          14,316
Deferred taxes                             190,716           -            -       20,676            -        20,000         231,392
Deposits and other assets                    1,330          69        2,065            -            -             -           3,464
                                       ------------------------------------------------------------------------------   -----------
Total assets                            $6,724,648  $2,221,222   $2,202,247     $397,909     $700,553     $(383,072)    $11,863,507
                                       ------------------------------------------------------------------------------   -----------
                                       ------------------------------------------------------------------------------   -----------
LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Accounts payable                        $  209,672  $        -   $    3,558     $      -     $      -    $        -     $   213,230
Due to related entities                          -      70,887       80,143       26,392       49,784      (227,206)(A)           -
Accrued expenses                            17,214       3,557            -       36,976            -             -          57,747
Other liabilities                               --           -        1,172           97          199             -           1,468
                                       ------------------------------------------------------------------------------   -----------
Total current liabilities                  226,886      74,444       84,873       63,465       49,983      (227,206)        272,445

Deferred taxes                           1,719,583     652,755      652,755      113,083      210,003             -       3,348,179
Minority interest                                -           -      125,866            -            -      (125,866)(B)           -

Stockholders' equity:
Common stock                             1,779,465     610,000      465,000      196,735      365,365             -       3,416,565
Additional paid-in capital                 783,077           -            -            -            -             -         783,077
Unrealized gains on available-for-sale
 securities net of deferred taxes        2,659,694     979,132      898,814      169,624      315,005             -       5,022,269
Retained earnings (deficit)               (444,057)    (95,109)     (25,061)    (144,998)    (239,803)      (30,000)       (979,028)
                                       ------------------------------------------------------------------------------   -----------
Total stockholders' equity               4,778,179   1,494,023    1,338,753      221,361      440,567       (30,000)      8,242,883
                                       ------------------------------------------------------------------------------   -----------
Total liabilities and owners' equity    $6,724,648  $2,221,222   $2,202,247     $397,909   $  700,553     $(383,072)    $11,863,507
                                       ------------------------------------------------------------------------------   -----------
                                       ------------------------------------------------------------------------------   -----------

(A) Reflects accounts receivable and accounts payable between the Company and the Predecessor Companies that will be eliminated upon the merger.
(B) Reflects PPNT's minority interest in partnerships consolidated into CCI and CCWP that will be eliminated upon the merger.
(C)  Note receivable from stockholder will be forgiven upon the merger.

                        Combining Statement of Operations

                           Period ended June 30, 1996

                                                                CCI
                                                                AND                                   PRO FORMA       COMBINED
                                      PPNT         ERG          CCWP         INC          CIN        ADJUSTMENTS       NETMED
                                  -------------------------------------------------------------------------------   ------------
Royalty revenue                     $  27,099   $   7,137     $  8,715     $  2,577     $  4,784      $      -       $  50,312

Operating expenses:
Salaries and benefits                 125,973      60,414        1,667       10,401       19,316        50,000   (B)   267,771
Sales and marketing                    45,125      10,936        1,870        6,668       12,383             -          76,982
Professional                           21,121       5,452       10,852          995        2,620             -          41,040
Payroll and franchise taxes            28,843       2,155          158        1,107        2,056             -          34,319
Depreciation and amortization           3,000           -            -            -            -             -           3,000
Office and other                       32,945       1,549            -            -            -             -          34,494
Merger                                134,450      37,684       37,790        9,103       16,926             -         235,953
                                  -------------------------------------------------------------------------------   ------------
Total operating expense               391,457     118,190       52,337       28,274       53,301        50,000         693,559
                                  -------------------------------------------------------------------------------   ------------
Operating loss                       (364,358)   (111,053)     (43,622)     (25,697)     (48,517)      (50,000)       (643,247)

Other income (expense):
Interest income                        10,871         564            -            -            -             -          11,435
Equity income in partnerships          (4,091)          -            -            -            -         4,091   (A)         -
                                  -------------------------------------------------------------------------------   ------------
Total other income                      6,780         564            -            -            -         4,091          11,435
Minority interest                           -           -        4,091            -            -        (4,091)  (A)         -
                                  -------------------------------------------------------------------------------   ------------
Loss before income taxes             (357,578)   (110,489)     (39,531)     (25,697)     (48,517)      (50,000)       (631,812)

Income tax benefit                   (122,001)          -            -      (10,853)           -       (20,000)       (152,854)
                                  -------------------------------------------------------------------------------   ------------
Net loss                            $(235,577)  $(110,489)    $(39,531)    $(14,844)    $(48,517)     $(30,000)      $(478,958)
                                  -------------------------------------------------------------------------------   ------------
                                  -------------------------------------------------------------------------------   ------------
Pro forma earnings per share                                                                                         $    (.04)  (C)
                                                                                                                    ------------
                                                                                                                    ------------

(A) Refects the elimination of PPNT's equity income in its minority interest in partnerships consolidated into CCI and CCWP.

(B)  Note receivable from stockholder will be forgiven upon the merger.

(C) Pro forma earnings per share calculated based upon 10,922,969 shares of common stock assumed to be outstanding upon completion of the merger.

                       Combining Statement of Operations

                         Year ended December 31, 1995

                                                             CCI
                                                             AND                                 PRO FORMA       COMBINED
                                     PPNT         ERG        CCWP       INC        CIN          ADJUSTMENTS       NETMED
                                 ----------------------------------------------------------------------------  -------------


Royalty revenue                  $   48,000   $  12,000   $  12,000   $  4,200  $  7,800       $       -       $   84,000

Operating expenses:
Salaries and benefits               284,041           -           -          -         -          50,000  (B)     334,041
Sales and marketing                  62,079           -           -          -         -               -           62,079
Professional                         32,854       2,042         535      3,331     6,186               -           44,948
Payroll and franchise taxes          22,316           -           -          -         -               -           22,316
Depreciation and amortization         7,496         166         953         70       130               -            8,815
Office and other                     57,948       1,337          44        487       904               -           60,720
Merger                              106,415      32,103      32,195      7,755    14,401               -          192,869
                                -------------------------------------------------------------------------------------------
Total operating expense             573,149      35,648      33,727     11,643    21,621          50,000          725,788
                                -------------------------------------------------------------------------------------------

Operating loss                     (525,149)    (23,648)    (21,727)    (7,443)  (13,821)        (50,000)        (641,788)

Other income (expense):
Interest income                      16,606       1,346           -        158       293               -           18,403
Interest expense                       (264)          -           -          -         -               -             (264)
Equity income in partnerships        49,638           -           -          -         -         (49,638) (A)    (641,788)
NSI settlement and common
  stock transactions              1,715,399     533,558     533,558     92,442   171,677               -        3,046,634
                                -------------------------------------------------------------------------------------------
Total other income                1,781,379     534,904     533,558     92,600   171,970         (49,638)       3,064,773
Minority interest                         -           -     (49,638)         -         -          49,638  (A)           -
                                -------------------------------------------------------------------------------------------
Income (loss) before income
  taxes                           1,256,230     511,256     462,193     85,157    158,149        (50,000)       2,422,985

Income tax (benefit)
  provision                         (68,715)          -           -     27,154          -        (20,000) (B)     (65,561)
                                -------------------------------------------------------------------------------------------
Net income (loss)                $1,324,945   $ 511,256   $ 462,193   $ 58,000  $ 158,149      $ (30,000)      $2,484,546
                                -------------------------------------------------------------------------------------------
                                -------------------------------------------------------------------------------------------
Pro forma earnings per share                                                                                   $      .23  (C)
                                                                                                               ------------
                                                                                                               ------------


(A) Reflects the elimination of PPNT's equity income in its minority interest in partnerships consolidated into CCI and CCWP.
(B) Note receivable from stockholder will be forgiven upon the merger, tax effected at 40%.
(C) Pro forma earnings per share calculated based upon 10,922,969 shares of common stock assumed to be outstanding upon completion of the merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a general summary of the principal federal income tax consequences of the Merger to individual United States holders of the Predecessor Companies shares who hold their shares as capital assets. The discussion is based on laws, regulations, rulings and decisions currently in effect. It is for general information only, and is not intended to be tax advice to any particular shareholder of the Company or a Predecessor Company. The discussion does not take into account rules that are applicable to shareholders of the Predecessor Companies that are subject to special treatment under the Code, including without limitation, insurance companies, dealers in securities, financial institutions, tax-exempt investors, foreign investors, shareholders who do not hold their stock as a capital asset and shareholders who acquired shares pursuant to the exercise of an employee stock option, employee stock purchase plan or otherwise as compensation. The discussion also does not address state, local or foreign tax consequences of the Merger. No rulings have been or will be requested from the IRS with respect to the tax consequences of the Merger.

     Assuming the Merger is consummated in the manner set forth in the Merger Agreement and qualifies as a reorganization under Section 368 of the Code, the principal federal income tax consequences of the Merger under present federal income tax law will be as described below.

     (a) No gain or loss will be recognized by the Company or the Predecessor Companies as a result of the Merger;

     (b) No gain or loss will be recognized by the holders of Predecessor Company shares upon the exchange of their shares of Predecessor Company shares for Company Shares pursuant to the Merger (except for any gain or loss attributable to cash received by a holder of Predecessor Company stock in payment of appraisal or dissenters' rights of appraisal or for fractional share interests to which they may be entitled );

     (c) The federal income tax basis of the Company Shares received by the shareholders of the Predecessor Companies (including fractional share interests to which they may be entitled) for their Predecessor Company shares will be the same as the federal income tax basis of the Predecessor Company shares surrendered in exchange therefor, increased by any gain recognized; and

     (d) The holding period for the Company Shares received by shareholders of the Predecessor Companies in exchange for their Predecessor Company shares will include the period for which the Predecessor Company exchanged therefor were held, provided that the exchanged Predecessor Company shares were held as a capital asset by such shareholder on the date of the exchange.

     It is a condition to the closing that the Company and the Predecessor Companies shall have received an opinion of Porter, Wright, Morris & Arthur which will be based upon certain certificates, representations and assumptions, substantially to the effect that, for federal income tax purposes the Merger will constitute a reorganization within the meaning of section 368(a) of the Code and will result in the tax consequences described above.

     No opinion will be expressed with respect to any other tax consequences of the exchange, including, without limitation, the tax consequences with respect to any shares of Predecessor Company stock that were acquired in contemplation of the Merger, were held by shareholders subject to special treatment under the Code, were not held as capital assets or were acquired by the holder thereof pursuant to any employee stock option, employee stock purchase plan or otherwise as compensation or pursuant to the exercise of any warrants to purchase shares of Predecessor Company stock. Further, no opinion is expressed concerning the effect of state, local and foreign tax laws. An opinion of counsel is not binding upon the IRS, and there can be no assurance that the IRS will not take a position contrary to the positions reflected in such opinion or that such opinion will be upheld by the courts if challenged by the IRS.

     THE SPECIFIC TAX TREATMENT OF EACH SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER'S PARTICULAR FACTS AND CIRCUMSTANCES. EACH HOLDER OF COMPANY SHARES AND PREDECESSOR COMPANY SHARES IS ADVISED TO CONSULT WITH SUCH SHAREHOLDER'S OWN TAX ADVISER CONCERNING THE FEDERAL INCOME TAX

CONSEQUENCES OF THE MERGER, AS WELL AS THE APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES.

     BACKUP WITHHOLDING. Under federal income tax law concerning "backup withholding," the Company will be required to withhold, and will withhold, 31% of any cash payments to which a shareholder is entitled pursuant to the Merger unless the holder provides its taxpayer identification number ("TIN") and certifies that such number is correct or otherwise establishes that the holder is an exempt holder (such as a corporation or certain foreign individuals, partnerships or trusts). In general, the TIN of an individual shareholder is that shareholder's social security number. Each holder should sign the Substitute Form W-9 included as part of the Transmittal Letter (or in the case of a nonresident alien or foreign entity, a Form W-8) to prevent backup withholding.

RESALES BY AFFILIATES

     The Company Shares issuable in the Merger will have been registered under the Securities Act but will not be freely transferable if held by persons, including directors and executive officers of the Predecessor Companies, who may be deemed to be "affiliates" of the Predecessor Companies for purposes of Rule
145. Affiliates may not offer to sell, sell or otherwise dispose of Company Shares issued to them in connection with the Merger, except (i) pursuant to an effective registration statement under the Securities Act covering those shares,
(ii) in compliance with Rule 145, or (iii) pursuant to an exemption from the registration requirements of the Securities Act. The Company intends to obtain customary agreements with all affiliates of the Predecessor Companies under which those persons shall agree not to dispose of the Company Shares received by them in the Merger, except in compliance with the Securities Act and the rules and regulations promulgated thereunder. The Company shall be entitled to place appropriate legends on the certificates evidencing the Company Shares to be received by such affiliate pursuant to the terms of the Merger, and to issue appropriate stock transfer instructions to the transfer agent for Company Shares, to the effect that the shares received or to be received by such affiliate pursuant to the Merger may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his interest in or risks related to such shares, pursuant to an effective registration statement under the Securities Act or in accordance with the provisions of paragraph (d) of Rule 145 or pursuant to an exemption from registration provided under the Securities Act. The foregoing restrictions on the transferability of the Company Shares shall apply to all purported sales, transfers and other conveyances of the shares received or to be received by such affiliate pursuant to the Merger and to all purported reductions in the interest in or risks relating to such shares, whether or not such affiliate has exchanged the certificates previously evidencing shares of the Predecessor Company common stock. This Prospectus does not cover any resales of the Company Shares received by affiliates of the Predecessor Companies.

     Under the terms of the Merger Agreement, the Predecessor Company shareholders have, with respect to the Company shares that each receives in the Merger, and the Key Company Shareholders have, with respect to their shares of the Company, agreed to certain additional restrictions on the transfer of their respective shares of the Company. Except with respect to certain privately negotiated sales, the Predecessor Company shareholders will be prohibited from selling more than an aggregate of 625,000 Company Shares during the one year period commencing on the closing date of the Merger. The number of Company

Shares that each Predecessor Company shareholder will be entitled to sell is equal to the product of (A) the ratio of Company Shares received with respect to the conversion of the shareholder's shares in a Predecessor Company to the number of Company Shares so received by all shareholders of such Predecessor Company, times (B) the number of shares allocated to such Predecessor Company in the Merger Agreement for the relevant time period. Except with respect to certain privately negotiated sales and certain transactions involving the pledge of the shares held by the Key Company Shareholders, the Key Company Shareholders have agreed not to sell the Company Shares they own immediately after the Merger for a period of one year commencing on the closing of the Merger. See "Merger Agreement - Appendix A."

                          CERTAIN RELATED TRANSACTIONS

THE COMPANY

     Each of the other Predecessor Companies and the Company entered into a Loan Agreement, dated July 5, 1996 (the "Loan Agreement"), whereby the Company has agreed to advance to the other Predecessor Companies the expenses incurred by each in connection with the Merger. In addition, the Company will advance funds necessary to pay reasonable expenses of ordinary business operations for the Predecessor Companies pending consummation of the Merger
(collectively the "Advancer").   The advances made to the Predecessor
Companies in connection with the merger that was abandoned in June 1996 (the "Initial Advances") will be added to the Advances. The Initial Advances and the Advances will be evidenced by a promissory note bearing interest at an annual rate of 7%, payable 180 days after the earlier of the consummation of the Merger or the termination of the Merger Agreement. Promissory notes delivered by the Predecessor Companies will be secured by their shares of NSI common stock.

     The Loan Agreement was negotiated as part of the Merger Agreement. The Boards of Directors of the Company and the Predecessor Companies considered it to be in the best interests of their respective shareholders to use the cash that the Company had available to cover the Merger expenses and operating expenses prior to liquidating any of the NSI stock held by each.

     The Loan Agreement has been modified by a side-letter agreement among the Company, ERG, CCI and CCWP, dated July 16, 1996, which provides, among other things, terms relating to notice and cure periods for any defaults and credits for certain expenses that are paid directly by these Predecessor Companies.

     The Company entered into a loan agreement, dated March 14, 1996 with Cytology West, Inc. ("CWI") and Papnet Utah, Inc. ("PUI") CWI is licensed to sell the PAPNET-Registered Trademark- System and the PAPNET-Registered Trademark- Service in Arizona, Nevada and San Diego County California. PUI is licensed to sell PAPNET-Registered Trademark- System and the PAPNET-Registered Trademark- Service in Utah. Carl Genberg, President of CWI, owns 383,616 shares of the Company's common stock and may be deemed to be an affiliate of the Company. CWI and PUI were originally to have been a parties to a merger with the Company and the Predecessor Companies, but that transaction was abandoned by the parties. CWI and PUI abandoned the transaction in order to pursue other technologies that the Company and the Predecessor Companies were not ready to pursue without assurances of the ability to obtain the financing necessary to commercialize them. The loan agreement provides for advances to CWI of up to $585,000 to cover certain operating expenses, expenses associated with the abandoned merger, and the acquisition of new technology. No specific amount was established for advances to PUI. The advances will bear interest at the rate of 7% per annum. As of June 15, 1996, the Company had advanced approximately $146,320 to CWI and $14,315 to PUI under the terms of the loan agreement, and no further advances will be made.

     The Company, the Predecessor Companies and certain individual shareholders of these companies entered into a Voting Agreement, dated July 5, 1996, pursuant to which the individual shareholders appointed John P. Kennedy and Cecil J. Petitti as their proxies and attorneys-in-fact for the purpose of voting their shares in the Company or Predecessor Company, as the case may be, in favor of the Merger, the Merger Agreement and the transactions contemplated thereby.

     The following eight individuals, all of whom are officers, directors and/or affiliates of one or more of the merging entities, are the only shareholders whose shares are subject to the Voting Agreement: David J. Richards, John P. Kennedy, Rodney M. Kinsey, Michael S. Blue, David Smith, David Allen, James Derck, and Alan Weisenberg.


     Mr. Richards and Mr. Kennedy together own 1,441,222 shares of common stock of the Company.Therefore, approximately 23.9% of the Company's outstanding shares are subject to the Voting Agreement. There are approximately 400 shareholders of the Company who are not parties to the Voting Agreement.


     Mr. Kinsey, Mr. Blue and Mr. Allen together own 4,575 shares of CCWP. CCWP has 9,150 shares of common stock outstanding and therefore 50% of CCWP's outstanding stock is subject to the Voting Agreement. There are eight shareholders of CCWP who are not parties to the Voting Agreement.


     Mr. Kinsey, Mr. Blue, Mr. Smith, and Mr. Allen together own 384 of the 905 outstanding shares of CCI. This represents 42.4% of the outstanding shares of CCI. There are 22 shareholders of CCI who are not parties to the Voting Agreement.


     Mr. Kinsey, Mr. Smith, Mr. Derck and Mr. Weisenberg together own 340 of the 578 outstanding shares of ERG. This represents 58.8% of ERG's total outstanding shares. There are 16 shareholders of ERG who are not parties to the Voting Agreement.


     Mr. Smith owns 7.72  shares of the 100  outstanding shares of common stock
of INC.   This represents 7.72% of the total outstanding shares of  INC.  There are 14 shareholders of INC who are not parties to the Voting Agreement.


     The Company has been managing the business operations of CIN, INC, ERG, and CCI since December 1995 and will continue to do so pending consummation of the Merger. The operations of these Predecessor Companies, like the operations of the Company, primarily involve the marketing of the PAPNET-Registered Trademark- technology. Because NSI did not obtain FDA approval for the PAPNET-Registered Trademark- technology until December 1995, the Predecessor Companies did not have significant operations prior to that time. The Company, however, had been actively involved, to the extent permitted by the FDA, in promoting the PAPNET-Registered Trademark- technology in its licensed territories. In addition to other general and administrative functions performed on behalf of the Predecessor Companies, the Company has been hiring and training sales personnel for their respective licensed territories.


     In August 1995, in connection with the sale by Mr. Richards of 30,000 shares of the Company's common stock, the Company granted Mr. Richards purchaser "piggyback" and one-time demand registration rights with respect to the shares purchased. The Company will bear all costs associated with the registration of the shares (excluding underwriter discount) in excess of $7,500. The demand registration rights expire in August 1997


     On October 14, 1994, the Company loaned David J. Richards $50,000. The loan bears interest at the prime commercial rate plus .5%. The loan was originally due in January, 1996, but has been indefinitely extended pending consummation of the Merger and will be deemed a bonus and converted into compensation (incentive compensation for successfully negotiating the Merger) in the event that the Merger is consummated.





                                   THE COMPANY

GENERAL

     The Company is an Ohio corporation formed on October 25, 1989 for the purpose of acquiring the exclusive rights to market certain proprietary products of NSI in the State of Ohio. On December 29, 1989, Papnet Limited Partnership ("PLP") was formed with the Company as its general partner and the Company assigned its marketing rights to the PAPNET-Registered Trademark- System to PLP. Papnet Midwest Limited Partnership ("PMLP") was formed on April 6, 1990 with the Company as its general partner and PMLP acquired the rights to market the PAPNET-Registered Trademark- System in Kentucky and the Standard Metropolitan Statistical Area of Chicago, Illinois. In January 1993, the Company acquired all of the issued and outstanding units of limited partnership interest in both PLP and PMLP and thereby acquired all of their respective rights to market the PAPNET-Registered Trademark- System in Ohio, Kentucky and the Standard Metropolitan Area of Chicago, Illinois.

NSI

     Neuromedical Systems, Inc. ("NSI"), founded in 1988, is an emerging health care service company focused on value-added diagnostic screening applications to aid in the early detection of cancer of several body sites. NSI's first product, the PAPNET-Registered Trademark- System, has been shown in a series of controlled clinical trials to allow pathology laboratories to detect abnormal cells on cervical Papanicolaou ("Pap") smears which were not detected by the standard manual microscopic inspection. This improved detection can result in more effective and less costly early treatment, reduced possibility of morbidity and mortality for the patient, and reduced possibility of malpractice litigation for the patient's doctor and laboratory. On September 21, 1994 NSI submitted an application to the U.S. Food and Drug Administration ("FDA") to market the PAPNET-Registered Trademark- System in the United States for routine clinical use, supported by clinical trial data indicating that PAPNET-Registered Trademark- System would have resulted in earlier detection of disease for many patients (see below). The PAPNET-Registered Trademark- System can achieve these improvements without requiring a modification of the standard Pap smear sample due to its patented use of a combination of algorithmic and neural network pattern recognition technology. By June 1996, PAPNET-Registered Trademark-System was already in routine clinical use in 21 countries worldwide. Because the PAPNET-Registered Trademark- System has now been approved by the FDA, NSI intends to increase the scale of its operations to commercial levels. NSI is required to register with the FDA and to submit device listing information for products in commercial distribution, and is subject to periodic reinspection by the FDA for compliance with Good Manufacturing Practice regulations.

THE PAPNET-Registered Trademark- SYSTEM

     The PAPNET-Registered Trademark- System is a computer-based system which allows the cytotechnologist at the referring laboratory to review a slide by viewing a small number of computer selected cells on a high resolution, color video monitor. The PAPNET-Registered Trademark- System consists of a scanning system (the "Scanner"), which processes slides and stores digital images of certain portions of the slides on a digital tape, and a proprietary review station (the "Review Station"), which, among other things, permits a cytotechnologist trained by NSI to review the images stored on the digital tape.

     The PAPNET-Registered Trademark- System is used as a supplement to current practice and does not alter the clinician's or pathology laboratory's existing smear preparation or manual screening procedures in any way. It provides an additional and complementary level of screening for the purpose of decreasing false negative Pap smear diagnosis.

     The PAPNET-Registered Trademark- System provides a semi-automated search for abnormal cells which may have been missed on initial, manual screening. It addresses those aspects of the cervical smear screening process which most affect the false negative rate: the psychological habituation and fatigue associated with the "needle in a haystack," repetitive search for a small number of abnormal cells distributed among hundreds of thousands of normal cells. The PAPNET-Registered Trademark- System is only used to aid in the rescreening of slides which are diagnosed by manual inspection to be "negative" and which would otherwise be sent to the laboratory's archive without further examination. The system is semi-automated in that it does not attempt to provide a diagnosis, but only points out potentially abnormal cells to the cytotechnologist, thus retaining and enhancing the ability of trained cytotechnologists to evaluate and interpret cytological evidence.

      The Scanner operates continuously and virtually unattended, selecting 128 cells from each slide which appear most suspect to the system. The Review Station is installed in the cytotechnologist's work area of the referring laboratory. The Scanner includes an automated microscope, a primary high speed image classifier, and a secondary neural network based classifier. The Review Station includes a high resolution color video monitor, video display cards, and an Intel compatible computer. NSI was granted a patent for technology used in the PAPNET-Registered Trademark- System, which enables automated analysis of the conventionally prepared smear. NSI and the Company enroll and train laboratories to use the PAPNET-Registered Trademark- System as a rescreening device in NSI's clinical investigation. The PAPNET-Registered Trademark- System is in use in numerous foreign countries, where the scope of use permitted by regulatory authorities is generally much broader than is currently the case in the United States.

THE PAPNET-Registered Trademark- SERVICE

     NSI markets and sells PAPNET-Registered Trademark- Testing as a service, by which end-user laboratories submit slides to one of NSI's central facilities for processing on a Scanner and NSI returns such slides and the related digital tape containing the images to the laboratories so that NSI-trained cytotechnologists employed by the laboratories may review the slides and images using the Review Station. The Company is licensed to market the PAPNET-Registered Trademark-Service.

THE LICENSE

    On December 5, 1995 the Company, the Predecessor Companies and CWI and PUI who are not parties to the Merger, entered into a Settlement Agreement
with NSI (the "Settlement Agreement").   The purpose of the Settlement
Agreement was to resolve and clarify certain issues relating to the license agreements which NSI had with its regional licensees (relating to, among other things, calculation of royalties, control of marketing and sales activities, use of NSI's trademarks, and rights to market other technologies developed by NSI), and issues relating to warrants to purchase shares of NSI common stock which were held by the Company and certain of the Predecessor Companies. Pursuant to the Settlement Agreement, NSI and the regional licensees (including the Company and all of the Predecessor Companies except
CCWP) agreed to the form of a license agreement to be executed upon the merger of some or all of the regional licensees (the "License Agreement"), under which the Company and the other regional licensees will continue to have the rights to market the PAPNET-Registered Trademark- System and PAPNET-Registered Trademark- Service, as well as certain other medical technologies which may be developed by NSI ("NSI Technology"). In the event that the Merger is not consummated as anticipated, NSI will enter into separate license agreements which each of the regional licensees on substantially the same terms as the License Agreement. NSI and the regional licensees have agreed to operate under the terms of the License Agreement until such agreement or agreements are executed following consummation of the Merger.


     Upon consummation of the Merger, the Company will have the right and license of sell the PAPNET-Registered Trademark- System, PAPNET-Registered Trademark- Service and NSI Technology in the states of Ohio, Georgia, Kentucky, Missouri, North Carolina and in the Standard Metropolitan Statistical Area of Chicago, Illinois. The Company rights are exclusive within the described territories, subject to the right of NSI to conduct marketing and sales activities within the territory. However, any sales activities in the Company's territory by NSI will inure to the benefit of the Company.


     The License Agreement provides that the regional licensees will be paid royalties as follows: (a) monthly royalties equal to 50% of the amount by which NSI's gross revenues from sales in the licensed territories exceed the cost of processing slides originating in the licensed territories (for purposes of which calculation costs per slide may not exceed $1.00 per slide) and the cost of transporting such slides, with the maximum amount of such monthly royalties in any fiscal year capped at an amount derived by applying the royalty formula to 12,175,000 slides; (b) annual royalties equal to the difference, if any, by which aggregate monthly royalties in any fiscal year are less than 4.15% of NSI's worldwide gross revenues for such fiscal year, with the maximum annual royalty amount in any fiscal year capped at $23,000,000, less the amount of monthly royalties paid in such fiscal year calculated as described in clause
(a). For the purposes of calculating the numbers of slides attributable to the licensed territories which are submitted by certain large laboratories operating in multiple states ("Multistate National Laboratories"), there will be attributed to each territory a proportionate number of slides submitted to NSI for processing from all Multistate National Laboratories equal to the ratio that the population of such territory bears to the population of the United States (determined according to official U.S. Census data). These provisions may, in some circumstances, have the effect of limiting the potential revenues which the Company can realize from its sales activities.

     The royalty calculations described in the foregoing paragraph are aggregate calculations for all of the territorial licensees. Following consummation of the Merger, the amounts allocable to the Company will be determined according to the population of the geographic areas exclusively licensed to the Company. The applicable number of slides for the slide royalty cap described in clause (a) in the foregoing paragraph, the worldwide revenue percentage described in clause (b) in the foregoing paragraph, and the $23,000,000 amount described in the same clause, will be adjusted based upon the census data available at the time of the Merger.

      The License Agreement has an initial term that expires on December 31, 2025. The Company has the right to extend the License Agreement for an additional 20 year term upon written notice to NSI within six months preceding the expiration of the initial term and upon payment of a renewal fee, which is based on the net present value at the time of such notice of 20 years of royalties at the average monthly rate payable in the 12 months preceding the date of notice.

     The License Agreement may not be terminated or cancelled except upon expiration of its initial or renewal term or by written agreement of the parties.

THE MARKET


     Pap smears are widely used in North America, Europe and other developed areas to aid in the early detection of cervical cancer with over 50 million tests performed annually in the U.S. alone. Pap smears can reveal early changes in cervical cells that precede or indicate the development of cancer, thereby facilitating timely medical intervention. When cervical cancer or precancerous conditions are detected early on a Pap smear, the disease is almost always completely curable using a simple outpatient procedure. However, if abnormal cells on the Pap smear are not noticed by the laboratory, the patient may be falsely told that her Pap smear is negative (a "false negative"), with significant morbidity or mortality occurring as a result. Failure to diagnose cervical cancer is a significant and rapidly growing source of malpractice litigation against laboratories and clinicians in both the U.S. and abroad.


     Manual searching of routine Pap smears to spot abnormal cells is an unavoidably tedious and error-prone task. This is primarily because a seriously abnormal Pap smear can contain fewer than a dozen abnormal cells scattered among hundreds of thousands of normal cells and other objects. The cytotechnologist's job is thus very similar to proofreading a very long document to try to detect a few misspelled words. Regardless of how conscientious and careful the laboratory is, many of these "needles in a haystack" may be missed, and the patient falsely informed that her Pap smear was negative. Manual screening false-negative rates ranging from 10% to 40% have been reported in numerous published studies. The PAPNET-Registered Trademark- System has been shown in several domestic and international clinical studies published in peer-reviewed journals to detect abnormal cells on Pap smears that were falsely diagnosed as "negative" by conventional manual inspection. Indeed, in a number of such cases PAPNET-Registered Trademark- System detected abnormal cells on archived, supposedly "negative" Pap smears of women who were ultimately diagnosed with advanced cervical cancer. A published review of six such studies which in the aggregate evaluated 513 Pap smears known to contain precancerous or cancerous abnormality reported a pooled average PAPNET-Registered Trademark- false negative rate of 3%. These results compare extremely favorably to manual screening's false negative rate, typically reported to be many times higher (10% to 40%).


     The foregoing information and the information relating to NSI was obtained directly from NSI or NSI's December 1995 prospectus, NSI's promotional literature, scientific studies conducted by NSI and various filings that NSI has made with the Securities and Exchange Commission.

EXECUTIVE OFFICERS AND DIRECTORS

     The proposed amended and restated Company Regulations provide for a classified board of directors with two classes. Each class of directors consists, as nearly as practical, of one-half of the total number of directors. Conditioned on the approval of the Merger, amended and restated Company Articles and amended and restated Company Regulations, the Board of Directors has fixed the total number of directors at seven. The Board of Directors proposes the election of all five incumbent directors and has nominated two additional directors - Michael S. Blue and Rodney M. Kinsey. David J. Richards, Trevor M. Ferger, Cecil J. Petitti and Michael S. Blue are nominated as Class I directors. John P. Kennedy, Rodney M. Kinsey and Bryan Whipp are nominated as Class II directors.

     The executive officers, current and prospective directors of the Company are as follows:

                       CLASS I DIRECTORS
             (NOMINEES FOR TERMS EXPIRING IN 1997)

NAME                               AGE                 POSITION
- ----                               ---                 --------

David J. Richards                  45                  (1)(2)

Trevor M. Ferger                   42                  (2)(3)

Cecil J. Petitti                   42                  (2)(3)

Michael S. Blue, M.D.              41                  (2)(4)

                       CLASS II DIRECTORS
             (NOMINEES FOR TERMS EXPIRING IN 1998)

Bryan Whipp                        40                  (2)(3)

John P. Kennedy                    42                  (2)(3)

Rodney M. Kinsey                   47                  (2)(4)

____________________

(1) Current President and director of the Company and nominee for Chairman, President and director of the Company after consummation of the Merger.

(2) Members of the Advisory Board and nominees for directors of the Company after consummation of the Merger.

(3) Messrs. Kennedy, Petitti, Ferger and Whipp are current members of the board of directors of the Company.

(4)  Messrs. Blue and Kinsey are members of the board of directors of CCI.


     David J. Richards, one of the founders of the Company, has served as President and director of the Company since its inception. From 1981 until commencing employment with the Company, Mr. Richards was a practicing attorney and, from 1983, a partner, in the law firm of Crabbe, Brown, Jones, Potts & Schmidt in Columbus, Ohio. From 1985 through 1994, Mr. Richards was engaged in real estate development as President of Sunset Development, a multi-family housing developer.

     Mr. Richards has an accounting degree from Wright State University, and earned his Juris Doctor degree from The Ohio State University College of Law in 1977.

     John P. Kennedy is also a founder of the Company and has served as an officer and director since its inception. Mr. Kennedy is currently of counsel with the law firm of Crabbe, Brown, Jones, Potts & Schmidt in Columbus, Ohio, where he was a partner from 1986 to 1994. In addition to practicing law, Mr. Kennedy has been a Columbus, Ohio City Councilman since 1988, where he currently serves as President.

     Mr. Kennedy has a Bachelor of Arts in Finance from the University at Bridgeport, Bridgeport, Connecticut and earned his Juris Doctor from The Ohio Northern University College of Law in 1978.

     S. Trevor Ferger is President of Ferger & Associates, a food brokerage specializing in the sales and marketing of consumer goods to grocery stores.
Mr. Ferger has been active with Ferger & Associates since 1979. Prior to that time he was a sales manager with Procter & Gamble. Mr. Ferger has a Bachelor of Arts degree from Wake Forest University and a M.B.A. degree from Xavier University. Mr. Ferger has been a director of the Company since June, 1994.

     Cecil J. Petitti has been co-owner of Chaney & Petitti Insurance Agency located in Dublin, Ohio since 1984. Chaney & Petitti specialize in multiple insurance products, including medical insurance. Prior to merging with the Chaney Group, Mr. Petitti was associated with the Burke, Kendall & Petitti Insurance Agency. Mr. Petitti is also President of NetWalk, Inc., a Columbus-based Internet service provider. Mr. Petitti earned a Bachelor of Arts degree in Education from The Ohio State University. Mr. Petitti has been a director of the Company since June, 1994.

     Bryan Whipp is President and owner of The Breakfast Club Cafe, an upstart three unit restaurant chain based in Dayton, Ohio. Mr. Whipp was formerly a manager of S.J. Associates, an electronics and computer manufacturer's representative. Mr. Whipp is the brother-in-law of Mr. Richards. Mr. Whipp earned a Bachelor of Science degree in Accounting from Park College. Mr. Whipp has been a director of the Company since June, 1994.

     Michael Blue, M.D. has been a practicing physician since 1980. Dr. Blue is currently vice president of Immediate Health Associates.

     Rodney M. Kinsey graduated from the University of South Carolina in 1971 with a degree in marketing and has been a self-employed manufacturers representative since 1971.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has not established committees. It is anticipated that after the consummation of the Merger, the Board of Directors will establish a stock option committee, an audit committee and a compensation committee.

DIRECTOR COMPENSATION

     Directors of the Company have received stock options and have been entitled to reimbursement of reasonable expenses incurred in connection with their attendance at board meetings. No cash compensation has been paid to directors. The Company anticipates that, following consummation of the Merger, it will be necessary to pay directors for their service in order to attract and retain the services of qualified directors, but the amount of such compensation has not been established.

EXECUTIVE COMPENSATION


                                                     SUMMARY COMPENSATION TABLE

                                                                                      Long-Term
                                                          Annual Compensation       Compensation
                                                        ----------------------      ------------
                                                                                       Awards
                                                                                    ------------
                                                                                     Securities
                                                                                     Underlying      All Other
                                                         Salary          Bonus         Options     Compensation
Name and Principal Position                Year            ($)            ($)            (#)          ($)(1)
- ---------------------------            ------------   ------------   ------------   ------------   ------------
DAVID J. RICHARDS                          1995          125,000         50,000           0           12,228
President and Secretary                    1994          108,333              0           0           11,959
                                           1993           82,913              0           0            8,900


____________________

(1) Includes matching contribution to the Company's 401(k) Plan and a 1994 and 1995 automobile allowance of approximately $270 per month.


     The following table provides certain information regarding the number and value of stock options held by the Company's President at December 31, 1995.


                                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                AND FISCAL YEAR-END OPTION VALUES (1)

                                                            Number of Securities                    Value of Unexercised
                                                       Underlying Unexercised Options          In-the-Money Options at Fiscal
                                                            at Fiscal Year-End (#)                     Year-End ($)(2)
                                                       ------------------------------          ------------------------------
                    Shares
                   Acquired
                      on                Value
                   Exercise           Realized
Name                  (#)                ($)           Exercisable        Unexercisable        Exercisable        Unexercisable
- -------------    -------------      -------------     -------------       -------------       -------------       -------------
David J.
Richards         66,080             $1,983,357.50       287,020                -0-            $3,535,914.90             -0-


____________________

(1) Adjusted to reflect 2-for-1 stock splits in May 1994, May 1995 and December 1995.

(2) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end ($13.38 on December 29, 1995). An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

1995 STOCK OPTION PLAN

      The Company's Amended 1995 Stock Option Plan (the "1995 Plan") has been approved by the Company's Board of Directors and adopted by the shareholders in September 1995. The 1995 Plan provides for the grant of options to key associates, officers, directors, consultants and advisers who render services to the Company for the purchase of up to 150,000 Company Shares. The options may be either Incentive Options or Nonqualified Options.


     The 1995 Plan is to be administered by the Board of Directors of the Company, which may, to the fullest extent permitted by law, delegate all or any of its powers under the 1995 Plan to a committee, consisting of not fewer than two members of the Board of Directors (the "Committee"). If the Company Shares are registered under Section 12 of the Exchange Act, all members of the Committee will be "disinterested persons" as defined in Rule 16b-3(c)(2)(i) promulgated under the Exchange Act, and "outside directors", as defined in
Section 162(m) of the Code. The Board of Directors or the Committee will be authorized, subject to the provisions of the 1995 Plan, to determine to whom and at what time the stock options may be granted, the designation of the option as either an Incentive Option or Nonqualified Option, the per share exercise price, the duration of each option, the number of shares subject to each option, any restrictions on such shares, the rate and manner of exercise, and the timing and form of payment.

     Under the 1995 Plan, an Incentive Option may not have an exercise price less than fair market value of the Company Shares on the date of grant or an exercise period that exceeds ten years from the date of grant and is subject to certain other limitations which allow the optionholder to qualify for favorable tax treatment. None of these restrictions will apply to the grant of Nonqualified Options, which may have an exercise price less than the fair market value of the underlying Company Shares on the date of grant and may be exercisable for an indeterminate period of time.

     The exercise price of an option under the 1995 Plan may be paid in cash or, with the consent of the Board of Directors or the Committee, (i) by tendering previously acquired Company Shares valued at their fair market value on the date they are tendered, (ii) by delivery of a full recourse promissory note for the portion of the exercise price in excess of the par value of the shares subject to the option, the terms and conditions of which will be determined by the Board of Directors or the Committee, and in cash for the par value of the shares,
(iii) by any combination of the foregoing methods, or (iv) by delivery of written instructions to forward the notice of exercise to a broker or dealer and to deliver to a specified account a certificate for the shares purchased upon exercise of the option and a copy of irrevocable instructions to the broker or dealer to deliver the purchase price of the shares to the Company.

     Under the 1995 Plan, an option is not transferable except by will or by the laws of descent and distribution and may be exercised, during the lifetime of the optionee, only by the optionee or by the optionee's guardian or legal representative.

     Any option granted under the 1995 Plan will terminate automatically (i) 30 days after the employee's termination of employment with the Company (other than by reason of death or disability or for cause), (ii) one year after the employee's death or termination of employment by reason of disability unless the option expires earlier by its terms and (iii) on the effective date of a termination for cause. Options not exercisable as of the date of a change in control of the Company will become exercisable immediately as of such date. The 1995 Plan will terminate on the tenth anniversary of its effective date, unless earlier terminated by the Board of Directors.

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as of June 30, 1996 regarding beneficial ownership of the Company's common stock by: (i) each person known by the Company to own beneficially 5% or more of outstanding shares of the Company's common stock; (ii) each director of the Company; (iii) the proposed executive officers and directors; and (iv) all current directors and executive officers as a group.

                                                       SHARES BENEFICIALLY OWNED
                                               BEFORE MERGER            AFTER MERGER (1)(2)
                                        -------------------------------------------------------
STOCKHOLDER                               NUMBER         PERCENT        NUMBER        PERCENT
- ----------------------------            -----------    -----------    ----------     ----------
David J. Richards                       1,077,052         17.7        1,077,052          9.5

John P. Kennedy                           675,190         11.1          675,190          5.9

Cecil J. Petitti                           76,000           *           167,676          1.5

S. Trevor Ferger                          100,000           *           348,062          3.1

Michael S. Blue, M.D.                        0              *           365,833          3.2

Rodney M. Kinsey                             0              *           565,391          5.0

Bryan Whipp                                4,000            *            67,374           .6

Carl A. Genberg                           383,616          6.0          446,990          4.1


____________________


* Represents beneficial ownership of less than 5% of the outstanding the Company common stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2) Includes shares purchasable within 60 days after June 30, 1996 pursuant to the exercise of options covering 287,020 shares for Mr. Richards, 24,000 shares for Mr. Kennedy, 8,000 shares for Mr. Petitti, and 8,000 shares for Mr. Ferger.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY AND THE PREDECESSOR COMPANIES

OVERVIEW

     The Company is an Ohio corporation formed on October 25, 1989 for the purpose of acquiring the rights to market certain proprietary products of Neuromedical Systems, Inc., a Delaware corporation ("NSI"), including the right to sell the PAPNET-Registered Trademark- System and PAPNET-Registered Trademark- Service in the State of Ohio. The Company later assigned its rights to Papnet Limited Partnership, an Ohio limited partnership ("PLP"). In January 1993, the Company acquired all of the issued and outstanding units of limited partnership interest in both PLP and Papnet Midwest Limited Partnership, an Ohio limited partnership ("PMLP"). PMLP owned the rights to market the PAPNET-Registered Trademark- System and PAPNET-Registered Trademark- Service in Kentucky and the Standard Metropolitan Statistical Area of Chicago, Illinois. As a result of these acquisitions the Company has the rights to the PAPNET-Registered Trademark- System and PAPNET-Registered Trademark- Service in Ohio, Kentucky and the Standard Metropolitan Statistical Area of Chicago.

     The PAPNET-Registered Trademark- System was approved by the FDA for commercial use in the United States on November 8, 1995. Prior to that time, the PAPNET-Registered Trademark- System was permitted to be utilized in the United States on an investigational basis only, and NSI was permitted to derive revenue with respect thereto only to recover certain of its costs. NSI, however, has sold PAPNET testing services for commercial use outside of the United States. As a result, prior to FDA approval, the Company was able to earn revenues based upon the worldwide revenue calculation as described below.

     On December 5, 1995 the Company, the Predecessor Companies and CWI and PUI who are not parties to the Merger, entered into a Settlement Agreement with NSI
(the "Settlement Agreement").   The purpose of the Settlement Agreement was to
resolve and clarify certain issues relating to the license agreements which NSI had with its regional licensees, and issues relating to warrants to purchase shares of NSI common stock which were held by the Company and certain of the Predecessor Companies. Pursuant to the Settlement Agreement, NSI and the regional licensees (including the Company and all of the Predecessor Companies except CCWP) agreed to the form of a license agreement to be executed upon the merger of some or all of the regional licensees (the "License Agreement"), under which the Company and the other regional licensees will continue to have the rights to market the PAPNET-Registered Trademark- System and PAPNET-Registered Trademark- Service, as well as certain other medical technologies which may be developed by NSI ("NSI Technology"). In the event that the Merger is not consummated as anticipated, NSI will enter into separate license agreements which each of the regional licensees on substantially the same terms as the License Agreement. NSI and the regional licensees have agreed to operate under the terms of the License Agreement until such agreement or agreements are executed following consummation of the Merger.

     Upon consummation of the Merger, the Company will have the exclusive right and license of sell the PAPNET-Registered Trademark- System, PAPNET-Registered Trademark- Service and NSI Technology in the states of Ohio, Georgia, Kentucky, Missouri, North Carolina and in the Standard Metropolitan Statistical Area of Chicago, Illinois.

     The License Agreement provides that the regional licensees will be paid royalties as follows: (a) monthly royalties equal to 50% of the amount by which NSI's gross revenues from sales in the licensed territories exceed the cost of processing slides originating in the licensed territories (for purposes of which calculation costs per slide may not exceed $1.00 per slide) and the cost of transporting such slides, with the maximum amount of such monthly royalties in any fiscal year capped at an amount derived by applying the royalty formula to 12,175,000 slides; (b) annual royalties equal to the difference, if any, by which aggregate monthly royalties in any fiscal year are less than 4.15% of NSI's worldwide gross revenues for such fiscal year, with the maximum annual royalty amount in any fiscal year capped at $23,000,000, less the amount of monthly royalties paid in such fiscal year calculated as described in clause
(a). For the purposes of calculating the numbers of slides attributable to the licensed territories which are submitted by certain large laboratories operating in multiple states ("Multistate National Laboratories"), there will be attributed to each territory a proportionate number of slides submitted to NSI for processing from all Multistate National Laboratories equal to the ratio that the population of such territory bears to the population of the United States (determined according to official U.S. Census data).

     The royalty calculations described in the foregoing paragraph are aggregate calculations for all of the territorial licensees. Following consummation of the Merger, the amounts allocable to the Company will be determined according to the population of the geographic areas exclusively licensed to the Company. The applicable number of slides for the slide royalty cap described in clause (a) in the foregoing paragraph, the worldwide revenue percentage described in clause (b) in the foregoing paragraph, and the $23,000,000 amount described in the same clause, will be adjusted based upon the census data available at the time of the Merger.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 1995 AND 1996

     Royalty revenue for the six months ended June 30, 1996 was $27,099 compared to $21,340 for the same period in 1995. The increase is a result of increased worldwide sales at NSI due to NSI receiving FDA approval for the PAPNET-Registered Trademark- System in November 1995. Revenue for the six months ended June 30, 1996 has been recorded based upon the number of slides processed in the Company's territory. Revenue for the six months ended
June 30, 1995 was besed upon the world wide revenue of NSI for the comparable period in 1995. Based on current information management anticipates that revenue from slide volume from the Company's territory will exceed the revenue from the worldwide revenue calculation for the 1996 calendar year.


     Slide volume for the six months ended June 30, 1996 was 4,216 slides processed compared to 328 slides processed in the six months ended June 30, 1995. The increase in slide volume is the result of the FDA approval received in November 1995 and increasing the number of laboratories offering the PAPNET-Registered Trademark- testing. NSI has spent the first half of 1996 developing a laboratory distribution network for the PAPNET-Registered Trademark- test so that it would be available for a consumer product launch sometime during the third quarter of 1996.


     Total operating expense was $391,457 for the six months ended June 30, 1996 compared to $187,512 for the same period the prior year. The increase is primarily the result of higher expenses for (i) the addition of sales staff (in certain territories) and (ii) merger expenses incurred during the six months ended June 30, 1996.


     The increase in the total operating expenses contributed directly to the increase in the loss before income taxes from $154,971 to $357,578 for the six months ended June 30, 1995 and 1996, repectively. The net loss for the six months ended June 30, 1996 of $235,577 reflects a tax benefit of $122,001, while no benefit was recognized in the corresponding period of the prior year.

YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

     Royalty revenue for the year ended December 31, 1995 was $48,000 compared to $24,765 for 1994. The increase is a result of increased worldwide revenue for NSI as NSI established new marketing operations in Europe, Hong Kong, Canada and Mexico. The 1994 royalty revenue was $24,765 compared to $4,322 for 1993. This increase was due to NSI expansion of sales to European laboratories.

     Total operating expense was $573,149 for the year ended December 31, 1995 compared to $327,361 for 1994. The increase is primarily the result of higher expense for (i) the additional sales staff in certain territories in anticipation of FDA approval of the PAPNET-Registered Trademark- System and (ii) merger expenses incurred during 1995. Total operating expense was $327,361 in 1994 compared to $289,913 in 1993. This increase was primarily the result of increases in sales and marketing and office expenses as the Company increased the sales and marketing efforts for the PAPNET-Registered Trademark- System.

     The equity in income of Partnerships is the Company's percentage of the income in Carolina Cytology Licensing Company and Carolina Cytology Warrant Partnership.

     Interest income was $16,606 for the year ended December 31, 1995 compared to $19,059 for 1994. Interest income totaled $19,059 for 1994 compared to $9,037 in 1993. These fluctuations were due primarily to corresponding fluctuations in cash and cash equivalents resulting from the issuance of equity securities in such periods.

     Other income was $1,715,399 for the year ended December 31, 1995. This resulted from the exercise of warrants in NSI utilizing a cashless exercise provision, the settlement of certain claims with NSI from which the Company received 53,939 shares of NSI stock and the purchase and subsequent sale of 55,000 shares of NSI stock. See Note 3 to the Company's Financial Statements for additional information.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has financed its operations primarily by the issuance of equity securities. The Company's combined cash and cash equivalents totaled $220,159 at June 30, 1996, a decrease of $591,201 from December 31, 1995.
The decrease was primarily the result of (i) funding the year to date pretax loss of $235,577 and (ii) an increase in receivables of $322,844. In addition the Company owns 380,064 shares of NSI which the Company expects to liquidate in an orderly fashion to fund future operations. The market price of the market price of the NSI was 5,700,960 at June 30, 1996. These shares are currently unrestricted.


     The Company anticipates that its cash requirements will be substantial for the foreseeable future. In particular, the Company anticipates that expenditures will increase significantly in the years 1996 through 1998 due to the cost of the commercial launch of the PAPNET-Registered Trademark- System, expenses associated with the Merger and the execution of the Company's business plan to acquire similar technologies. The costs of the commercial launch will include the sales and marketing expense incurred in order to promote the PAPNET-Registered Trademark- System in anticipation of increased slide revenue. The Company cannot be assured that these efforts will result in increased slide revenue.

     The foregoing statements include forward-looking statements which involve risks and uncertainties. The Company's actual experience may differ materially from that discussed above. Factors that might cause such a difference include, but are not limited to, those discussed in "RISK FACTORS" as well as future events that have the effect of reducing the Company's available cash balances, such as unexpected operating losses or capital expenditures or cash expenditures related to possible future acquisitions.

PREDECESSOR COMPANIES

     Each of the Predecessor Companies, except for CCWP, was organized to acquire and exercise the right to market the PAPNET-Registered Trademark- System and PAPNET-Registered Trademark- Service within their respective licensed territories. However, until November 6, 1995, when the FDA finally approved the marketing of the PAPNET-Registered Trademark- technology, the technology could be used in the United States only for investigational purposes in connection with the FDA approval process. Consequently, the Predecessor Companies had only minor levels of operations prior to
November 1995. Minimal amounts of royalty revenue were earned prior to November 1995 from NSI under license arrangements identical to those described previously
for the Company.   Beginning in late 1995, the Company began managing the
activities of the Predecessor Companies, including the hiring of employees, pending the completion of the Merger.


      As a result of the settlement with NSI each of the Predecessor Companies received shares of NSI stock which resulted in income recorded on each of the Predecessor Companies' books. See Note 3 to the Financial Statements of each of the Predecessor Companies. Management of the Predecessor Companies believe that the margins experienced to date are not likely to be indicative of the margins post-merger. This is due to the (i) increase in sales volume from slide processing and (2) the one time nature of the Merger expenses. In the event the merger is not consummated, the Predecessor Companies will need to develop their own infrastructure to market the PAPNET-Registered Trademark- System and PAPNET-Registered Trademark- Service in their respective territories or engage a third party to do so.

     TRANSFER AGENT

     The transfer agent and registrar for the Company common stock is Huntington National Bank N.A., Columbus, Ohio.


                            THE PREDECESSOR COMPANIES

CYTOLOGY INDIANA, INC.

     CIN is an Ohio corporation formed on September 7, 1990 to serve as the general partner of Papnet Indiana Limited Partnership, an Ohio limited partnership, which was formed for the purpose of acquiring the rights to market the PAPNET-Registered Trademark-System and the PAPNET-Registered Trademark-Service in Indiana. Papnet Indiana Limited Partnership subsequently exchanged its rights for the State of Indiana for the right to market the PAPNET-Registered Trademark-System and the PAPNET-Registered Trademark-Service in Missouri. In 1995, Papnet Indiana Limited Partnership distributed its assets to its general and limited partners. CIN owns an approximate 65% interest in the rights to market the PAPNET-Registered Trademark- System and Service in Missouri. The former limited partners of Papnet Indiana Limited Partnership are now shareholders of INC, which owns an approximate 35% interest in the rights to market the PAPNET-Registered Trademark-System and Service in Missouri.

     As of June 30, 1996, CIN had 10 shareholders.

INDIANA CYTOLOGY REVIEW CORPORATION

     INC is an Ohio corporation formed on December 1, 1995 by the former limited partners of Papnet Indiana Limited Partnership for the purpose of owning an approximate 35% interest in the rights to market the PAPNET-Registered Trademark- System and the PAPNET-Registered Trademark- Service in Missouri.

     As of June 30, 1996, INC had 15 shareholders.

ER GROUP, INC.

     ERG is an Ohio corporation formed on May 13, 1991 for the purpose of acquiring the rights to market the PAPNET-Registered Trademark- System and the PAPNET-Registered Trademark- Service in Georgia.

     As of June 30, 1996, ERG had 20 shareholders.

CCWP PARTNERS, INC.

     CCWP is an Ohio corporation formed on December 1, 1995. Carolina Cytology Partnership, an Ohio limited partnership, owned warrants for the purchase of NSI common stock. In December 1995, immediately after the formation of CCWP, CCWP acquired all of the outstanding units of limited partnership interest in
Carolina Cytology Partnership in exchange for stock in CCWP.   CCWP now owns the
common stock issued upon exercise of the NSI warrant.

     As of June 30, 1996, CCWP had 11 shareholders.

CAROLINA CYTOLOGY, INC.

     CCI is an Ohio corporation formed on December 10, 1992 for the purpose of acquiring the rights to market the PAPNET-Registered Trademark- System and the PAPNET-Registered Trademark- Service in North Carolina.

     As of June 30, 1996, CCI had 26 shareholders.

DIVIDENDS

     The Predecessor Companies have not paid dividends  on their common stock.

         COMPARISON OF CERTAIN RIGHTS OF THE COMPANY AND THE PREDECESSOR
                              COMPANY SHAREHOLDERS
ARTICLES OF INCORPORATION PROVISIONS

     The following chart (the "Chart") provides a comparison of certain provisions of the Company's and the Predecessor Companies' Articles of Incorporation as are currently in effect, and compares certain other rights the shareholders of the Company and the Predecessor Companies may have.
The Company Articles will be amended and restated upon the Effective Time of the Merger.


- ---------------------------------------------------------------------------------------------------------
                                   Auth/Out       Auth/Out
                    State of       Common         Preferred      Majority       Cumulative     Preemptive
Entity              Organization   Shares(1)      Shares(2)      Vote           Voting         Rights
- ---------------------------------------------------------------------------------------------------------
The                                8,000,000/
Company(3)          Ohio           6,040,116      N/A            no             yes(4)         no
- ---------------------------------------------------------------------------------------------------------
CIN                 Ohio           750/750        N/A            no             yes            yes
- ---------------------------------------------------------------------------------------------------------
INC                 Ohio           100/100        N/A            no(5)          yes            no
- ---------------------------------------------------------------------------------------------------------
ERG                 Ohio           750/578        N/A            yes            yes            yes
- ---------------------------------------------------------------------------------------------------------
CCWP                Ohio           10,000/9,150   N/A            yes            yes            no
- ---------------------------------------------------------------------------------------------------------
CCI                 Ohio           1,500/905      N/A            yes            yes            no
- ---------------------------------------------------------------------------------------------------------


     (1) This column represents authorized and outstanding common shares prior to the Effective Time of the Merger. The Company's Articles of Incorporation will be amended as described under "COMPARISON OF CERTAIN RIGHTS OF THE COMPANY AND THE PREDECESSOR COMPANY SHAREHOLDERS - Amended Company Articles."

     (2) This column represents authorized and outstanding preferred shares prior to the Effective Time of the Merger.

     (3) The Company Articles will be amended as described under "COMPARISON OF CERTAIN RIGHTS OF THE COMPANY AND THE PREDECESSOR COMPANY SHAREHOLDERS - "Amended Company Articles."


     (4) Upon consummation of the Merger, the Company's Articles will be amended to eliminate shareholders right to cumulative voting in the election of directors. See "COMPARISON OF CERTAIN RIGHTS OF THE COMPANY AND THE PREDECESSOR COMPANY SHAREHOLDERS - "Amended Company Articles."


     (5) INC's Articles of Incorporation provide that if a merger is approved by the directors of INC, it can be adopted by a vote of a majority of the outstanding shares entitled to vote on the Merger. Otherwise the approval of a merger would require the affirmative vote of two-thirds of the outstanding shares entitled to vote the merger. The Merger has been unanimously recommended by the directors of INC.


     The rights of the shareholders of the Predecessor Companies are currently governed and defined by the laws of the State of Ohio and by their respective Articles of Incorporation and or Regulations. Upon consummation of the Merger, the shareholders of the Predecessor Companies will become shareholders of the Company and their rights will cease to be governed and defined by Articles of Incorporation and Codes of Regulation of the Predecessor Companies and will be defined and governed by the Ohio General Corporation Law, the amended Company Articles and the amended Company Regulations, as amended upon the effective date of the Merger. Certain provisions of the amended Company Articles and the amended Company Regulations provide different rights of shareholders from those that the shareholders of the Predecessor Companies currently have. This summary is not intended to be complete and is qualified in its entirety by reference to applicable provisions of the Ohio General Corporation Law and to the respective corporate documents of the Company and the Predecessor Companies. For information as to how such corporate documents may be obtained, see "AVAILABLE INFORMATION."

AMENDED COMPANY ARTICLES

     At the Effective Time and upon filing the Certificate of Merger with the Ohio Secretary of State, the Company's Articles of Incorporation will be amended. First, the Company will change the name of the corporation to "NetMed, Inc."


DESCRIPTION OF COMPANY CAPITAL STOCK


     COMMON STOCK. The Ohio General Corporation Law requires a corporation's Articles of Incorporation to set forth the total number of shares of all classes of stock that the corporation has authority to issue, and, for each class, the designations, powers, preferences, rights, qualifications, limitations and restrictions thereof.


     The Company Articles currently authorizes 8,000,000 shares of the Company common stock of which 6,040,116 shares of the Company common stock were issued and outstanding on June 30, 1996 and held of record by approximately 400 shareholders. All of the issued and outstanding shares of the Company common stock are fully paid and nonassessable.


     Effective upon consummation of the Merger, the amended Company Articles will authorize an increase of shares from 8,000,000 to 20,500,000 shares, consisting of 20,000,000 shares of common stock and 500,000 shares of preferred stock. The amended Company Articles will authorize the Board of Directors to issue up to 500,000 shares of Preferred Stock in one or more series and to establish such relative voting, dividend, redemption, liquidation, conversion and other powers, preferences, rights, qualifications, limitations and restrictions as the Board of Directors may determine without further approval of the shareholders of the Company. The Company will have 10,890,149 common shares and no shares of Preferred Stock issued and outstanding immediately after the Merger.


     VOTING AND PREEMPTIVE RIGHTS. Holders of validly issued and outstanding shares of common stock are entitled to one vote per share of record on all matters to be voted upon by shareholders. At a meeting of shareholders at which a quorum is present, a majority of the votes cast decides all questions, unless the matter is one upon which a different vote is required by express provision
of law or the Company Articles or the Company  Regulations.   The amended
Company Articles will eliminate a shareholder's right to cumulate votes in the election of directors.


     Shareholders have no preemptive or other rights to subscribe for additional shares nor any other rights to convert their Company common stock into any other securities.


     DIVIDENDS. Subject to the preferences that may be applicable to the holders of any outstanding shares of Preferred Stock, holders of common stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor. The payment by the Company of dividends, if any, rests within the discretion of its Board of Directors and will depend upon the Company's operating results, financial condition and capital expenditure plans, as well as other factors considered relevant by the Board of Directors. The Company may enter into bank credit agreements which include financial covenants restricting the payment of dividends. See "SUMMARY - Market Price Data."


     Upon liquidation, dissolution or winding-up of the Company, the assets legally available for distribution to shareholders are distributable ratably among the holders of Company common stock at that time outstanding, subject to prior distribution rights of creditors of the Company and preferential rights of any outstanding shares of Preferred Stock.


     PREFERRED STOCK. Upon effectiveness of the Merger the amended Company Articles will authorize the Board of Directors to issue up to 500,000 shares of Preferred Stock in one or more series and to establish such relative voting, dividend, redemption, liquidation, conversion and other powers, preferences, rights, qualifications, limitations and restrictions as the Board of Directors may determine without further approval of the shareholders of the Company. The issuance of Preferred Stock by the Board of Directors could be used, under certain circumstances, as a method of delaying or preventing a change in control of Company and could permit the Company Board of Directors, without any action by holders of common stock, to issue Preferred Stock which could have a detrimental effect on the rights of holders of common stock, including loss of voting control. In certain circumstances, this could have the effect of decreasing the market price of the Company's common stock.


     The issuance of any series of Preferred Stock, and the relative powers, preferences, rights, qualifications, limitations and restrictions of such series, if and when established, will depend upon, among other things, the future capital needs of the Company, the then-existing market conditions and other factors that, in the judgment of the Company Board of Directors, might warrant the issuance of Preferred Stock. At the date of this Prospectus, there are no plans, agreements or understandings relative to the issuance of any shares of Preferred Stock.


     The issuance of any series of Preferred Stock, and the relative powers, preferences, rights, qualifications, limitations and restrictions of such series, if and when established, will depend upon, among other things, the future capital needs of the Company, the then-existing market conditions and other factors that, in the judgment of the Company's Board of Directors, might warrant the issuance of Preferred Stock. At the date of this Prospectus, there are no plans, agreements or understandings relative to the issuance of any shares of Company Preferred Stock.


OTHER PROVISIONS


     BOARD OF DIRECTORS. The amended Company Articles will establish standards by which the Board of Directors must evaluate any proposal that would result in a change of control of the Company. The Company's current Articles of Incorporation do not contain a similar provision. The provisions of the amended Company Articles relating to the powers, duties and liabilities of the directors may only be amended by the affirmative vote of 80% of the outstanding shares entitled to vote on the matter.


     ELIMINATION OF CUMULATIVE VOTING. Although the Articles of Incorporation of all the Predecessor Companies permit cumulative voting, the amended Company Articles will provide for the elimination of cumulative voting. Section 1701.69 of the Ohio General Corporation Law provides that articles of incorporation may be amended to eliminate the right to vote cumulatively in the election of directors upon approval by shareholders and upon compliance with specific requirements. The shareholder action may not, however, occur earlier than ninety days after the corporation was formed. Furthermore, a written notice shall be given to the shareholders that states, in solid capital letters, that an effect of the elimination of cumulative voting will be to do both of the following:


     (i) To permit a majority of a quorum of the voting power in the election or removal of directors to elect or remove every director;


     (ii) To preclude a minority of a quorum of the voting power in the election or removal of directors from electing or preventing the removal of any director.


     The notice to the Company shareholders regarding the special meeting of shareholders will contain the above stated language.


     DIRECTORS' RESPONSE TO ACQUISITION PROPOSALS. The Company's amended Articles will provide that the Company Board of Directors must base the response of the Company to any "Acquisition Proposal" on the Company Board of Directors' evaluation of what is in the best interest of the Company. In evaluating what is in the best interest of the Company, the Company Board of Directors must consider all relevant factors including, without limitation, the best interest of the shareholders which, for this purpose, requires the Company Board of Directors to consider, among other factors, not only the consideration offered in the Acquisition Proposal in relation to the then current market price of the Company's stock, but also in relation to the current value of the Company in a freely negotiated transaction and in relation to the Company Board of Directors' then estimate of the future value of the Company as an independent entity or as the subject of a future Acquisition Proposal; and such other factors as the Company Board of Directors determines to be relevant, including, among other factors, the long-term and short-term interests of the Company and its subsidiaries and their businesses and properties and the social, legal and economic effects upon the employees, suppliers, customers, creditors and other affected persons, firms and corporations and on the communities and geographical areas in which the Company and its subsidiaries operate or are located. "Acquisition Proposal" is defined in the Company Articles as any proposal for the consolidation or merger of the Company with another corporation, any share exchange involving the Company's outstanding capital stock, any liquidation or dissolution of the Company, any transfer of all or a material portion of the assets of the Company and any tender offer or exchange offer for any of the Company's outstanding stock.


     DIRECTOR LIABILITY AND INDEMNIFICATION. The Company's amended Articles will provide that the Corporation may indemnify any director, officer, incorporator or any former director or officer of the Corporation and any person who is or has served at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his or hers heirs, executors and administrators) against expenses, including attorney fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer, incorporator or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law as the same may be in effect from time to time. The indemnification provided herein shall not be deemed to restrict the right of the Corporation to (i) indemnify employees, agents and others as permitted by law, (ii) purchase and maintain insurance or provide similar protection on behalf of the directors, officers or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to the Corporation as contemplated herein, and (iii) enter into agreements with such directors, officers, incorporators, employees, agents or others indemnifying them against any and all liabilities asserted against them or incurred by them arising out of their service to the Corporation as contemplated herein.

REGULATION PROVISIONS

     The following chart (the "Chart") provides a comparison of certain provisions of the Company's and the Predecessor Companies Codes of Regulation as are now in effect and compares certain other rights the shareholders of the Company and the Predecessor Companies may have. The Company Regulations will be amended upon the Effective Date of the Merger.

- ---------------------------------------------------------------------------------------------------
Entity    Meetings            Directors      Officers       Committees     Indemnification
- ---------------------------------------------------------------------------------------------------
The       Annual meeting      Not less than  President,     Board  may     Each director,
Company   held on first       three, and     Secretary,     designate      officer and  member
 (1)      first Tuesday       number can     and            directors      of committee
          in the third        be fixed or    Treasurer      to serve on    shall be indemnified
          month following     changed at a   and in the     an             against all expenses
          the end of the      meeting of     discretion     executive      incurred in
          fiscal year,        shareholders.  of the         committee,     connection with any
          within or without                  Board, a       and other      action from position
          the State of Ohio.                 Chairman of    committees     held at the Company.
          Action may be                      the Board,     at its
          taken without                      vice-          discretion.
          meeting if written                 presidents
          consent of all                     and other
          holders entitled                   such
          to notice of a                     officers as
          meeting for such                   the Board
          purpose.                           may decide.
- -----------------------------------------------------------------------------------------------


Entity    Meetings            Directors           Officers            Committees               Indemnification
- ------------------------------------------------------------------------------------------------------------------------
ERG       Annually, as the    Not less than       President,          Executive Committee      For officer or director
          directors may       three, with number  Secretary,          specifically             director against
          decide within or    determined by       Treasurer and       provided for             expenses incurred in
          without the         vote of             in the              and the Board            any action resulting
          State of Ohio.      shareholders.       discretion of       has authority to         from position held at
                                                  the Board, a        elect other committees.  the Company.
                                                  Chairman of
                                                  the Board.

- ------------------------------------------------------------------------------------------------------------------------
CCWP      Annually as the     Not less than       President,          For officer or           Executive
          Directors may       three, with the     Secretary,          director against         Committee
          decide within or    number              Treasurer and in    expenses incurred        specifically
          without the State   determined by       the discretion      in connection with       provided for
          of Ohio.            a vote of           of the Board,       any action resulting     and the Board
                              shareholders.       a Chairman of       from position held       has authority to
                                                  the Board.          at the Company.          elect other
                                                                                               committees.

- ------------------------------------------------------------------------------------------------------------------------
CCI       Annually as the     Not less than       President,          Executive                For officer or
          Directors may       number              Secretary,          Committee                director against
          decide within       determined by       Treasurer and in    specifically             expenses incurred
          or without the      a vote of           the discretion of   provided for             in connection with
          State of Ohio.      shareholders.       the Board, a        and the Board            any action resulting
                                                  Chairman of the     has authority to         from position held
                                                  Board.              elect other              at the Company.
                                                                      committees.

- ------------------------------------------------------------------------------------------------------------------------
CIN       Annual meeting      Not less than       President, Vice     Board of  Directors may  Each director
          held on second      three, and          President,          designate directors to   indemnified to the
          Tuesday of April,   number can be       Secretary, and in   serve on an executive    fullest extent of
          within or           fixed or changed    the discretion of   committee, audit         Ohio law.
          without the State   at a meeting        the Board, a        committee or
          of Ohio.  Action    of shareholders.    Chairman of the     compensation committee.
          may be taken                            Board.
          without meeting
          if written
          consent of all
          holders entitled
          to vote.

- ------------------------------------------------------------------------------------------------------------------------
INC       Annually as the     Not less than       President,          Executive Committee           For officer or
          Directors may       three, and          Secretary,          specifically provided         director against
          decide within or    number can be       Treasurer and in    for and the Board has         expenses incurred
          without the State   fixed or changed    the discretion of   authority to elect other      in connection with
          of Ohio.            at a meeting        the Board, a        committees.                   any action resulting
                              of shareholders.    Chairman of the                                   from position held
                                                  Board.                                            at the Company.


- ------------------------------------------------------------------------------------------------------------------------




     (1) The Company Regulations will be amended upon the Effective Date of the Merger as described under "COMPARISON OF CERTAIN RIGHTS OF THE COMPANY AND THE PREDECESSOR COMPANY SHAREHOLDERS - Amended Company Regulations"


AMENDED COMPANY REGULATIONS

     At the Effective Time of the Merger, the Company Regulations will be amended. This summary is not intended to be complete and is qualified in its entirety by reference to applicable provisions of the Ohio General Corporation Law and to the respective corporate documents of the Company and the Predecessor Companies. For information as to how such corporate documents may be obtained, see "AVAILABLE INFORMATION."


     CLASSIFIED BOARD OF DIRECTORS. The amended Company Regulations provide for the Company Board of Directors to be divided into three classes (unless there are fewer than 9 directors in which case there will be two classes) of directors serving staggered three-year terms. As a result, approximately one-third of the Company Board of Directors will be elected each year. Classification of the Company Board of Directors expands the time required to change the composition of a majority of directors and may tend to discourage a proxy contest or other takeover bid for the Company.


     REMOVAL OF DIRECTORS. The amended Company Regulations provide that any director or the entire Company Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of all of the outstanding shares of capital stock of the Company entitled to vote on the election of directors at a meeting of shareholders called for that purpose, except that if the Company Board of Directors, by an affirmative vote of at least 66 2/3% of the entire Company Board of Directors, recommends removal of a director to the shareholders, such removal may be effected by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Company present in person or represented by proxy and entitled to vote on the election of directors at a meeting of shareholders called for that purpose. These provisions, when coupled with provisions of the amended Company Regulations authorizing only the Company Board of Directors to fill vacant directorships, will preclude shareholders of the Company from removing incumbent directors without cause, and simultaneously gaining control of the Company Board of Directors by filling the vacancies with their own nominees.


     The term "cause" is not defined in the Company Articles or the Ohio General Corporation Law. Consequently, any question concerning the legal standard for "cause" would have to be judicially determined and such a determination could be difficult, expensive and time consuming.



     MEETINGS OF SHAREHOLDERS. The amended Company Regulations provide that annual meetings of shareholders shall be held at such time and on such
business day as the Board of Directors may determine.   Except as otherwise
provided by law or by the amended Company Articles, a quorum for any meeting of the Company shareholders is a majority of the capital stock issued and outstanding and entitled to vote at the meeting.



     SPECIAL MEETINGS OF SHAREHOLDERS. The amended Company Regulations provide that special meetings of shareholders may be called by the Chairman of the Board, President or Chief Executive Officer or by the Board of Directors by action at a meeting or a majority of the directors without a meeting or by shareholders holding 50% or more of the voting power entitled to elect directors.


     ADVANCE NOTICE REQUIREMENTS FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. The amended Company Regulations provide that shareholders seeking to bring business before a meeting of shareholders, or to nominate candidates for election as directors at a meeting of shareholders, must provide timely notice thereof in writing. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive office of the Company, not less than 30 days nor more than 60 days prior to the scheduled meeting (or, if less than 40 days' notice of the meeting is given to shareholders not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the meeting was mailed, or (ii) the day on which public disclosure of the date of the special meeting was made). The amended Company Regulations also specify certain requirements pertaining to the form and substance of a shareholder's notice. These provisions may preclude some shareholders from making nominations for directors at an annual or special meeting or from bringing other matters before the shareholders at a meeting.


     VOTING REQUIREMENTS. The Company Regulations provide that certain provisions in the Company Regulations may not be altered, amended or repealed in any respect, and new provisions inconsistent therewith may not be adopted unless such action is approved by the affirmative vote of the holders of at least 80% of all of the outstanding shares of capital stock of the Company entitled to vote on such matter at a meeting of shareholders called for that purpose.

SHAREHOLDER NOMINATIONS AND PROPOSALS. The amended Company Regulations also specify certain requirements pertaining to the form and substance of a shareholder's notice. These provisions may preclude some shareholders from making nominations for directors at an annual or special meeting or from bringing other matters before the shareholders at a meeting. See "COMPANY - Description of Capital Stock."

     Although the Company corporate documents do not give the Company Board any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, the foregoing provisions may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its shareholders. On the other hand, by requiring advance notice of nominations by shareholders, these shareholder notice procedures afford the Company Board of Directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Company Board of Directors, to inform shareholders about such qualifications. By requiring advance notice of other proposed business, the shareholder notice procedures provide a more orderly procedure for conducting annual meetings of shareholders and, to the extent deemed necessary or desirable by the Company Board of Directors, provide the Board with an opportunity to inform shareholders, prior to such meeting, of any business proposed to be conducted at the meeting, together with any recommendations by the Company Board of Directors or statements as to the Company Board of Director's position regarding action to be taken with respect to such business, so that shareholders can better decide whether to attend the meeting or to grant a proxy regarding the disposition of any such business.

OHIO GENERAL CORPORATION LAW






     Certain provisions of the General Corporation Law of Ohio and of the amended Company Articles and the amended Company Regulations summarized in the following paragraphs, may be considered to have an anti-takeover effect and may delay, deter or prevent a tender offer, proxy contest or other takeover attempt that a shareholder might consider to be in such shareholder's best interest, including such an attempt as might result in payment of a premium over the market price for shares held by shareholders.


     DIVIDENDS. The Ohio General Corporation Law generally allows dividends to be paid in cash, property, or shares of the corporation. The dividend shall not exceed the combination of the surplus of the Corporation and the difference between (i) the reduction in surplus that results from the immediate recognition of the transition obligation under the statement of financial accounting standards No. 106; and (2) the aggregate amount of the transition obligation that would have been recognized as of the date of the declaration of a dividend if the corporation had elected to amortize its recognition of the transition obligation under statement of financial accounting standards No. 106. However, no dividends may be paid to the holders of shares of any class in violation of the rights of the holders of shares of any other class, or when the corporation is insolvent or there is reasonable ground to believe that by such payment it would be rendered insolvent. Holders of both the Company common stock and the Predecessor Company common stock are entitled to receive dividends in such amounts and at such times as declared by their respective Boards of Directors. Neither the Company nor any Predecessor Company has paid cash dividends. The Company presently anticipates that all of its future earnings will be retained for the development of its business and does not anticipate paying cash dividends on the Company common stock in the foreseeable future. The payment of any future dividends will be at the discretion of the Company's Board of Directors and will be based on the Company's future earnings, financial condition, capital requirements and other relevant factors.

     ACTION BY WRITTEN CONSENT. The Ohio General Corporation Law provides that, unless otherwise provided in the Articles of Incorporation, any action that is required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose.

     LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS. Section 1701.59 of the Ohio General Corporation Law provides that a director shall not be found to have violated his duties under the Ohio General Corporation Law unless it is proved by clear and convincing evidence that the director has not acted in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinary prudent person in a like position would use under similar circumstances.

     Section 1701.13 of the Ohio General Corporation Law allows for corporations to indemnify officers and directors from actions, suits or proceedings arising out of their service to the corporation. The Company's Articles provide that the Corporation may indemnify any director, officer, incorporator or any former director or officer of the Corporation and any person who is or has served at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his or hers heirs, executors and administrators) against expenses, including attorney fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer, incorporator or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law as the same may be in effect from time to time. The indemnification provided herein shall not be deemed to restrict the right of the Corporation to (i) indemnify employees, agents and others as permitted by law, (ii) purchase and maintain insurance or provide similar protection on behalf of the directors, officers or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to the Corporation as contemplated herein, and
(iii) enter into agreements with such directors, officers, incorporators, employees, agents or others indemnifying them against any and all liabilities asserted against them or incurred by them arising out of their service to the Corporation as contemplated herein.

     INTERESTED SHAREHOLDER TRANSACTIONS. Chapter 1704 of the Ohio General Corporation Law prohibits certain transactions between a Ohio corporation and an "interested shareholder" Chapter 1704 allows for a corporation to exclude itself from Chapter 1204 by exempting itself in its Articles of Incorporation. The Company has not included such an exemptive provision in the Company Articles. See "THE COMPANY - Description of Capital Stock."

REPURCHASE AND REDEMPTION OF STOCK. Ohio corporations may generally purchase or redeem their own shares of capital stock. The Company Articles provide that its Board of Directors have the right and power to repurchase any of its outstanding shares upon such terms and conditions agreed upon by the corporation and the selling shareholder.

                                     EXPERTS

     The financial statements of Papnet of Ohio, Inc. at December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995; the financial statements of ER Group, Inc. at December 31, 1995 and the year then ended; the combined financial statements of Carolina Cytology, Inc. and CCWP Partners, Inc. at December 31, 1995 and the year then ended; the financial statements of Indiana Cytology Review Company at December 31, 1995 and the period December 1 through December 31, 1995 and the financial statements of Cytology Indiana, Inc. at December 31, 1995 and the year then ended; appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL  OPINIONS

     The validity of the Company Shares to be issued to the Predecessor Company shareholders pursuant to the Merger and certain other legal matters in connection with the Merger, including certain tax matters, will be passed upon by Porter, Wright, Morris & Arthur, Columbus, Ohio.

                          Index to Financial Statements



Papnet of Ohio, Inc.

Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . . F - 3
Balance Sheets at December 31, 1994 and 1995 and
  June 30, 1996 (Unaudited) . . . . . . . . . . . . . . . . . . . . . .  F - 4
Statements of Operations for each of the three years ended
  December 31, 1993, 1994 and 1995 and for the six-month
  periods ended June 30, 1995 and 1996 (Unaudited). . . . . . . . . . .  F - 5
Statements of Stockholders' Equity for each of the three years ended
  December 31, 1993, 1994 and 1995 and for the six-month
  period ended June 30, 1996 (Unaudited). . . . . . . . . . . . . . . .  F - 6
Statements of Cash Flows for each of the three years ended
  December 31, 1993, 1994 and 1995 and for the six-month
  periods ended June 30, 1995 and 1996 (Unaudited). . . . . . . . . . .  F - 7
Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . F - 8

ER Group, Inc.

Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . . F - 15
Balance Sheets at December 31, 1995 and
  June 30, 1996 (Unaudited) . . . . . . . . . . . . . . . . . . . . . .  F - 16
Statements of Operations for the year ended December 31, 1995 and for the six-month period ended June 30, 1996 (Unaudited). . . . .  F - 17
Statements of Cash Flows for the year ended December 31, 1995 and for the six-month period ended June 30, 1996 (Unaudited). . . . .  F - 18
Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . F - 19

Carolina Cytology, Inc. and CCWP Partners, Inc.

Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . . F - 22
Combined Balance Sheets at December 31, 1995 and
  June 30, 1996 (Unaudited) . . . . . . . . . . . . . . . . . . . . . .  F - 23
Combined Statements of Operations for the year
  ended December 31, 1995 and for the six-month
  period ended June 30, 1996 (Unaudited). . . . . . . . . . . . . . . .  F - 24
Combined Statements of Cash Flows for the year
  ended December 31, 1995 and for the six-month
  period ended June 30, 1996 (Unaudited). . . . . . . . . . . . . . . .  F - 25
Notes to Combined Financial Statements . . . . . . . . . . . . . . . . . F - 26

Indiana Cytology Review Corporation

Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . . F - 29
Balance Sheets at December 31, 1995 and
  June 30, 1996 (Unaudited) . . . . . . . . . . . . . . . . . . . . . .  F - 30
Statements of Operations for the period December 1
  through December 31, 1995 and for the six-month period
  ended June 30, 1996 (Unaudited) . . . . . . . . . . . . . . . . . . .  F - 31
Statements of Cash Flows for the period December 1
  through December 31, 1995 and for the six-month period
  ended June 30, 1996 (Unaudited) . . . . . . . . . . . . . . . . . . .  F - 32
Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . F - 33

Cytology Indiana, Inc.

Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . . F - 37
Balance Sheets at December 31, 1995 and
  June 30, 1996 (Unaudited) . . . . . . . . . . . . . . . . . . . . . .  F - 38
Statements of Operations for the year ended December 31, 1995 and for the six-month period ended June 30, 1996 (Unaudited). . . . .  F - 39
Statements of Cash Flows for the year ended December 31, 1995 and for the six-month period ended June 30, 1996 (Unaudited). . . . .  F - 40
Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . F - 41

                         Report of Independent Auditors


The Board of Directors and Stockholders
Papnet of Ohio, Inc.


We have audited the accompanying balance sheets of Papnet of Ohio, Inc. (the Company) as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                       ERNST & YOUNG LLP


Columbus, Ohio
March 22, 1996, except for
  Note 8 as to which the date
  is July 5, 1996

                              Papnet of Ohio, Inc.

                                 Balance Sheets


                                                               DECEMBER 31             JUNE 30,
                                                           1994           1995           1996
                                                       ----------------------------------------
                                                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents                            $  535,545     $  811,359     $  220,159
  Accounts receivable                                      33,445         75,993        171,631
  Due from related entities (NOTE 8)                            -              -        227,206
  Note receivable from stockholder (NOTE 6)                50,000         50,000         50,000
  Prepaid assets                                            1,021          1,021          1,021
                                                       ----------------------------------------
Total current assets                                      620,011        938,373        670,017

Notes receivable - NSI                                    126,041         51,080         21,443
Investment in NSI--available for sale                           -      7,696,296      5,700,960
Investment in partnerships                                      -        172,679        125,866
Furniture and equipment (net of accumulated
  depreciation of $17,127 -- 1994 and $24,623 -- 1995)     20,552         17,316         14,316
Deferred taxes                                                  -         68,715        190,716
Deposits and other assets                                   2,330          1,330          1,330
                                                       ----------------------------------------
Total assets                                           $  768,934     $8,945,789     $6,724,648
                                                       ----------------------------------------
                                                       ----------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                     $        -     $   49,931     $  209,672
  Accrued expenses                                         30,334         81,630         17,214
  Other liabilities                                             -         42,831              -
                                                       ----------------------------------------
Total current liabilities                                  30,334        174,392        226,886

Deferred taxes                                                  -      2,517,718      1,719,583

Stockholders' equity:
  Common stock no par value, 8,000,000 shares
    authorized, 5,864,916 and 6,072,936 issued
    and outstanding at December 31, 1994 and 1995       1,488,948      1,779,465      1,779,465
  Additional paid-in capital                              783,077        783,077        783,077
  Unrealized gains on available-for-sale securities
    net of deferred taxes of $2,517,718 in 1995 and
    $1,719,583 in 1996                                          -      3,899,617      2,659,694
  Retained deficit                                     (1,533,425)      (208,480)      (444,057)
                                                       ----------------------------------------
Total stockholders' equity                                738,600      6,253,679      4,778,179
                                                       ----------------------------------------
Total liabilities and stockholders' equity             $  768,934     $8,945,789     $6,724,648
                                                       ----------------------------------------
                                                       ----------------------------------------


SEE ACCOMPANYING NOTES.

                              Papnet of Ohio, Inc.

                            Statements of Operations

                                                                                              SIX MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31                       JUNE 30
                                                 1993           1994           1995           1995           1996
                                           ------------------------------------------------------------------------
                                                                                                  (UNAUDITED)

Royalty revenue                               $   4,322      $  24,765     $   48,000       $ 21,340      $  27,099

Operating expenses:
  Salaries and benefits                         180,909        184,113        284,041        101,278        125,973
  Sales and marketing                            41,881         26,433         62,079         23,692         45,125
  Professional                                   38,935         40,664         32,854         14,786         21,121
  Payroll and franchise taxes                    19,272         20,831         22,316         17,089         28,843
  Depreciation and amortization                   8,916          8,152          7,496          3,469          3,000
  Office and other                                    -         47,168         57,948         27,198         32,945
  Merger (NOTE 8)                                     -              -        106,415              -        134,450
                                           ------------------------------------------------------------------------
Total operating expense                         289,913        327,361        573,149        187,512        391,457
                                           ------------------------------------------------------------------------

Operating loss                                 (285,591)      (302,596)      (525,149)      (166,172)      (364,358)

Other income (expense):
  Interest income                                 9,037         19,059         16,606         11,240         10,871
  Interest expense                                 (514)             -           (264)           (39)             -
  Equity income (loss) in partnerships                -              -         49,638              -         (4,091)
  NSI settlement and common stock
    transactions (NOTE 3)                             -              -      1,715,399              -              -
                                           ------------------------------------------------------------------------
Total other income                                8,523         19,059      1,781,379         11,201          6,780
                                           ------------------------------------------------------------------------
Income (loss) before income taxes              (277,068)      (283,537)     1,256,230       (154,971)      (357,578)

Income tax provision (benefit)                        -              -        (68,715)             -       (122,001)
                                           ------------------------------------------------------------------------
Net income (loss)                             $(277,068)     $(283,537)    $1,324,945       (154,971)      (235,577)
                                           ------------------------------------------------------------------------

Net income (loss) per share                       $(.05)         $(.05)          $.21          $(.03)         $(.04)
                                           ------------------------------------------------------------------------
                                           ------------------------------------------------------------------------

Shares used in computation                    5,623,000      5,860,336      6,349,594      5,870,778      6,072,936
                                           ------------------------------------------------------------------------
                                           ------------------------------------------------------------------------

SEE ACCOMPANYING NOTES.

                              Papnet of Ohio, Inc.

                       Statements of Stockholders' Equity

                                                                                      ADJUSTMENTS
                                                                       ADDITIONAL    TO UNREALIZED      RETAINED
                                                      COMMON            PAID-IN         GAINS           EARNINGS
                                                       STOCK            CAPITAL        (LOSSES)         (DEFICIT)         TOTAL
                                                   -------------------------------------------------------------------------------

Balance, January 1, 1993                            $  602,000         $783,077       $        -       $ (972,820)      $  412,257
  Stock issued                                         401,802                -                -                -          401,802
  Stock subscribed                                     386,837                -                -                -          386,837
  Net loss                                                   -                -                -         (277,068)        (277,068)
                                                   -------------------------------------------------------------------------------
Balance, December 31, 1993                           1,390,639          783,077                -       (1,249,888)         923,828
  Stock issued and warrants exercised                   98,309                -                -                -           98,309
  Net loss                                                   -                -                -         (283,537)        (283,537)
                                                   -------------------------------------------------------------------------------
Balance, December 31, 1994                           1,488,948          783,077                -       (1,533,425)         738,600
  Stock issued and warrants exercised                  290,517                -                -                -          290,517
  Adjustment to unrealized gains net of tax
    (unaudited)                                              -                -        3,899,617                -        3,899,617
  Net income                                                 -                -                -        1,324,945        1,324,945
                                                   -------------------------------------------------------------------------------
Balance, December 31, 1995                           1,779,465          783,077        3,899,617         (208,480)       6,253,679
  Net loss (unaudited)                                       -                -                -         (235,577)        (235,577)
  Adjustment to unrealized gains net of tax
    (unaudited)                                              -                -       (1,239,923)                -      (1,239,923)
                                                   -------------------------------------------------------------------------------
Balance, June 30, 1996 (unaudited)                  $1,779,465         $783,077       $2,659,694        $(444,057)      $4,778,179
                                                   -------------------------------------------------------------------------------
                                                   -------------------------------------------------------------------------------


SEE ACCOMPANYING NOTES.

                              Papnet of Ohio, Inc.

                            Statements of Cash Flows

                                                                                              SIX MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31                       JUNE 30
                                                 1993           1994           1995           1995           1996
                                           ------------------------------------------------------------------------
                                                                                                   (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)                             $(277,068)     $(283,537)    $1,324,945      $(154,971)    $ (235,577)
Adjustments to reconcile net income
  (loss) to net cash provided by
  (used for) operating activities:
    Depreciation and amortization                 8,916          8,152          7,496          3,469          3,000
    Recognition of deferred tax assets                -              -        (68,715)             -       (122,001)
    Gain on settlement and exercise of
      warrants with NSI                               -              -     (1,402,002)             -              -
  Equity (income) loss in partnership                 -              -        (49,638)             -          4,091
  Changes in operating assets and
    liabilities:
    Accounts receivable                          (5,121)       (24,765)       (42,548)       (18,378)       (95,638)
    Note receivable from stockholder                  -        (50,000)             -              -              -
    Prepaid assets                               (1,021)             -              -              -              -
    Accounts payable                             18,969        (23,905)        49,931          2,384        159,741
    Due from related entities                         -              -              -              -       (227,206)
    Accrued expenses and other
      liabilities                                 2,179         15,574         94,127         (7,887)      (107,247)
                                           ------------------------------------------------------------------------
Net cash used in operating activities          (253,146)      (358,481)       (86,404)      (175,383)      (620,837)

INVESTING ACTIVITIES
Notes receivable - NSI                           27,012         70,717         74,961         47,038         29,637
Purchase of furniture and equipment              (7,179)        (7,200)        (4,260)        (6,600)             -
Other assets                                       (126)          (172)         1,000              -              -
                                           ------------------------------------------------------------------------
Net cash provided by (used in) investing
  activities                                     19,707         63,345         71,701         40,438         29,637

FINANCING ACTIVITIES
Proceeds from stock subscription
  receivable                                     95,862        290,975              -              -              -
Issuance of common stock and warrants
  exercised                                           -         98,309        290,517              -              -
                                           ------------------------------------------------------------------------
Net cash provided by financing activities        95,862        389,284        290,517              -              -

Net increase (decrease) in cash                (137,577)        94,148        275,814       (134,935)      (591,200)

Cash and cash equivalents at beginning
  of period                                     578,974        441,397        535,545        535,545        811,359
                                           ------------------------------------------------------------------------
Cash and cash equivalents at end of
  period                                     $  441,397      $ 535,545     $  811,359       $400,600      $ 220,159
                                           ------------------------------------------------------------------------
                                           ------------------------------------------------------------------------

Supplemental non-cash transactions:
  Assets acquired in acquisition of
    minority interests in exchange for
    common stock                             $  401,802      $       -     $        -       $      -      $       -
                                           ------------------------------------------------------------------------
                                           ------------------------------------------------------------------------

  Stock subscriptions received from
    stock offering                           $  290,975      $       -     $        -       $      -      $       -
                                           ------------------------------------------------------------------------
                                           ------------------------------------------------------------------------


SEE ACCOMPANYING NOTES.

                              Papnet of Ohio, Inc.

                          Notes to Financial Statements

                                December 31, 1995



1.  ORGANIZATION AND BASIS OF PRESENTATION

Papnet of Ohio, Inc. (the Company) holds a long-term territorial license agreement ("License Agreement") issued by Neuromedical Systems, Inc. (NSI), which provides the right to sell the "PAPNET-Registered Trademark- System" and the "PAPNET-Registered Trademark- Service", as described below, in Ohio, Kentucky and the Standard Metropolitan Area of Chicago.

NSI, founded in 1988, is a healthcare technology company focused on diagnostic screening applications to aid in the early detection of certain cancers. NSI's first and to date only product, the PAPNET-Registered Trademark- System, was approved for commercial use in the United States by the Food and Drug Administration (the "FDA") on November 8, 1995. The PAPNET-Registered Trademark-Service permits laboratories to submit slides to one of NSI's central facilities for processing by the PAPNET-Registered Trademark- System. NSI's objective is to establish the use of its PAPNET-Registered Trademark- System as the new standard of care in cervical cancer screening.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

CASH EQUIVALENTS

Cash equivalents include investments in highly liquid debt instruments with a maturity of three months or less at date of acquisition. The carrying amounts reported in the balance sheets for cash equivalents approximate fair value.

INVESTMENT IN PARTNERSHIPS

The Company accounts for its minority interest in two partnerships on the equity method because the Company exercises significant influence over the partnerships. The majority owners of these partnerships are parties to the Merger Agreement described in Note 8.

                              Papnet of Ohio, Inc.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FURNITURE AND EQUIPMENT

Furniture and equipment consists of office furniture and computer equipment recorded at cost which is being depreciated on an accelerated method over estimated useful lives ranging from five to seven years.

LICENSE AGREEMENT

The License Agreement expires in 2025, but provide for a 20 year renewal option. Amounts paid by the Company to NSI in exchange for the License Agreement have been expensed in the years paid. This accounting reflects the uncertainty as to the recoverability of amounts paid for the License Agreement, which was contingent on FDA approval of the PAPNET-Registered Trademark- System and the ability of NSI and the Company to develop a profitable market for the technology. The Company treated these payments as an intangible asset in its previously issued financial statements. The Company's historical financial statements have been restated to conform with the accounting practices of the other NetMed Entities, as described in Note 8, so there is consistent application for the merger also described in Note 8. The effect of this change on the Company's historical financial statements was to increase income in each of the three years ended December 31, 1993, 1994 and 1995, by approximately $43,000, $43,000 and $31,000, respectively, in addition to reducing assets and retained earnings by the unamortized balance of the intangible asset.

ROYALTY REVENUE

Pursuant to the License Agreements, the Company is entitled to receive a calculated royalty or a specified percentage of NSI's annual slide processing revenues less certain expenses, up to specific annual monetary limits for each licensee. Royalty revenue is recognized as earned based on the License Agreements.

INCOME TAXES

The Company accounts for income taxes using the liability method under Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Deferred items are determined based on differences between the financial reporting and tax basis of assets and liabilities, and are measured using the enacted rates and laws that will be in effect when the differences are expected to reverse.

STOCK OPTIONS AND WARRANTS

The Company accounts for stock options and warrants under APB 25 "Accounting for Stock Issued to Employees."

                              Papnet of Ohio, Inc.

3.  INVESTMENT IN NSI

The Company owns stock in NSI as a result of the exercise of warrants and settlement of certain claims with NSI. The investment is classified as available-for-sale and is carried at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity. NSI trades publicly on the NASDAQ NMS under the symbol "NSIX." As of December 31, 1995, the Company owned 380,064 shares of NSI stock at a cost of $1,402,002.


The exercise of the warrants in NSI was completed utilizing a cashless exercise provision in the warrant agreement. This resulted in a gain of $652,250 which has been reported as other income. As a result of settling certain claims with NSI in December 1995, the Company received 53,939 shares of NSI stock resulting in a gain of $749,752 which is recorded in other income. In addition, the Company was allocated the right to purchase 65,000 shares of NSI stock at NSI's initial public offering. The Company purchased and sold the entire 65,000 shares for $1,292,363 during 1995 resulting in a realized gain of $313,397 which has been recorded as other income.

4.  STOCK OPTIONS AND WARRANTS

The Company adopted a stock option plan in 1995 under which qualified or nonqualified options may be granted. No options are currently outstanding under the Plan.

As of December 31, 1995, there were outstanding 47,020 warrants for the President of the Company and 24,000 for a former consultant to purchase stock at exercise prices of $.875 per share and $1.25 per share, respectively.

                                        SHARES                   VALUE
                                    -----------------------------------------
Outstanding at December 31, 1993        339,040             $.875 to $1.25

Exercised                               (84,000)                 $1.25
                                    --------------

Outstanding at December 31, 1994        255,040

Exercised                              (184,020)            $.875 to $1.25
                                    --------------

Outstanding at December 31, 1995        71,020              $.875 to $1.25
                                    --------------
                                    --------------

                              Papnet of Ohio, Inc.

4.  STOCK OPTIONS AND WARRANTS (CONTINUED)

The Company has outstanding options to issue 365,600 of the Company's shares under a non-qualified stock option plan at exercise prices ranging from $1.09 to $12.00 per share. As of December 31, 1995 and 1994, respectively, the outstanding shares and respective exercise prices were as follows:

                                        SHARES                   VALUE
                                    -----------------------------------------

Outstanding at December 31, 1993        397,600             $1.09 to $1.56

Issued                                   32,000             $2.25 to $3.25
Expired                                  24,000                   $1.38
                                    --------------
Outstanding at December 31, 1994        429,600             $1.09 to $3.25

Issued                                   16,000                  $12.00
Expired                                  56,000                   $1.38
                                    --------------
Outstanding at December 31, 1995        365,600             $1.09 to $12.00
                                    --------------
                                    --------------

All options and warrants were issued at prices that equaled or exceeded fair market value at date of grant.

                              Papnet of Ohio, Inc.

5.  INCOME TAXES

Significant components of deferred tax assets and liabilities are as follows:

                                                 1994               1995
                                          -------------------------------------
Loss carryforwards                            $ 259,000         $    68,715
License fees                                    312,000                   -
Unrealized gains on investments                       -          (2,517,718)
                                          -------------------------------------
                                                571,000          (2,449,003)
Valuation allowance                            (571,000)                  -
                                          -------------------------------------
Net deferred tax liability                     $      -         $(2,449,003)
                                          -------------------------------------
                                          -------------------------------------

At December 31, 1995, the Company had unused NOL carryforwards for tax purposes of approximately $172,000 which expire in 2009.

At December 31, 1993 and 1994, a full valuation allowance was recorded due to the lack of deferred tax liabilities, historical income and tax planning strategies. During 1995, due to the recognition of a significant deferred tax liability, a valuation allowance was not required.

The reconciliation of income tax computed at the statutory rate to the recorded tax provision (benefit) is:

                                               1993         1994         1995
                                           -------------------------------------

Tax provision (benefit) at statutory rate    $(94,203)    $(96,402)   $ 427,118
Recognition of previously reserved tax
  assets                                            -            -     (495,833)
Valuation allowance provided                   94,203       96,402            -
                                           -------------------------------------

Total tax provision (benefit)                $      -     $      -    $ (68,715)
                                           -------------------------------------
                                           -------------------------------------

6.  NOTE RECEIVABLE FROM STOCKHOLDER

On October 14, 1994, the Company loaned one of its officers and stockholders $50,000, at prime plus 1/2% interest. The loan is due June 1, 1996. Under the loan agreement, effective with the merger described in Note 8, the loan will be deemed a bonus and converted into compensation.

                              Papnet of Ohio, Inc.

7.  LEASES

The Company leases facilities and equipment under operating leases. Rent expense for the years ended December 31, 1993, 1994 and 1995 was $12,250, $15,526 and $19,537, respectively.

8.  SUBSEQUENT EVENTS

MERGER AGREEMENT

Certain entities with a degree of common ownership interest also hold long-term territorial License Agreements for the PAPNET-Registered Trademark- System. These entities consist of Cytology Indiana, Inc. ("CIN"), Indiana Cytology Review Corporation ("INC"), ER Group, Inc. ("ERG") and Carolina Cytology, Inc. ("CCI"). These entities, along with the Company and CCWP Partners, Inc. ("CCWP"), have signed an agreement to merge into the Company, which will be renamed NetMed, Inc. (NetMed). The entities party to the merger are collectively referred to as the NetMed Entities.

NetMed will hold the License Agreements previously held by the individual NetMed Entities. The business purpose of NetMed will be to market the proprietary products of NSI, including the PAPNET-Registered Trademark- System, in the territories encompassed under the License Agreements. These territories include Ohio, Kentucky, the Standard Metropolitan Area of Chicago, Missouri, Georgia and North Carolina.

LOAN AGREEMENT WITH NETMED ENTITIES

The Company has entered into Loan Agreements with the individual NetMed Entities, dated July 5, 1996 (the "Loan Agreement"), whereby the Company has agreed to advance to the individual NetMed Entities the expenses incurred in connection with the Merger. In addition, the Company will advance funds necessary to pay reasonable expenses of ordinary business operations for the individual NetMed Entities. Advances will be evidenced by a promissory note bearing interest at an annual rate of 7% payable 180 days after the earlier of the consummation of the merger or the termination of the Merger Agreement. Promissory notes delivered by the individual NetMed Entities will be secured by their shares of NSI common stock.

                              Papnet of Ohio, Inc.

8.  SUBSEQUENT EVENTS (CONTINUED)

LOAN AGREEMENT WITH NETMED ENTITIES (CONTINUED)

Pending completion of the merger, the business operations of the NetMed Entities are being managed by the Company.

COMMITMENT

The Company has also entered into a Loan Agreement, dated March 14, 1996, (the "Loan Agreement"), with Cytology West, Inc. ("CWI") and Papnet Utah, Inc. ("PUI"). CWI is licensed to sell the PAPNET System and the PAPNET Service in Arizona, Nevada and San Diego County California. The President of CWI, owns 383,616 shares of the Company's common stock. The Loan Agreement provides for advances to CWI of up to $585,000 to cover certain operating expenses and the acquisition of new technology. PUI is licensed to sell the PAPNET System and the PAPNET Service in Utah. No specific amount was established for advances to PUI. The advances will bear interest at the rate of 7% per annum. As of June 15, 1996, the Company has advanced $146,320 to CWI and $14,315 to PUI under the terms of the Loan Agreements.




9.  UNAUDITED FINANCIAL STATEMENTS


The financial statements as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial statements for these interim periods have been included. The results for the interim period ended June 30, 1996 are not necessarily indicative of the results to be obtained for the full fiscal year ending December 31, 1996.

                         Report of Independent Auditors


The Board of Directors and Stockholders
ER Group, Inc.


We have audited the accompanying balance sheet of ER Group, Inc. (the Company) as of December 31, 1995, and the related statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                       ERNST & YOUNG LLP



Columbus, Ohio
March 22, 1996, except for
  Note 4 as to which the date
  is July 5, 1996

                                 ER Group, Inc.

                                 Balance Sheets


                                                   DECEMBER 31,      JUNE 30,
                                                      1995             1996
                                                  -----------------------------
                                                                   (UNAUDITED)

ASSETS
Current assets:
  Cash and cash equivalents                         $   53,273     $   50,649
Accounts receivable                                     18,190          5,059
                                                  -----------------------------
Total current assets                                    71,463         55,708

Investment in NSI--available for sale                2,923,351      2,165,445
Deposits and other assets                                   69             69
                                                  -----------------------------
Total assets                                        $2,994,883     $2,221,222
                                                  -----------------------------
                                                  -----------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                  $   14,710     $        -
  Due to related entities (NOTE 4)                           -         70,887
  Accrued expenses                                           -          3,557
                                                  -----------------------------
Total current liabilities                               14,710         74,444

Deferred taxes                                         955,917        652,755

Stockholders' equity:
  Common stock                                         575,000        610,000
  Unrealized gains on available-for-sale
    securities net of deferred taxes of
    $955,917 in 1995 and $652,775 in 1996            1,433,876        979,132
  Retained earnings (deficit)                           15,380        (95,109)
                                                  -----------------------------
Total stockholders' equity                           2,024,256      1,494,023
                                                  -----------------------------
Total liabilities and stockholders' equity          $2,994,883     $2,221,222
                                                  -----------------------------
                                                  -----------------------------


SEE ACCOMPANYING NOTES.

                                 ER Group, Inc.

                            Statements of Operations



                                                                      SIX
                                                    YEAR ENDED    MONTHS ENDED
                                                    DECEMBER 31,     JUNE 30,
                                                       1995           1996
                                                  -----------------------------
                                                                   (UNAUDITED)

Royalty revenue                                       $ 12,000       $  7,137

Operating expenses:
  Salaries and benefits                                      -         60,414
  Sales and marketing                                        -         10,936
  Payroll and franchise taxes                                -          2,155
  Professional                                           2,042          5,452
  Depreciation and amortization                            166              -
  Office                                                 1,337          1,549
  Merger (NOTE 4)                                       32,103         37,684
                                                  -----------------------------
Total operating expense                                 35,648        118,190
                                                  -----------------------------

Operating loss                                         (23,648)      (111,053)

Other income:
  Interest income                                        1,346            564
  NSI settlement and common stock transactions
    (NOTE 3)                                           533,558              -
                                                  -----------------------------
Total other income                                     534,904            564
                                                  -----------------------------
Net income (loss)                                     $511,256      $(110,489)
                                                  -----------------------------
                                                  -----------------------------


SEE ACCOMPANYING NOTES.

                                 ER Group, Inc.

                            Statements of Cash Flows



                                                                      SIX
                                                    YEAR ENDED    MONTHS ENDED
                                                    DECEMBER 31,    JUNE 30,
                                                       1995           1996
                                                  -----------------------------
                                                                   (UNAUDITED)

OPERATING ACTIVITIES
Net income (loss)                                    $ 511,256      $(110,489)
Adjustments to reconcile net income to net cash
  provided by (used for) operating activities:
    Depreciation and amortization                          166              -
    Gain on settlement and exercise of warrants
      with NSI                                        (533,558)             -
    Stock issued for consulting services                     -         35,000
    Changes in operating assets and liabilities:
      Accounts receivable                               (7,331)        13,131
      Accounts payable                                  14,710        (14,710)
      Due to related entities                                -         70,887
      Accrued expenses                                       -          3,557
                                                  -----------------------------
Net cash used in operating activities                  (14,757)        (2,624)

Cash and cash equivalents at beginning of period        68,030         53,273
                                                  -----------------------------
Cash and cash equivalents at end of period          $   53,273       $ 50,649
                                                  -----------------------------
                                                  -----------------------------



SEE ACCOMPANYING NOTES.

                                 ER Group, Inc.

                          Notes to Financial Statements

                                December 31, 1995



1.  ORGANIZATION AND BASIS OF PRESENTATION

ER Group, Inc. (the Company) holds a long-term territorial license agreement ("License Agreement") issued by Neuromedical Systems, Inc. (NSI), which provides the right to sell the "PAPNET-Registered Trademark- System" and the "PAPNET-Registered Trademark- Service" , as described below, in Georgia.

NSI, founded in 1988, is a healthcare technology company focused on diagnostic screening applications to aid in the early detection of certain cancers. NSI's first and to date only product, the PAPNET-Registered Trademark- System, was approved for commercial use in the United States by the Food and Drug Administration (the "FDA") on November 8, 1995. The PAPNET-Registered Trademark- Service permits laboratories to submit slides to one of NSI's central facilities for processing by the PAPNET-Registered Trademark- System. NSI's objective is to establish the use of its PAPNET-Registered Trademark- System as the new standard of care in cervical cancer screening.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

LICENSE AGREEMENT

The License Agreement expires in 2025, but provides for a 20 year renewal option. Amounts paid by the Company to NSI in exchange for the License Agreement have been expensed in the years paid. This accounting reflects the uncertainty as to the recoverability of amounts paid for the License Agreement, which was contingent on FDA approval of the PAPNET-Registered Trademark- System and the ability of NSI and the Company to develop a profitable market for the technology.

                                 ER Group, Inc.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ROYALTY REVENUE

Pursuant to the License Agreement, the Company is entitled to receive a calculated royalty or a specified percentage of NSI's annual slide processing revenues less certain expenses, up to specific annual monetary limits for each licensee. Royalty revenue is recognized as earned based on the License Agreement.

INCOME TAXES

The shareholders of the Company have elected to report the taxable income of the Company on their individual federal and state income tax returns (Subchapter S corporation election). Accordingly, the financial statements include no provisions for federal or state income taxes. A deferred tax liability relating to the gain on investment in NSI stock has been recorded using a 34% rate. This liability has been recorded to recognize the obligation that would arise for distributions to the S Corporation shareholders to pay their tax liabilities that would arise upon the realization of the gain.

3.  INVESTMENT IN NSI

The Company owns stock in NSI as a result of the exercise of warrants and settlement of certain claims with NSI. The investment is classified as available for sale and is carried at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity. NSI trades publicly on the NASDAQ NMS under the symbol "NSIX." As of December 31, 1995, the Company owned 144,363 shares of NSI stock at a cost of $533,558.

The exercise of the warrants in NSI was completed utilizing a cashless exercise provision in the warrant agreement. This resulted in a gain of $247,750 which has been reported as other income. As a result of settling certain claims with NSI in December 1995, the Company received 20,488 shares of NSI stock resulting in a gain of $285,808 which is recorded in other income.

                                 ER Group, Inc.

4.  SUBSEQUENT EVENTS

MERGER AGREEMENT

Certain entities with a degree of common ownership interest also hold long-term territorial License Agreements for the PAPNET-Registered Trademark- System. These entities consist of Papnet of Ohio, Inc. ("PPNT"), Cytology Indiana, Inc. ("CIN"), Indiana Cytology Review Corporation ("INC") and Carolina Cytology, Inc. ("CCI"). These entities, along with the Company and CCWP Partners, Inc. ("CCWP"), have signed an agreement to merge into PPNT which will be renamed NetMed, Inc. (NetMed). The entities party to the merger are collectively referred to as the NetMed Entities.

NetMed will hold the License Agreements previously held by the individual NetMed Entities. The business purpose of NetMed will be to market the proprietary products of NSI, including the PAPNET-Registered Trademark- System, in the territories encompassed under the License Agreements. These territories include Ohio, Kentucky, the Standard Metropolitan Area of Chicago, Missouri, Georgia and North Carolina.

LOAN AGREEMENT WITH PPNT

The Company has entered into a Loan Agreement with PPNT, dated July 5, 1996 (the "Loan Agreement"), whereby PPNT has agreed to advance to the Company the expenses incurred in connection with the Merger. In addition, PPNT will advance funds necessary to pay reasonable expenses of ordinary business operations for the Company. Advances will be evidenced by a promissory note bearing interest at an annual rate of 7%, payable 60 days after the earlier of the consummation of the merger or the termination of the Merger Agreement. Promissory notes delivered by the Company will be secured by its shares of NSI common stock.

Pending completion of the merger, the business operations of the Company are being managed by PPNT.




5.  UNAUDITED FINANCIAL STATEMENTS

The financial statements as of June 30, 1996 and for the six months ended June 30, 1996 are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial statements for the interim period have been included. The results for the interim period ended June 30, 1996 are not necessarily indicative of the results to be obtained for the full fiscal year ending December 31, 1996.

                         Report of Independent Auditors


The Board of Directors and Stockholders
Carolina Cytology, Inc. and CCWP Partners, Inc.


We have audited the accompanying combined balance sheet of Carolina Cytology, Inc. and CCWP Partners, Inc. (the Company) as of December 31, 1995, and the related combined statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Company at December 31, 1995, and the combined results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                  ERNST & YOUNG LLP


Columbus, Ohio
March 22, 1996, except for
  Note 4 as to which the date
  is July 5, 1996

                 Carolina Cytology, Inc. and CCWP Partners, Inc.

                             Combined Balance Sheets


                                                   DECEMBER 31,      JUNE 30,
                                                      1995             1996
                                                  -----------------------------
                                                                   (UNAUDITED)

ASSETS
Current assets:
  Cash and cash equivalents                         $    5,990     $   26,397
  Accounts receivable                                   18,190          8,340
                                                  -----------------------------
Total current assets                                    24,180         34,737

Investment in NSI--available for sale                2,923,351      2,165,445
Deposits and other assets                                2,065          2,065
                                                  -----------------------------
Total assets                                        $2,949,596     $2,202,247
                                                  -----------------------------
                                                  -----------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                  $    8,906     $    3,558
  Due to related entities (NOTE 4)                           -         80,143
  Other liabilities                                     23,289          1,172
                                                  -----------------------------
Total current liabilities                               32,195         84,873

Deferred taxes                                         955,918        652,755
Minority interest                                      172,679        125,866

Stockholders' equity:
  Common stock                                         463,500        465,000
  Unrealized gains on available-for-sale
    securities net of deferred taxes of
    $955,918 in 1995 and $652,755 in 1996            1,310,834        898,814
  Retained earnings (deficit)                           14,470        (25,061)
                                                  -----------------------------
Total stockholders' equity                           1,788,804      1,338,753
                                                  -----------------------------
Total liabilities and owners' equity                $2,949,596     $2,202,247
                                                  -----------------------------
                                                  -----------------------------


SEE ACCOMPANYING NOTES.

                 Carolina Cytology, Inc. and CCWP Partners, Inc.

                        Combined Statements of Operations


                                                                      SIX
                                                    YEAR ENDED    MONTHS ENDED
                                                    DECEMBER 31,    JUNE 30,
                                                       1995           1996
                                                  -----------------------------
                                                                   (UNAUDITED)


Royalty revenue                                      $  12,000       $  8,715

Operating expenses:
  Salaries and benefits                                      -          1,667
  Sales and marketing                                        -          1,870
  Payroll and franchise taxes                                -            158
  Professional                                             535         10,852
  Depreciation and amortization                            953              -
  Office                                                    44              -
  Merger (SEE NOTE 4)                                   32,195         37,790
                                                  -----------------------------
Total operating expense                                 33,727         52,337
                                                  -----------------------------

Operating loss                                         (21,727)       (43,622)

NSI settlement and common stock transactions
  (SEE NOTE 3)                                         533,558              -
Minority interest                                      (49,638)         4,091
                                                  -----------------------------
Net income (loss)                                     $462,193       $(39,531)
                                                  -----------------------------
                                                  -----------------------------


SEE ACCOMPANYING NOTES.

                 Carolina Cytology, Inc. and CCWP Partners, Inc.

                        Combined Statements of Cash Flows



                                                                      SIX
                                                    YEAR ENDED    MONTHS ENDED
                                                    DECEMBER 31,    JUNE 30,
                                                       1995           1996
                                                  -----------------------------
                                                                   (UNAUDITED)

OPERATING ACTIVITIES
Net income (loss)                                     $462,193       $(39,531)
Adjustments to reconcile net income to net cash
  provided by (used for) operating activities:
    Depreciation and amortization                          953              -
    Gain on settlement and exercise of warrants
      with NSI                                        (533,558)             -
    Minority interest                                   49,638         (4,091)
    Changes in operating assets and liabilities:
      Accounts receivable                               (8,412)         9,850
      Accounts payable                                   8,906         (5,350)
      Due to related entities                                -         80,144
      Other liabilaities                                23,289        (22,115)
                                                  -----------------------------
Net cash provided by operating activities                3,009         18,907

FINANCING ACTIVITIES
Sale of common stock                                         -          1,500
                                                  -----------------------------
Net cash provided by financing activities                    -          1,500

Net increase in cash                                         -         20,407
Cash and cash equivalents at beginning of period         2,981          5,990
                                                  -----------------------------
Cash and cash equivalents at end of period            $  5,990       $ 26,397
                                                  -----------------------------
                                                  -----------------------------


SEE ACCOMPANYING NOTES.

                 Carolina Cytology, Inc. and CCWP Partners, Inc.


                     Notes to Combined Financial Statements

                                December 31, 1995


1.  ORGANIZATION AND BASIS OF PRESENTATION

Carolina Cytology, Inc. (CCI) holds (through its majority interest in a partnership) a long-term territorial license agreement ("License Agreement") issued by Neuromedical Systems, Inc. (NSI), which provides the right to sell the "PAPNET-Registered Trademark- System" and the "PAPNET-Registered Trademark-Service", as described below, in North Carolina. CCWP Partners, Inc. (CCWP) was formed on December 1, 1995 for the sole purpose of holding an interest in a partnership that held certain warrants for the purchase of NSI common stock. These warrants were exercised in December 1995. The accompanying financial statements include the accounts of CCI and CCWP and their consolidated partnerships. CCI and CCWP are hereinafter referred to collectively as the "Company".

NSI, founded in 1988, is a healthcare technology company focused on diagnostic screening applications to aid in the early detection of certain cancers. NSI's first and to date only product, the PAPNET-Registered Trademark- System, was approved for commercial use in the United States by the Food and Drug Administration (the "FDA") on November 8, 1995. The PAPNET-Registered Trademark- Service permits laboratories to submit slides to one of NSI's central facilities for processing by the PAPNET-Registered Trademark- System. NSI's objective is to establish the use of its PAPNET-Registered Trademark- System as the new standard of care in cervical cancer screening.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

LICENSE AGREEMENT

The License Agreement expires in 2025, but provide for a 20 year renewal option. Amounts paid by the Company to NSI in exchange for the License Agreement has been expensed in the years paid. This accounting reflects the uncertainty as to the recoverability of amounts paid for the License Agreement, which was contingent on FDA approval of the PAPNET-Registered Trademark- System and the ability of NSI and the Company to develop a profitable market for the technology.

                 Carolina Cytology, Inc. and CCWP Partners, Inc.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ROYALTY REVENUE

Pursuant to the License Agreement, the Company is entitled to receive a calculated royalty or a specified percentage of NSI's annual slide processing revenues less certain expenses, up to specific annual monetary limits for each licensee. Royalty revenue is recognized as earned based on the License Agreement.

INCOME TAXES

The shareholders of the Company have elected to report the taxable income of the Company on their individual federal and state income tax returns (Subchapter S corporation election). Accordingly, the financial statements include no provisions for federal or state income taxes. A deferred tax liability relating to the gain on investment in NSI stock has been recorded using a 34% rate. This liability has been recorded to recognize the obligation that would arise for distributions to the S Corporation shareholders to pay their tax liabilities that would arise upon the realization of the gain.

3.  INVESTMENT IN NSI

The Company owns stock in NSI as a result of the exercise of warrants and settlement of certain claims with NSI. The investment is classified as available-for-sale and is carried at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity. NSI trades publicly on the NASDAQ NMS under the symbol "NSIX." As of December 31, 1995, the Company owned 144,363 shares of NSI stock at a cost of $533,558.

The exercise of the warrants in NSI was completed utilizing a cashless exercise provision in the warrant agreement. This resulted in a gain of $247,750 which has been reported as other income. As a result of settling certain claims with NSI in December 1995, the Company received 20,488 shares of NSI stock resulting in a gain of $285,808 which is recorded in other income.

                 Carolina Cytology, Inc. and CCWP Partners, Inc.

4.  SUBSEQUENT EVENTS

MERGER AGREEMENT

Certain entities with a degree of common ownership interest also hold long-term territorial License Agreements for the PAPNET-Registered Trademark- System. These entities consist of Papnet of Ohio, Inc. ("PPNT"), Cytology Indiana, Inc. ("CIN"), Indiana Cytology Review Corporation ("INC") and ER Group, Inc. ("ERG"). These entities, along with the Company, have signed an agreement to merge into PPNT which will be renamed NetMed, Inc. ("NetMed"). The entities party to the merger are collectively referred to as the NetMed Entities.

NetMed will hold the License Agreements previously held by the individual NetMed Entities. The business purpose of NetMed will be to market the proprietary products of NSI, including the PAPNET-Registered Trademark- System, in the territories encompassed under the License Agreements. These territories include Ohio, Kentucky, the Standard Metropolitan Area of Chicago, Missouri, Georgia and North Carolina.

LOAN AGREEMENT WITH PPNT


The Company has entered into Loan Agreements with PPNT, dated July 5, 1996 (the "Loan Agreement"), whereby PPNT has agreed to advance to the Company the expenses incurred in connection with the Merger. In addition, PPNT will advance funds necessary to pay reasonable expenses of ordinary business operations for the Company. Advances will be evidenced by a promissory note bearing interest at an annual rate of 7%, payable 60 days after the earlier of the consummation of the merger or the termination of the Merger Agreement. Promissory notes delivered by the Company will be secured by its shares of NSI common stock. Advances made to the Company may be repaid, at PPNT's option, in shares of the Company's common stock.

Pending completion of the merger, the business operations of the Company are being managed by PPNT.




5.  UNAUDITED FINANCIAL STATEMENTS

The financial statements as of June 30, 1996 and for the six months ended June 30, 1996 are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial statements for the interim period have been included. The results for the interim period ended June 30, 1996 are not necessarily indicative of the results to be obtained for the full fiscal year ending December 31, 1996.

                         Report of Independent Auditors


The Board of Directors and Stockholders
Indiana Cytology Review Corporation


We have audited the accompanying balance sheet of Indiana Cytology Review Corporation (the Company) as of December 31, 1995, and the related statements of operations and cash flows for the period December 1 through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1995, and the results of its operations and its cash flows for the period December 1 through December 31, 1995, in conformity with generally accepted accounting principles.

                                                  ERNST & YOUNG LLP



Columbus, Ohio
March 22, 1996, except for
  Note 5 as to which the
  date is July 5, 1996

                       Indiana Cytology Review Corporation

                                 Balance Sheets


                                                   DECEMBER 31,      JUNE 30,
                                                      1995             1996
                                                  -----------------------------
                                                                   (UNAUDITED)

ASSETS
Current assets:
  Accounts receivable                                $   6,366      $   2,083
  Due from related entities                              2,778              -
                                                  -----------------------------
Total current assets                                     9,144          2,083

Investment in NSI--available for sale                  506,437        375,150
Deferred taxes                                           9,822         20,676
                                                  -----------------------------
Total assets                                         $ 525,403      $ 397,909
                                                  -----------------------------
                                                  -----------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Due to related entities (NOTE 5)                   $       -      $  26,392
  Accrued liabilities                                   36,976         36,976
  Other liabilities                                      7,851             97
                                                  -----------------------------
Total current liabilities                               44,827         63,465

Deferred taxes                                         165,598        113,083

Stockholders' equity:
  Common stock                                         196,735        196,735
  Unrealized gains on available-for-sale
    securities net of deferred taxes of
    $165,598 in 1995 and $113,083 in 1996              248,397        169,624
  Retained deficit                                    (130,154)      (144,998)
                                                  -----------------------------
Total stockholders' equity                             314,978        221,361
                                                  -----------------------------
Total liabilities and stockholders' equity           $ 525,403      $ 397,909
                                                  -----------------------------
                                                  -----------------------------


SEE ACCOMPANYING NOTES.

                       Indiana Cytology Review Corporation

                            Statements of Operations


                                                  FOR THE PERIOD
                                                    DECEMBER 1        SIX
                                                      THROUGH     MONTHS ENDED
                                                    DECEMBER 31,    JUNE 30,
                                                       1995           1996
                                                  -----------------------------
                                                                   (UNAUDITED)

Royalty revenue                                        $ 4,200       $  2,577

Operating expenses:
  Salaries and benefits                                      -         10,401
  Sales and marketing                                        -          6,668
  Payroll and franchise taxes                                -          1,107
  Professional                                           3,331            995
  Depreciation and amortization                             70              -
  Office                                                   487              -
  Merger (NOTE 5)                                        7,755          9,103
                                                  -----------------------------
Total operating expense                                 11,643         28,274
                                                  -----------------------------
Operating loss                                          (7,443)       (25,697)

Other income:
  Interest income                                          158              -
  NSI settlement and common stock
    transactions (NOTE 3)                               92,442              -
                                                  -----------------------------
Total other income                                      92,600              -
                                                  -----------------------------
Income (loss) before income taxes                       85,157        (25,697)
Income tax provision (benefit)                          27,154        (10,853)
                                                  -----------------------------
Net income (loss)                                      $58,003       $(14,844)
                                                  -----------------------------
                                                  -----------------------------


SEE ACCOMPANYING NOTES.

                       Indiana Cytology Review Corporation

                            Statements of Cash Flows


                                                     FOR THE
                                                     PERIOD
                                               -     DECEMBER 1        SIX
                                                      THROUGH     MONTHS ENDED
                                                    DECEMBER 31,     JUNE 30,
                                                       1995           1996
                                                  -----------------------------
                                                                   (UNAUDITED)

OPERATING ACTIVITIES
Net income (loss)                                      $58,003       $(14,844)
Adjustments to reconcile net income (loss) to
  net cash provided by (used for) operating
  activities:
    Depreciation and amortization                           70              -
    Gain on settlement and exercise of warrants
      with NSI                                         (92,442)             -
    Changes in operating assets and liabilities:
      Accounts receivable                               (2,943)         4,283
      Due to/from related entities                      (2,778)        29,170
      Deferred taxes and taxes payable                  27,154        (10,854)
      Other liabilities                                  7,755         (7,755)
                                                  -----------------------------
Net cash used in operating activities                   (5,181)             -

Cash and cash equivalents at beginning of period         5,181              -
                                                  -----------------------------
Cash and cash equivalents at end of period             $     -       $      -
                                                  -----------------------------
                                                  -----------------------------


SEE ACCOMPANYING NOTES.

                       Indiana Cytology Review Corporation

                          Notes to Financial Statements

                                December 31, 1995



1.  ORGANIZATION AND BASIS OF PRESENTATION

Indiana Cytology Review Corporation (the Company) was formed on December 1, 1995 and holds an approximate 35% interest in a long-term territorial license agreement ("License Agreement") issued by Neuromedical Systems, Inc. (NSI), which provides the right to sell the "PAPNET-Registered Trademark- System" and the "PAPNET-Registered Trademark- Service" , as described below, in Missouri.

NSI, founded in 1988, is a healthcare technology company focused on diagnostic screening applications to aid in the early detection of certain cancers. NSI's first and to date only product, the PAPNET-Registered Trademark- System, was approved for commercial use in the United States by the Food and Drug Administration (the "FDA") on November 8, 1995. The PAPNET-Registered Trademark- Service permits laboratories to submit slides to one of NSI's central facilities for processing by the PAPNET-Registered Trademark- System. NSI's objective is to establish the use of its PAPNET-Registered Trademark- System as the new standard of care in cervical cancer screening.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

LICENSE AGREEMENT

The License Agreement expires in 2025, but provides for a 20 year renewal option. Amounts paid by the Company to NSI in exchange for the License Agreement has been expensed in the years paid. This accounting reflects the uncertainty as to the recoverability of amounts paid for the License Agreement, which was contingent on FDA approval of the PAPNET-Registered Trademark- System and the ability of NSI and the Company to develop a profitable market for the technology.

                       Indiana Cytology Review Corporation

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ROYALTY REVENUE

Pursuant to the License Agreement, the Company is entitled to receive a calculated royalty or a specified percentage of NSI's annual slide processing revenues less certain expenses, up to specific annual monetary limits for each licensee. Royalty revenue is recognized as earned based on the License Agreement.

INCOME TAXES

The Company, accounts for income taxes using the liability method under Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Deferred items are determined based on differences between the financial reporting and tax basis of assets and liabilities, and are measured using the enacted rates and laws that will be in effect when the differences are expected to reverse.

3.  INVESTMENT IN NSI

The Company owns stock in NSI as a result of the exercise of warrants and settlement of certain claims with NSI. The investment is classified as available-for-sale and is carried at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity. NSI trades publicly on the NASDAQ NMS under the symbol "NSIX." As of December 31, 1995, the Company owned 25,010 shares of NSI stock at a cost of $92,442.

The exercise of the warrants in NSI was completed utilizing a cashless exercise provision in the warrant agreement. This resulted in a gain of $42,924 which has been reported as other income. As a result of settling certain claims with NSI in December 1995, the Company received 3,550 shares of NSI stock resulting in a gain of $49,518 which is recorded in other income.

                       Indiana Cytology Review Corporation

4.  INCOME TAXES

Significant components for the deferred tax assets and liabilities at December 31, 1995 are as follows:

License fees                                     $   9,822
Unrealized gains on investments                   (165,598)
                                               --------------
Net deferred tax asset (liability)               $(155,776)
                                               --------------
                                               --------------

5.  SUBSEQUENT EVENTS

MERGER AGREEMENT

Certain entities with a degree of common ownership interest also hold long-term territorial License Agreements for the PAPNET-Registered Trademark- System. These entities consist of Papnet of Ohio, Inc. ("PPNT"), Cytology Indiana, Inc. ("CIN"), ER Group, Inc. ("ERG") and Carolina Cytology, Inc. ("CCI"). These entities, along with the Company and CCWP Partners, Inc. ("CCWP"), have signed an agreement to merge into PPNT which will be renamed NetMed, Inc. (NetMed). The entities party to the merger are collectively referred to as the NetMed Entities.

NetMed will hold the License Agreements previously held by the individual NetMed Entities. The business purpose of NetMed will be to market the proprietary products of NSI, including the PAPNET-Registered Trademark- System, in the territories encompassed under the License Agreements. These territories include Ohio, Kentucky, the Standard Metropolitan Area of Chicago, Missouri, Georgia and North Carolina.

                       Indiana Cytology Review Corporation

5.  SUBSEQUENT EVENTS (CONTINUED)

LOAN AGREEMENT WITH PPNT

The Company has entered into a Loan Agreement with PPNT, dated July 5, 1996 (the "Loan Agreement"), whereby PPNT has agreed to advance to the Company the expenses incurred in connection with the Merger. In addition, PPNT will advance funds necessary to pay reasonable expenses of ordinary business operations for the Company. Advances will be evidenced by a promissory note bearing interest at an annual rate of 7%, payable 60 days after the earlier of the consummation of the merger or the termination of the Merger Agreement. Promissory notes delivered by the Company will be secured by its shares of NSI common stock. Advances made to the Company may be repaid, at PPNT's option, in shares of the Company's common stock.

Pending completion of the merger, the business operations of the Company are being managed by PPNT.




6.  UNAUDITED FINANCIAL STATEMENTS

The financial statements as of June 30, 1996 and for the six months ended June 30, 1996 are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial statements for the interim period have been included. The results for the interim period ended June 30, 1996 are not necessarily indicative of the results to be obtained for the full fiscal year ending December 31, 1996.

                         Report of Independent Auditors


The Board of Directors and Stockholders
Cytology Indiana, Inc.


We have audited the accompanying balance sheet of Cytology Indiana, Inc. (the Company) as of December 31, 1995, and the related statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                  ERNST & YOUNG LLP



Columbus, Ohio
March 22, 1996, except for
  Note 4 as to which the date
  is July 5, 1996

                             Cytology Indiana, Inc.

                                 Balance Sheets


                                                   DECEMBER 31,      JUNE 30,
                                                      1995             1996
                                                  -----------------------------
                                                                   (UNAUDITED)

ASSETS
Current assets:
  Accounts receivable                               $   11,824     $    3,868
  Due from related entities                              5,158              -
                                                  -----------------------------
Total current assets                                    16,982          3,868

Investment in NSI--available for sale                  940,527        696,685
                                                  -----------------------------
Total assets                                        $  957,509     $  700,553
                                                  -----------------------------
                                                  -----------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Due to related entities (NOTE 4)                  $        -     $   49,784
  Other liabilities                                     14,580            199
                                                  -----------------------------
Total current liabilities                               14,580         49,983

Deferred taxes                                         307,540        210,003

Stockholders' equity:
  Common stock                                         365,365        365,365
  Unrealized gains on available-for-sale
    securities net of deferred taxes of
    $210,003 in 1995 and $335,407 in 1996              461,310        315,005
  Retained deficit                                    (191,286)      (239,803)
                                                  -----------------------------
Total stockholders' equity                             635,389        440,567
                                                  -----------------------------
Total liabilities and stockholders' equity          $  957,509     $  700,553
                                                  -----------------------------
                                                  -----------------------------


SEE ACCOMPANYING NOTES.

                             Cytology Indiana, Inc.

                            Statements of Operations


                                                                      SIX
                                                    YEAR ENDED    MONTHS ENDED
                                                    DECEMBER 31,     JUNE 30,
                                                       1995           1996
                                                  -----------------------------
                                                                   (UNAUDITED)

Royalty revenue                                       $  7,800       $  4,784

Operating expenses:
  Salaries and benefits                                      -         19,316
  Sales and marketing                                        -         12,383
  Payroll and franchise taxes                                -          2,056
  Professional                                           6,186          2,620
  Depreciation and amortization                            130              -
  Office                                                   904              -
  Merger (NOTE 4)                                       14,401         16,926
                                                  -----------------------------
Total operating expense                                 21,621         53,301
                                                  -----------------------------

Operating loss                                         (13,821)       (48,517)

Other income:
  Interest income                                          293              -
  NSI settlement and common stock transactions
    (NOTE 3)                                           171,677              -
                                                  -----------------------------
Total other income                                     171,970              -
                                                  -----------------------------
Net income (loss)                                     $158,149       $(48,517)
                                                  -----------------------------
                                                  -----------------------------


SEE ACCOMPANYING NOTES.

                             Cytology, Indiana, Inc.

                            Statements of Cash Flows


                                                                      SIX
                                                    YEAR ENDED    MONTHS ENDED
                                                    DECEMBER 31,    JUNE 30,
                                                       1995           1996
                                                  -----------------------------
                                                                   (UNAUDITED)

OPERATING ACTIVITIES
Net income (loss)                                     $158,149       $(48,517)
Adjustments to reconcile net income to net cash
  provided by (used for) operating activities:
    Depreciation and amortization                          130              -
    Gain on settlement and exercise of warrants
      with NSI                                        (171,677)             -
    Changes in operating assets and liabilities:
    Accounts receivable                                 (5,468)         7,956
    Due to/from related entities                        (5,337)        54,942
    Other liabilities                                   14,580        (14,381)
                                                  -----------------------------
Net cash used in operating activities                   (9,623)             -

Cash and cash equivalents at beginning of period         9,623              -
                                                  -----------------------------
Cash and cash equivalents at end of period            $      -       $      -
                                                  -----------------------------
                                                  -----------------------------


SEE ACCOMPANYING NOTES.

                             Cytology, Indiana, Inc.

                          Notes to Financial Statements

                                December 31, 1995


1.  ORGANIZATION AND BASIS OF PRESENTATION

Cytology Indiana, Inc. (the Company) holds an approximate 65% interest in a long-term territorial license agreement ("License Agreement") issued by Neuromedical Systems, Inc. (NSI), which provides the right to sell the "PAPNET-Registered Trademark- System" and the "PAPNET-Registered Trademark-Service" , as described below, in Missouri.

NSI, founded in 1988, is a healthcare technology company focused on diagnostic screening applications to aid in the early detection of certain cancers. NSI's first and to date only product, the PAPNET-Registered Trademark- System, was approved for commercial use in the United States by the Food and Drug Administration (the "FDA") on November 8, 1995. The PAPNET-Registered Trademark- Service permits laboratories to submit slides to one of NSI's central facilities for processing by the PAPNET-Registered Trademark- System. NSI's objective is to establish the use of its PAPNET-Registered Trademark- System as the new standard of care in cervical cancer screening.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

LICENSE AGREEMENT

The License Agreement expires in 2025, but provide for a 20 year renewal option. Amounts paid by the Company to NSI in exchange for the License Agreement have been expensed in the years paid. This accounting reflects the uncertainty as to the recoverability of amounts paid for the License Agreement, which was contingent on FDA approval of the PAPNET-Registered Trademark- System and the ability of NSI and the Company to develop a profitable market for the technology.

                             Cytology, Indiana, Inc.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ROYALTY REVENUE

Pursuant to the License Agreement, the Company is entitled to receive a calculated royalty or a specified percentage of NSI's annual slide processing revenues less certain expenses, up to specific annual monetary limits for each licensee. Royalty revenue is recognized as earned based on the License Agreements.

INCOME TAXES

The shareholders of the Company have elected to report the taxable income of the Company on their individual federal and state income tax returns (Subchapter S corporation election). Accordingly, the financial statements include no provisions for federal or state income taxes. A deferred tax liability relating to the gain on investment in NSI stock has been recorded using a 34% rate. This liability has been recorded to recognize the obligation that would arise for distributions to the S Corporation shareholders to pay their tax liabilities that would arise upon the realization of the gain.

3.  INVESTMENT IN NSI

The Company owns stock in NSI as a result of the exercise of warrants and settlement of certain claims with NSI. The investment is classified as available for sale and is carried at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity. NSI trades publicly on the NASDAQ NMS under the symbol "NSIX." As of December 31, 1995, the Company owned 46,446 shares of NSI stock at a cost of $171,677.

The exercise of the warrants in NSI was completed utilizing a cashless exercise provision in the warrant agreement. This resulted in a gain of $79,700 which has been reported as other income. As a result of settling certain claims with NSI in December 1995, the Company received 6,593 shares of NSI stock resulting in a gain of $91,977 which is recorded in other income.

                             Cytology, Indiana, Inc.

4.  SUBSEQUENT EVENTS

MERGER AGREEMENT

Certain entities with a degree of common ownership interest also hold long-term territorial License Agreements for the PAPNET-Registered Trademark- System. These entities consist of Papnet of Ohio, Inc. ("PPNT"), Indiana Cytology Review Corporation ("INC"), ER Group, Inc. ("ERG") and Carolina Cytology, Inc. ("CCI"). These entities, along with the Company and CCWP Partners, Inc. ("CCWP"), have signed an agreement to merge into PPNT, which will be renamed NetMed, Inc. (NetMed). The entities party to the merger are collectively referred to as the NetMed Entities.

NetMed will hold the License Agreements previously held by the individual NetMed Entities. The business purpose of NetMed will be to market the proprietary products of NSI, including the PAPNET-Registered Trademark- System, in the territories encompassed under the License Agreements. These territories include Ohio, Kentucky, the Standard Metropolitan Area of Chicago, Missouri, Georgia and North Carolina.

LOAN AGREEMENT WITH PPNT

The Company has entered into a Loan Agreement with PPNT, dated July 5, 1996 (the "Loan Agreement"), whereby PPNT has agreed to advance to the Company the expenses incurred in connection with the Merger. In addition, PPNT will advance funds necessary to pay reasonable expenses of ordinary business operations for the Company. Advances will be evidenced by a promissory note bearing interest at an annual rate of 7%, payable 60 days after the earlier of the consummation of the merger or the termination of the Merger Agreement. Promissory notes delivered by the Company will be secured by its shares of NSI common stock. Advances made to the Company may be repaid, at PPNT's option, in shares of the Company's common stock.

Pending completion of the merger, the business operations of the Company are being managed by PPNT.




5.  UNAUDITED FINANCIAL STATEMENTS


The financial statements as of June 30, 1996 and for the six months ended June 30, 1996 are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial statements for the interim period have been included. The results for the interim period ended June 30, 1996 are not necessarily indicative of the results to be obtained for the full fiscal year ending December 31, 1996.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 20.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by the Ohio General Corporation Law, Article NINTH of Registrant's amended Articles provides that a director, officer, incorporator, or any former officer or director of the Registrant shall be indemnified by the Registrant to the fullest extent permitted by the Ohio General Corporation Law.

     Indemnification of directors, officers, employees and agents is required under Section 1701.13 of the Ohio General Corporation Law in those cases where the person to be indemnified has been successful on the merits or otherwise in defense of a lawsuit. Indemnification is permitted in third party actions where the indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and in criminal actions where he had no reasonable cause to believe his conduct was unlawful. Indemnification is also permitted in lawsuits brought by or on behalf of the corporation if the standards of conduct described above are met, except that no indemnification is permitted in respect to any matter in which the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless a court shall determine that indemnification is fair and reasonable in view of all the circumstances of the case. In cases where indemnification is permissive, a determination as to whether the person met the applicable standard of conduct must be made either by the court, disinterested directors, by independent legal counsel, or by the shareholders. Such indemnification rights are specifically not deemed to be exclusive of other rights of indemnification by agreement or otherwise and the corporation is authorized to advance expenses incurred prior to the final disposition of a matter upon receipt of an undertaking to repay such amounts on a determination that indemnification was not permitted in the circumstances of the case.

     Under Section 1701.13 of the Ohio General Corporation Law, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while serving in such capacity, is or was at the request of the corporation, a director, officer, employee or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against or incurred by such person in any such capacity whether or not the corporation would have the power to provide indemnity under Section 1701.13 of the Ohio General Corporation Law. The Registrant has not applied for directors' and officers' liability insurance.

     The above discussion of the Registrant's Articles and of Section 1701.13 of the Ohio General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such Articles of Incorporation and statute.

ITEM 21.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)     EXHIBITS.

   EXHIBIT                           EXHIBIT
   NUMBER                          DESCRIPTION
   -------                         -----------

    2(a)    *    Agreement and Plan of Merger, dated as of July 5, 1996, as amended, among the Registrant, Cytology Indiana, Inc., Indiana
                 Cytology Review Company, ER Group, Inc., CCWP Partners, Inc., and Carolina Cytology, Inc.


    3(a)         Articles of Incorporation of the Registrant.

    3(b)         Code of Regulations of the Registrant.

    3(c) Proposed Amended and Restated Articles of Incorporation of the Registrant, (filed as part of Appendix A hereto, and incorporated herein by reference).

    3(d) Proposed Amended and Restated Regulations of the Registrant, (filed as part of Appendix A hereto, and incorporated herein by reference).

    3(e)    *    Form of Specimen Stock Certificate.

    4(a) Articles FOURTH and FIFTH of the Registrant's Articles of Incorporation (contained in the Registrant's Articles of Incorporation filed as Exhibit 3(a) hereto)
                 Articles II, VII and XI of the Registrant's Code of Regulations (contained in the Registrant's Code of Regulations filed as Exhibit 3(b) hereto).

    4(b) Articles FOURTH, SIXTH, SEVENTH, EIGHTH, TENTH, and ELEVENTH, of the Registrant's Amended and Restated Articles of Incorporation (contained in the Registrant's Amended and Restated Articles of Incorporation filed as part of Appendix A hereto) and Articles I, V and VII of the Registrant's Amended and Restated Regulations (contained in the Registrant's Amended and Restated Code of Regulations filed as part of Appendix A hereto).

      5          Opinion of Porter, Wright, Morris & Arthur regarding legality.

      8     *    Opinion of Porter, Wright, Morris & Arthur regarding tax
                 matters.

    10(a) Settlement Agreement among Neuromedical Systems, Inc. and the Registrant, Cytology Indiana, Inc., Indiana Cytology Review Company, ER Group, Inc., Cytology West, Inc., Carolina Cytology Licensing Company, Papnet Utah, Inc., Carolina Cytology Warrant Partnership, and GRK Partners, dated as of December 5, 1995.

    10(b) Letter of Intent among the Registrant and Cytology West, Inc., Cytology Indiana, Inc., Indiana Cytology Review Company, ER Group, Inc., CCWP Partners, Inc., Carolina Cytology, Inc., and Papnet Utah, Inc., dated February 1, 1995.

    10(c)   *    Voting Agreement among the Registrant, Cytology Indiana, Inc.,
                 Indiana Cytology Review Company, ER Group, Inc., CCWP Partners,
                 Inc., and Carolina Cytology, Inc., and certain shareholders of these entities dated July 5, 1996.

    10(d)   *    Loan Agreement among the Registrant, Cytology Indiana, Inc.,
                 Indiana Cytology Review Company, ER Group, Inc., CCWP Partners,
                 Inc., and Carolina Cytology, Inc., dated July 5, 1996, and the Side Letter thereof, dated July 16, 1996.

    10(e)        Loan Agreement between the Registrant and Cytology West, Inc.
                 and Papnet Utah, Inc., dated March 14, 1996.

    10(f) Promissory Note and Security Agreement among Cytology West, Inc. and the Registrant dated April 5, 1996 and April 4, 1996 respectively.

    10(g) Guaranty executed by Carl Genberg, guaranteeing all obligation of Cytology West, Inc., dated April 4, 1996.

    10(h) Security Agreement granting a security interest in Neuromedical Systems, Inc. stock to the Registrant, executed by Carl Genberg on April 4, 1996.

    10(i)        Amended and Restated 1995 Stock Option Plan of the Registrant.

    23(a) Consent of Porter, Wright, Morris & Arthur (included in Exhibits 5 and 8).

    23(b)   *    Consent of Ernst & Young, LLP.

     24          Powers of Attorney.

     27     *    Financial Data Schedule.


- ---------------------

* Filed hereto with this Pre-Effective Amendment No. 1 to the Registration Statement.

     (b)    FINANCIAL STATEMENT SCHEDULES

     Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the required information is included in the financial statements or the notes thereto.


ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes: (1) to file during any period in which offers or sales are being made, a post effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume or securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be anew registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of the Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Registration Statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the companies being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on September 12, 1996.

                                        PAPNET OF OHIO, INC.


                                        By:  /s/ David J. Richards
                                             -----------------------------------
                                             David J. Richards, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                         TITLE                      DATE
      ---------                         -----                      ----


/s/ David J. Richards         President, Secretary and       September 12, 1996
- -------------------------     Director
David J. Richards


  *John P. Kennedy            Vice President, Treasurer,     September 12, 1996
- -------------------------     Assistant Secretary, and
John P. Kennedy               Director


  *S. Trevor Ferger           Director                       September 12, 1996
- -------------------------
S. Trevor Ferger


  *Cecil J. Petitti           Director                       September 12, 1996
- -------------------------
Cecil J. Petitti


  *Bryan Whipp                Director                       September 12, 1996
- -------------------------
Bryan Whipp




*By: /s/ David J. Richards
    ----------------------------------------------
     David J. Richards, attorney-in-fact
     for each of the persons indicated

                                                                     APPENDIX A

                             AGREEMENT AND PLAN OF MERGER


                                        AMONG


                                 PAPNET OF OHIO, INC.


                                         AND


                                CYTOLOGY INDIANA, INC.
                           INDIANA CYTOLOGY REVIEW COMPANY
                                    ER GROUP, INC.
                                 CCWP PARTNERS, INC.
                               CAROLINA CYTOLOGY, INC.

                                  TABLE OF CONTENTS

                                                                            Page

                                      ARTICLE I

                                     DEFINITIONS

Section 1.01  Definitionst                                                1
Section 1.02  Interpretation                                              5

                                      ARTICLE II

                                      THE MERGER

Section 2.01  The Merger                                                  6
Section 2.02  Effects of the Merger                                       6
Section 2.03  Articles of Incorporation and Regulations                   6
Section 2.04  Directors and Officers                                      6
Section 2.05  Conversion; Lockup                                          6
Section 2.06  Tax Consequences                                            8
Section 2.07  Absence of Control                                          8

                                     ARTICLE III

                                  EXCHANGE OF SHARES

Section 3.01  Exchange of Certificates                                    8
Section 3.02  Dissenting Predecessor Company Shares                       9
Section 3.03  Adjustments                                                 9

                                      ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF THE PREDECESSOR COMPANIES

Section 4.01  Organization                                               10
Section 4.02  Capitalization                                             10
Section 4.03  Authority Relative to this Agreement                       11
Section 4.04  Consents and Approvals; No Violations                      11
Section 4.05  Financial Statements                                       11
Section 4.06  Absence of Certain Changes                                 11
Section 4.07  No Undisclosed Liabilities                                 12

Section 4.08  Information in Registration Statement                      12
Section 4.09  No Default                                                 12
Section 4.10  Litigation                                                 12
Section 4.11  Compliance with Applicable Law                             12
Section 4.12  Taxes                                                      13
Section 4.13  ERISA                                                      13
Section 4.14  Intellectual Property                                      14
Section 4.15  Change in Control                                          14

                                      ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY


Section 5.01  Organization                                               14
Section 5.02  Capitalization                                             14
Section 5.03  Authority Relative to this Agreement                       15
Section 5.04  Consents and Approvals; No Violations                      15
Section 5.05  Financial Statements                                       15
Section 5.06  Absence of Certain Changes                                 16
Section 5.07  No Undisclosed Liabilities                                 16
Section 5.08  Information in Registration Statement                      16
Section 5.09  No Default                                                 16
Section 5.10  Litigation                                                 17
Section 5.11  Compliance with Applicable Law                             17
Section 5.12  Taxes                                                      17
Section 5.13  ERISA                                                      17
Section 5.14  Intellectual Property                                      18
Section 5.15  Change in Control                                          18

                                      ARTICLE VI

                                      COVENANTS

Section 6.01  Covenants of the Predecessor Companies and the Company     18
Section 6.02  Additional Covenants of the Parties                        20
Section 6.03  No Solicitation                                            21
Section 6.04  Access to Information                                      21
Section 6.05  Best Efforts                                               21
Section 6.06  Shareholders Meetings                                      21
Section 6.07  Affiliates                                                 22
Section 6.08  [Reserved]                                                 22
Section 6.09  Indemnification and Insurance                              22

Section 6.10  [Reserved]                                                 23
Section 6.11  [Reserved}                                                 23
Section 6.12  Brokers or Finders                                         23
Section 6.13  Advisory Board                                             23

                                     ARTICLE VII

                                      CONDITIONS

Section 7.01  Conditions to Each Party's Obligation to Close and
              Effect the Merger                                          23


                                     ARTICLE VIII

                              TERMINATION AND AMENDMENT

Section 8.01  Termination                                                26
Section 8.02  Effect of Termination                                      27
Section 8.03  Amendment                                                  27
Section 8.04  Extension; Waiver                                          27
Section 8.05  Termination Payment                                        27


                                      ARTICLE IX

                                    MISCELLANEOUS

Section 9.01  Nonsurvival of Representations and Warranties              28
Section 9.02  Notices                                                    28
Section 9.03  Descriptive Headings                                       29
Section 9.04  Counterparts                                               29
Section 9.05  Entire Agreement; Assignment                               29
Section 9.06  Governing Law                                              29
Section 9.07  Specific Performance                                       29
Section 9.08  Expenses                                                   30
Section 9.09  Publicity                                                  30
Section 9.10  Parties in Interest                                        30


EXHIBITS

2.03(a)  Articles of Incorporation of Surviving Corporation
2.03(b)  Regulations of Surviving Corporation

SCHEDULES

2.05(a)  Conversion Ratios
2.05(c)  Lockup Shares Table
4.02(a)   Authorized and Issued Shares and Stock Rights of Predecessor Companies
4.02(b)   Equity Interests Owned by Predecessor Companies; Voting Agreements
4.06     Certain Predecessor Company Changes Since March 31, 1996
4.14     Pending or Threatened Predecessor Company Intellectual Property Claims
5.02(a)   Authorized and Issued Shares and Stock Rights of Company
5.02(b)   Equity Interests Owned by Company; Voting Agreements
5.06          Certain Company Changes Since March 31, 1996
5.14          Pending or Threatened Company Intellectual Property Claims

                             AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of July 5, 1996, by and among
Papnet of Ohio, Inc., an Ohio corporation (the "Company"), Cytology Indiana, Inc., an Ohio corporation ("CIN"), Indiana Cytology Review Company, an Ohio corporation ("INC"), ER Group, Inc., an Ohio corporation ("ERG"), CCWP Partners, Inc., an Ohio corporation ("CCWP"), and Carolina Cytology, Inc., an Ohio corporation ("CCI"), CIN, INC, ERG, CCWP, and CCI are hereinafter sometimes referred to collectively as the "Predecessor Companies" and individually as a "Predecessor Company."

                                       RECITALS

    A. The Boards of Directors of each of the Predecessor Companies and the Company have determined that it is in the best interests of their respective corporations and shareholders for them to enter into a business combination by which each of the Predecessor Companies shall simultaneously merge with and into the Company.

    B. The parties wish to set forth herein the terms and conditions upon which the Merger will be effected.

                                STATEMENT OF AGREEMENT

    In consideration of the foregoing, and of their mutual representations, warranties, covenants and agreements contained herein, the parties agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

    1.01 DEFINITIONS. The following terms shall have the following meanings for the purposes of this Agreement:

    "ADVISORY BOARD" has the meaning specified in Section 6.13.

    "AFFILIATE" means, with respect to any specified Person, any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person.

    "AGREEMENT" means this Agreement and Plan of Merger, all Exhibits and Schedules hereto, and all amendments made hereto and thereto by written agreement among the parties.

    "BUSINESS DAY" means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which commercial banks located in New York City are generally closed for business.

    "CCI" has the meaning specified in the introductory paragraph.

    "CCI TRANSACTION" means the transaction involving CCI described in a letter which counsel for CCI has provided to counsel for the Company.

    "CERTIFICATE OF MERGER" has the meaning specified in Section 2.01.

    "CERTIFICATES" has the meaning specified in Section 3.01(a).

    "CIN" has the meaning specified in the introductory paragraph.

    "CLOSING" means the consummation and closing of the transactions contemplated herein.

    "CLOSING DATE" means the date on which the Closing occurs.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMPANY"  has the meaning specified in the introductory paragraph.

    "COMPANY BENEFIT PLANS" has the meaning specified in Section 5.13(a).

    "COMPANY FINANCIAL STATEMENTS" has the meaning specified in Section 5.05.

    "COMPANY PERMITS" has the meaning specified in Section 5.11.

    "COMPANY SHARES" has the meaning specified in Section 5.02(a).

    "CONTRACT" means any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, option, warrant, instrument, plan, permit or license, whether written or oral, which is intended or purports to be binding and enforceable.

    "DEFAULTING PARTY" has the meaning specified in Section 8.05.

    "DESIGNATED DIRECTORS" means David J. Richards, John P. Kennedy, Cecil J. Petitti, S. Trevor Ferger, Rodney M. Kinsey and Michael Blue, M.D.

    "DISSENTER'S RIGHTS" means rights, if any, of any shareholder of a Predecessor Company as a dissenter to the Merger under Section 1701.85 of the OGCL.

    "EFFECTIVE TIME" has the meaning specified in Section 2.01.

    "ENFORCEABILITY EXCEPTIONS" means the limitations which may be placed on enforceability by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and by general principles of equity.

    "ERG" has the meaning specified in the introductory paragraph.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934 as amended and the rules and regulations thereunder.

    "FINANCIAL STATEMENTS" has the meaning specified in Section 4.05.

    "GAAP" means United States generally accepted accounting principles in effect at the time.

    "GOVERNMENTAL AUTHORITY" means the government of the United States or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

    "INFORMATION/PROXY STATEMENT" has the meaning specified in Section 4.08.

    "INTELLECTUAL PROPERTY" means any and all trademarks, trade names, service marks, patents, copyrights (including any registrations, applications, licenses or rights relating to any of the foregoing), technology, trade secrets, inventions, know-how, designs, computer programs, processes, and other intangible assets, properties and rights. "COMPANY INTELLECTUAL PROPERTY" means any and all Intellectual Property used by the Company in the conduct of its business and "PREDECESSOR INTELLECTUAL PROPERTY" means any and all Intellectual Property used by a Predecessor Company in the conduct of its business.

    "IRS" means the Internal Revenue Service.

    "KEY COMPANY SHAREHOLDERS" means David J. Richards, John P. Kennedy and Carl A. Genberg.

    "KNOWLEDGE" means, with respect to an individual making a representation to his or her "Knowledge," those facts and circumstances personally known by such individual; and with respect to an entity making a representation to its "Knowledge," those facts and circumstances personally known by any officer of such entity.

    "MANAGERS" has the meaning specified in Section 6.09.

    "MATERIAL ADVERSE EFFECT" means, with respect to a party, a material adverse change in the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of such party.

    "MERGER" means the Merger of the Predecessor Companies with and into the Company pursuant to the terms of this Agreement.

    "NASDAQ NMS" has the meaning specified in Section 6.05.

    "OGCL" means the Ohio General Corporation Law, Chapter 1701, OHIO REV.
CODE.

    "PERSON" means an individual, firm, partnership, association, unincorporated organization, trust, corporation, or any other entity, including a government or any department, agency or instrumentality thereof.

    "PREDECESSOR BENEFIT PLANS" has the meaning specified in Section 4.13(a).

    "PREDECESSOR COMPANY" and "PREDECESSOR COMPANIES" have the meanings specified in the introductory paragraph.

    "PREDECESSOR COMPANY SHARES" has the meaning specified in Section 2.05(a).

    "PREDECESSOR PERMITS" has the meaning specified in Section 4.11.

    "REGISTRATION STATEMENT" has the meaning specified in Section 4.08.

    "RESTRICTED KCS SHARES" means the Surviving Corporation Shares which the Key Company Shareholders own immediately after the Merger in respect of their Company Shares owned immediately prior to the Merger.

    "SEC" means the Securities and Exchange Commission.

    "SECURITIES ACT" means the Securities Act of 1933 as amended and the rules and regulations thereunder.

    "STOCK RIGHTS" means, with respect to a party, any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating it to issue, transfer or sell any of its securities.

    "SURVIVING CORPORATION" means the Company as the surviving corporation in the Merger following the Effective Time.

    "SURVIVING CORPORATION SHARES" has the meaning specified in Section
2.05(a).

    "TAX" or "TAXES" means all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

    1.02 INTERPRETATION. The following provisions shall govern the interpretation of this Agreement:

         (a) "Herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Schedule or Exhibit.

         (b) Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing individuals shall include Persons and vice versa.

         (c) The calculation of time within which or following which any act is to be done or step is to be taken pursuant to this Agreement excludes the date which is the reference day in calculating such period.

         (d) Whenever anything is required to be done or any action is required to be taken hereunder on or by a day which is not a Business Day, then such thing may be validly done and such action may be validly taken on or by the next succeeding day that is a Business Day.

         (e) Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

         (f) As used in this Agreement reference to dollar amounts, unless otherwise specifically indicated, shall mean the lawful money of the United States of America.

         (g) The term "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement, the parties hereto agree that the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

                                      ARTICLE II

                                      THE MERGER

    Section 2.01 THE MERGER. Upon the terms and subject to the conditions hereof, as promptly as practicable following the satisfaction or waiver of the conditions set forth in Article VII but in no event later than two days thereafter, unless the parties shall otherwise agree, a certificate of merger (the "Certificate of Merger") providing for the simultaneous merger of the Predecessor Companies with and into the Company shall be duly prepared, executed and filed by the Company, in accordance with the relevant provisions of the OGCL, and the parties hereto shall take any other actions required by law to make the Merger effective.

    Following the Merger, the Surviving Corporation, with all its purposes, objects, rights, privileges, powers and franchises, shall continue, and the Predecessor Companies shall cease to exist. The time the Merger becomes effective is referred to herein as the "Effective Time." Prior to the filing of the Certificate of Merger, the Closing shall take place at the offices of Porter, Wright, Morris & Arthur, 41 South High Street, Columbus, Ohio 43215.

    Section 2.02 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the OGCL.

    Section 2.03 ARTICLES OF INCORPORATION AND REGULATIONS. The Articles of Incorporation of the Surviving Corporation shall be as set forth in
Exhibit 2.03(a). The Regulations of the Surviving Corporation shall be as set forth in Exhibit 2.03(b).

    Section 2.04 DIRECTORS AND OFFICERS. The directors and officers of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation. Any Designated Director who is not already a director of the Company immediately prior to the Effective Time shall be elected as a director of the Surviving Corporation. The Designated Directors shall serve until their successors shall have been duly elected or appointed and shall have qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and Regulations of the Surviving Corporation.

    Section 2.05 CONVERSION; LOCKUP. At the Effective Time, by virtue of the Merger and without any action on the part of the Surviving Corporation, any of the Predecessor Companies, or the holder of any of the securities of the Predecessor Companies (other than the approval and adoption of this Agreement by the shareholders of each party in conformity with the law of the State of Ohio):

         (a) Each share of capital stock of each of the Predecessor Companies ("Predecessor Company Shares") issued and outstanding shall be converted into the right to receive the number of fully paid and nonassessable shares of common stock, without par value, of the Surviving Corporation (the "Surviving Corporation Shares") as set forth on Schedule 2.05(a).

         (b) Each Predecessor Company Share which is held in the treasury of a Predecessor Company shall be cancelled and retired and cease to exist.

         (c) Shareholders of the Predecessor Companies receiving Surviving Corporation Shares shall be prohibited from transferring or selling the Surviving Corporation Shares during the one-year period commencing on the Closing Date; provided, however, that each shareholder shall be permitted to make sales (i) without limitation in privately negotiated transactions not required to be reported through NASDAQ NMS to persons who agree to be bound by these restrictions to which the transferor Shareholder is subject and (ii) in transactions required to be reported through NASDAQ NMS for that number of Surviving Corporation Shares received with respect to the conversion of the shareholder's shares in a particular Predecessor Company equal to the product of
(A) the ratio of Surviving Corporation Shares received with respect to the conversion of the shareholder's shares in such Predecessor Company to the number of Surviving Corporation Shares so received by all shareholders of such Predecessor Company, times (B) the applicable number of Shares shown in the table set forth on Schedule 2.05(c) with respect to such Predecessor Company; and provided, further, that any such shareholder may at any time assign to any other such shareholder of any of the Predecessor Companies all or a portion of his rights to sell Surviving Corporation Shares provided for in clause (ii) above.

         (d) The Key Company Shareholders shall be prohibited from transferring or selling the Restricted KCS Shares during the one-year period commencing on the Closing Date; provided, however, that each Key Company Shareholder may (i) pledge up to 100,000 Restricted KCS Shares as security for loans subject to the limitation that the pledgee(s) shall agree not to sell more than an aggregate of 10,000 Restricted KCS Shares which have been pledged in any one of the four consecutive 90-day periods immediately following the Closing Date except for sales described in clause (ii) below and (ii) sell Restricted KCS Shares in privately negotiated transactions not required to be reported through NASDAQ NMS to persons who agree to be bound by these restrictions to which the Key Company Shareholder is subject.

         (e) Certificates representing the Surviving Corporation Shares held by the shareholders of the Predecessor Companies and by the Key Company Shareholders shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY THAT ARE CONTAINED IN AN INSTRUMENT IN WRITING TO WHICH THE CORPORATION IS A PARTY (AN AGREEMENT AND PLAN OF MERGER DATED JULY __, 1996). THE CORPORATION WILL MAIL TO THE SHAREHOLDER A COPY OF SUCH RESTRICTIONS WITHIN FIVE DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFOR.

    Section 2.06 TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

    Section 2.07 ABSENCE OF CONTROL. Subject to any specific provisions of this Agreement, it is the intent of the parties that the Company by reason of this Agreement shall not (until consummation of the transactions contemplated hereby) control, and shall not be deemed to control, directly or indirectly, any of the Predecessor Companies and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of any of the Predecessor Companies.

                                     ARTICLE III

                                  EXCHANGE OF SHARES

    Section 3.01  EXCHANGE OF CERTIFICATES.

         (a) At the Effective Time, the Surviving Corporation shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Predecessor Company Shares (the "Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Surviving Corporation) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Surviving Corporation Shares. Upon surrender of a Certificate to the Surviving Corporation, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the certificates representing the whole Surviving Corporation Shares which such holder has the right to receive pursuant to the provisions of this Agreement, and the Certificate so surrendered shall forthwith be cancelled. If a certificate representing Surviving Corporation Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance that such Certificate be properly endorsed (or accompanied by an appropriate instrument of transfer) and accompanied by evidence that any applicable stock transfer taxes have been paid or provided for. Until surrendered as contemplated by this Section, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the consideration specified herein; provided that in the event any holder of a Certificate exercises his Dissenter's Rights and becomes entitled to receive payment for his Predecessor Company Shares instead of the Surviving Corporation Shares into which such Predecessor Company Shares shall have been converted, the Surviving Corporation shall pay such holder the amount to which he is entitled for such Predecessor Company Shares, together with any other sums which it may owe him as a result of the Dissenter's Rights proceeding, upon his surrender to the Surviving Corporation of the certificate or certificates which immediately prior to the Effective Time represented the Predecessor Company Shares as to which his Dissenter's Rights were asserted, and the Surviving Corporation shall not thereafter be required to deliver to such holder any Surviving Corporation Shares.

         Any certificates for Surviving Corporation Shares which remain unclaimed by the holders of Certificates for twelve months after the Effective Time shall be held by the Surviving Corporation, and any holders of Certificates who have not theretofore complied with this Section 3.01(a) shall thereafter receive delivery (subject to abandoned property, escheat or other similar laws) of the Surviving Corporation Shares issuable upon the conversion of their Certificates and any dividends payable on such Surviving Corporation Shares, without any interest thereon, only after delivering their Certificates and letters of transmittal to the Surviving Corporation, and otherwise complying with this Section 3.01(a).

         (b) No dividends or other distributions declared or made after the Effective Time with respect to Surviving Corporation Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Surviving Corporation Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Surviving Corporation Shares issued in exchange therefor, without interest, at the appropriate payment date (or promptly after surrender if the payment date has already occurred), the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender.

         (c) Following the Effective Time, there shall be no further registration of transfers on the stock transfer books of any party of Predecessor Company Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article III.

         (d) No certificate or scrip representing fractional Surviving Corporation Shares shall be issued upon the surrender for exchange of Certificates, such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation, and no cash shall be paid in respect of any fractional shares.

    Section 3.02 DISSENTING PREDECESSOR COMPANY SHARES. If any holder of Predecessor Company Shares shall exercise Dissenter's Rights with respect to his Predecessor Company Shares, the affected Predecessor Company shall give the Surviving Corporation notice thereof and the Surviving Corporation shall have the right to participate in all negotiations and proceedings with respect to any such Dissenter's Rights. No Predecessor Company shall, except with the prior written consent of the Surviving Corporation, voluntarily make any payment with respect to, or settle or offer to settle, any such Dissenter's Rights.

    Section 3.03 ADJUSTMENTS. If, between the date of this Agreement and the Effective Time, any Company Shares or Predecessor Company Shares shall have been exchanged into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the amount of Surviving Corporation Shares into which any affected Predecessor Company Shares will be converted in the Merger shall be correspondingly adjusted.

                                      ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF THE PREDECESSOR COMPANIES

    Each of the Predecessor Companies represents and warrants to the Company and each of the other Predecessor Companies as follows:

    Section 4.01 ORGANIZATION. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. It is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a Material Adverse Effect. It has heretofore delivered to the Company accurate and complete copies of the Articles of Incorporation and Regulations, as currently in effect, of such Predecessor Company, and the partnership agreement or other organizational documents of any Affiliate.

    Section 4.02  CAPITALIZATION.

         (a) Its authorized capital stock consists of the number and classes of shares set forth on Schedule 4.02(a), and as of the date hereof the number of shares of each such class which are issued and outstanding are as shown on
Schedule 4.02(a). All of its issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of the date hereof, the number of its shares of any class issuable upon exercise of Stock Rights and the exercise price(s) thereof are as set forth on Schedule 4.02(a). Except as set forth on Schedule 4.02(a), since March 31, 1996, it has not issued any shares of its capital stock (nor securities substantially equivalent to capital stock) except upon exercise of Stock Rights granted prior to such date. Except as set forth in Schedule 4.02(a), and except for shares hereafter issued pursuant to the exercise of Stock Rights described in Schedule 4.02(a), there are not now, and at the Effective Time there will not be, any shares of capital stock (or securities substantially equivalent to capital stock) of such Predecessor Company issued and outstanding, or any outstanding Stock Rights.

         (b) Except for common shares of Neuromedical Systems, Inc. and except as shown on Schedule 4.02(b), it does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business. Except as shown on
Schedule 4.02(b), there are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which it is a party or is bound with respect to the voting of its capital stock.

    Section 4.03 AUTHORITY RELATIVE TO THIS AGREEMENT. It has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by its Board of Directors and no other corporate proceedings on the part of such Predecessor Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by its shareholders in conformity with the OGCL). This Agreement has been duly and validly executed and delivered by such Predecessor Company and constitutes its valid and binding agreement, enforceable against such Predecessor Company in accordance with its terms, subject to the Enforceability Exceptions.

    Section 4.04 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for applicable requirements of the Securities Act, and the filing and recordation of the Certificate of Merger as required by the OGCL, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the consummation by such Predecessor Company of the transactions contemplated by this Agreement. None of the execution and delivery of this Agreement by such Predecessor Company, the consummation by it of the transactions contemplated hereby, or compliance by it with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Articles of Incorporation or Regulations of such Predecessor Company, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which such Predecessor Company is a party or by which it or any of its properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to such Predecessor Company or any of its properties or assets.

    Section 4.05 FINANCIAL STATEMENTS. It has delivered to the other parties copies of its balance sheets as at March 31, 1996 and December 31 in each of the years 1993 through 1995, and the related statements of income for each of the three-months' period and fiscal years, respectively, then ended (its "Financial Statements"). All of its Financial Statements fairly present the financial condition and the results of operations of such Predecessor Company as at the respective dates thereof and for the periods referred to therein, all in accordance with GAAP (except for the absence of notes thereto and statements of
changes in stockholders' equity and cash flow).   Its Financial Statements
reflect the consistent application of GAAP throughout the periods involved (except for the absence of notes thereto and statements of changes in stockholders' equity and cash flow). The representations and warranties in this
Section 4.05 as they pertain to CCI are qualified to the extent they may be affected by the CCI Transaction.

    Section 4.06 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 4.06, since March 31, 1996, it has not taken any of the actions set forth in Sections 6.01(b) to (h), suffered any Material Adverse Effect, or entered into any transaction, or conducted its business or operations, other than in the ordinary and usual course of business and consistent with past practice.

    Section 4.07 NO UNDISCLOSED LIABILITIES. At March 31, 1996, it did not have any material liabilities except those reflected in its Financial Statements for the period ending on such date. Since March 31, 1996, such Predecessor Company has not incurred any liabilities material to its business, operations or financial condition, except liabilities incurred in the ordinary and usual course of business and consistent with past practice and liabilities incurred in connection with this Agreement and the transactions contemplated herein.

    Section 4.08 INFORMATION IN REGISTRATION STATEMENT. None of the information supplied by it in writing for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by the Company in connection with the issuance of Surviving Corporation Shares pursuant to the transactions contemplated hereby (the "Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Any information statement or proxy statement of such Predecessor Company used in connection with any meeting of shareholders to be held in connection with the Merger (an "Information/Proxy Statement") will, at the date mailed to shareholders and at the time of the meeting of shareholders to be held in connection with the Merger, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    Section 4.09 NO DEFAULT. It is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Articles of Incorporation or Regulations, (b) any Contract to which it is a party or by which it or any of its properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to it, which defaults or violations would, in the aggregate, have a Material Adverse Effect or which would prevent or delay the consummation of the transactions contemplated hereby.

    Section 4.10 LITIGATION. There is no action, suit, or proceeding pending, or to the best Knowledge of such Predecessor Company threatened, involving it, at law or in equity, or before any Governmental Authority.

    Section 4.11 COMPLIANCE WITH APPLICABLE LAW. It holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities necessary for the lawful conduct of its businesses (the "Predecessor Permits"), except for failures to hold such Predecessor Permits which would not, in the aggregate, have a Material Adverse Effect. It is in compliance with the terms of the Predecessor Permits, except where the failure so to comply would not have a Material Adverse Effect. Its businesses are not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Authority, except for violations which in the aggregate do not and would not have a Material Adverse Effect.

    Section 4.12 TAXES. It has duly filed all material federal, state, local and foreign tax returns required to be filed by it, and it has duly paid, caused to be paid or made adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has made adequate provision for payment of all Taxes anticipated to be payable in respect of all fiscal periods since the periods covered by such returns. All deficiencies and assessments asserted as a result of such examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in its Financial Statements, and no issue or claim has been asserted for Taxes by any taxing authority for any prior period, other than those heretofore paid or provided for. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal income tax return of such Predecessor Company.

    Section 4.13  ERISA.

          (a) With respect to each employee benefit plan (including any "employee benefit plan," as defined in Section 3(3) of ERISA), and any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding) (all the foregoing being herein called "Predecessor Benefit Plans"), maintained or contributed to by it, such Predecessor Company has made available to the other parties a true and correct copy of, where applicable, (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Predecessor Benefit Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Predecessor Benefit Plan and (iv) the most recent actuarial report or valuation relating to a Predecessor Benefit Plan subject to Title IV of ERISA. None of its Predecessor Benefit Plans are multiemployer plans within the meaning of
Section 3(37) of ERISA.  Each of the Predecessor Benefit Plans covered by ERISA
(i) has been operated in all material respects in accordance with ERISA, (ii) has not engaged in any prohibited transactions (as such term is defined in Section 406 of ERISA) and (iii) has met the minimum funding standards of
Section 412 of the Code.  No material Reportable Event (within the meaning of
Section 4043 of ERISA) has occurred and is continuing with respect to any of its Predecessor Benefit Plans. It has not terminated any pension plan or withdrawn from any multiemployer pension plan.

         (b) With respect to its Predecessor Benefit Plans, in the aggregate, no event has occurred, and to the Knowledge of such Predecessor Company there exists no condition or set of circumstances which are reasonably likely to occur, in connection with which it would be subject to any liability, that would have a Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course), under ERISA, the Code or any other applicable law.

         (c) With respect to its Predecessor Benefit Plans, in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on its financial statements referenced in Section 4.05, which obligations are reasonably likely to have a Material Adverse Effect.

    Section 4.14 INTELLECTUAL PROPERTY. Except as shown on Schedule 4.14, no claim is pending or, to its Knowledge is threatened, to the effect that its present or past operations infringe upon or conflict with the rights of others with respect to any Intellectual Property necessary to permit it to conduct its businesses as now operated, and no claim is pending or threatened to the effect that any of its Predecessor Intellectual Property is invalid or unenforceable. No Contract with any party exists which would impede or prevent the continued use by the Surviving Corporation of the entire right, title and interest of such Predecessor Company in and to its Predecessor Intellectual Property.

    Section 4.15 CHANGE IN CONTROL. It is not a party to any Contract which contains a "change in control" provision or "potential change in control" provision.

                                      ARTICLE V

                          REPRESENTATIONS AND WARRANTIES OF
                                     THE COMPANY

    The Company represents and warrants to each of the Predecessor Companies as follows:

    Section 5.01 ORGANIZATION. It is a corporation duly organized, validly existing and in good standing under the laws of Ohio and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. It is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a Material Adverse Effect.

    Section 5.02  CAPITALIZATION.

          (a) The authorized capital stock of the Company consists of 8,000,000 shares of common stock, without par value ("Company Shares"), of which, as of the date hereof, 6,072,936 are issued and outstanding. All issued and outstanding shares of the Company are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of the date hereof, the number of its shares of any class issuable upon exercise of Stock Rights and the exercise price(s) thereof are as set forth on Schedule 5.02(a). All Surviving Corporation Shares which are to be issued pursuant to the Merger or the other transactions contemplated hereby will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereto. Except as set forth in Schedule 5.02(a), since March 31, 1996, the Company has not issued any shares of its capital stock (nor securities substantially equivalent to capital stock) except upon exercise of Stock Rights granted prior to such date. Except for Company Shares (Surviving Corporation Shares after the

Effective Time) hereafter issued pursuant to the exercise of Stock Rights described in Schedule 5.02(a), and except as contemplated hereby, there are not now, and at the Effective Time there will not be, any shares of capital stock (or securities substantially equivalent to capital stock) of the Company issued or outstanding or any outstanding Stock Rights.

         (b) Except for common shares of Neuromedical Systems, Inc. and except as shown on Schedule 5.02(b), the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business. There are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which the Company is a party or is bound with respect to the voting of the capital stock of the Company.

    Section 5.03 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by its shareholders in conformity with the OGCL). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

    Section 5.04 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for applicable requirements of the Securities Act, and the filing and recordation of the Certificate of Merger as required by the OGCL, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement. None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Articles of Incorporation or Regulations of the Company, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which the Company is a party or by which it or any of its properties or assets may be bound, or
(c) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to the Company or any of its properties or assets.

    Section 5.05 FINANCIAL STATEMENTS. The Company has delivered to each of the Predecessor Companies copies of its balance sheets as at March 31, 1996 and December 31 in each of the years 1993 through 1995, and the related statements of income for each of the three-months' period and fiscal years, respectively, then ended (the "Company Financial Statements"). All of the Company Financial Statements fairly present the financial condition and the results of operations of the Company as at the respective dates thereof and for the periods referred to therein, all in accordance with GAAP (except for the absence of notes thereto and statements of changes in stockholders' equity and cash flow). The Company Financial Statements reflect the consistent application of GAAP throughout the periods involved (except for the absence of notes thereto and statements of changes in stockholders' equity and cash flow).

    Section 5.06 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 5.06, since March 31, 1996, it has not taken any of the actions set forth in Sections 6.01(b) to (h), suffered any Material Adverse Effect, or entered into any transaction, or conducted its business or operations, other than in the ordinary and usual course of business and consistent with past practice.

    Section 5.07 NO UNDISCLOSED LIABILITIES. At March 31, 1996, the Company did not have any material liabilities except those reflected in the Company Financial Statements for the period ending on such date. Since March 31, 1996, the Company has not incurred any liabilities material to its business, operations or financial condition, except liabilities incurred in the ordinary and usual course of business and consistent with past practice and liabilities incurred in connection with this Agreement and the transactions contemplated herein.

    Section 5.08 INFORMATION IN REGISTRATION STATEMENT. None of the information with respect to the Company referenced in the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Any Information/Proxy Statement of the Company used in connection with any meeting of shareholders to be held in connection with the Merger will, at the date mailed to shareholders and at the time of the meeting of shareholders to be held in connection with the Merger, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply in all material respects with the provisions of the Securities Act (including that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading), except that no representation is made by the Company with respect to statements made therein based on information supplied by any Predecessor Company in writing for inclusion or incorporation by reference in the Registration Statement.

    Section 5.09 NO DEFAULT. The Company is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of
(a) its Articles of Incorporation or Regulations (b) any Contract to which the Company is a party or by which it or any of its properties or assets may be bound or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, which defaults or violations would, in the aggregate, have a Material Adverse Effect or which would prevent or delay the consummation of the transactions contemplated hereby.

    Section 5.10 LITIGATION. There is no action, suit, or proceeding pending, or to the best Knowledge of the Company threatened, involving it, at law or in equity, or before any Governmental Authority.

    Section 5.11 COMPLIANCE WITH APPLICABLE LAW. The Company holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its businesses (the "Company Permits"), except for failures to hold such Company Permits which would not, in the aggregate, have a Material Adverse Effect. The Company is in compliance with the terms of the Company Permits, except where the failure so to comply would not have a Material Adverse Effect. The businesses of the Company are not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Authority, except for violations which in the aggregate do not and would not have a Material Adverse Effect.

    Section 5.12 TAXES. The Company has duly filed all material federal, state, local and foreign tax returns required to be filed by it, and it has duly paid, caused to be paid or made adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has made adequate provision for payment of all Taxes anticipated to be payable in respect of all fiscal periods since the periods covered by such returns. All deficiencies and assessments asserted as a result of such examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the Company Financial Statements, and no issue or claim has been asserted for Taxes by any taxing authority for any prior period, other than those heretofore paid or provided for. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal income tax return of the Company.

    Section 5.13  ERISA.

          (a) With respect to each employee benefit plan (including any "employee benefit plan", as defined in Section 3(3) of ERISA), and any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding) (all the foregoing being herein called "Company Benefit Plans"), maintained or contributed to by it, the Company has made available to the Predecessor Companies a true and correct copy of, where applicable, (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Company Benefit Plan,
(iii) each trust agreement and group annuity contract, if any, relating to such Company Benefit Plan and (iv) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA. None of the Company Benefit Plans are multiemployer plans within the meaning of
Section 3(37) of ERISA. Each of the Company Benefit Plans covered by ERISA (i) has been operated in all material respects in accordance with ERISA, (ii) has not engaged in any prohibited transactions (as such term is defined in Section 406 of ERISA) and (iii) has met the minimum funding standards of
Section 412 of the Code. No material Reportable Event (within the meaning of Section 4043 of ERISA) has occurred and is continuing with respect to any of the Company Benefit Plans. The Company has not terminated any pension plan or withdrawn from any multiemployer pension plan.

         (b) With respect to the Company Benefit Plans, in the aggregate, no event has occurred, and to the Knowledge of the Company there exists no condition or set of circumstances which are reasonably likely to occur, in connection with which it would be subject to any liability, that would have a Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course), under ERISA, the Code or any other applicable law.

         (c) With respect to the Company Benefit Plans, in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on its financial statements referenced in Section 5.05, which obligations are reasonably likely to have a Material Adverse Effect.

    Section 5.14 INTELLECTUAL PROPERTY. Except as shown on Schedule 5.14, no claim is pending or, to the Knowledge of the Company is threatened, to the effect that the present or past operations of the Company infringe upon or conflict with the rights of others with respect to any Intellectual Property, and no claim is pending or threatened to the effect that any of the Company Intellectual Property is invalid or unenforceable. No Contract with any party exists which would impede or prevent the continued use by the Surviving Corporation of the entire right, title and interest of the Company in and to the Company Intellectual Property.

    Section 5.15 CHANGE IN CONTROL. The Company is not a party to any Contract which contains a "change in control" or "potential change in control" provision.

                                      ARTICLE VI

                                      COVENANTS

    Section 6.01 COVENANTS OF THE PREDECESSOR COMPANIES AND THE COMPANY. During the period from the date of this Agreement and continuing until the Effective Time, the Predecessor Companies and the Company each agree that, except as expressly contemplated or permitted by this Agreement, or to the extent that the other parties shall otherwise consent in writing:

         (a) Each party shall carry on its respective businesses in the usual, regular and ordinary course, consistent with past practice, and use its best efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it.

         (b) No party shall, nor shall any party propose to, (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) repurchase, redeem or otherwise acquire any of its securities, or (iv) purchase any equity security of any other corporation. Notwithstanding the foregoing restrictions contained in this Section 6.01(b), a Predecessor Company may repurchase Predecessor Company Shares pursuant to and in accordance with a buy/sell agreement in effect on the date hereof, in which event the Surviving Corporation Shares allocated for such repurchased Predecessor Company Shares under Section 2.05(a) shall be reallocated pro-rata among the remaining outstanding Predecessor Company Shares of the relevant Predecessor Company.

         (c) No party shall authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including stock appreciation rights), except pursuant to the exercise of Stock Rights outstanding on the date hereof and disclosed in Schedules 4.02(a) and 5.02(a), or amend in any material respect any of the terms of any such securities or agreements outstanding on the date hereof.

         (d) No party shall amend or propose to amend its Articles of Incorporation or Regulations.

         (e) No party shall acquire, sell, lease, encumber, transfer or dispose of any assets outside the ordinary course of business, consistent with past practice, or any assets which are material to such party, except pursuant to obligations in effect on the date hereof, or enter into any commitment or transaction outside the ordinary course of business, consistent with past practice.

         (f) No party shall incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee (or become liable for) any debt of others or make any loans, advances or capital contributions or mortgage, pledge or otherwise encumber any material assets or create or suffer any material lien thereupon other than in each case in the ordinary course of business consistent with prior practice.

         (g) No party shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of any party or incurred in the ordinary course of business consistent with past practice.

         (h) No party shall change any of the accounting principles or practices used by it (except as required by GAAP).

         (i) No party shall agree to take any of the foregoing actions or take or agree to take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied.

         (j) Each of the parties shall give prompt notice to the other parties of: (i) any notice of, or other communication relating to, a default or event which, with notice or the lapse of time or both, would become a default, received by it subsequent to the date of this Agreement and prior to the Effective Time, under any Contract material to its financial condition, properties, businesses or results of operations; (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, which consent, if required, would breach the representations contained in Articles IV and V; and (iii) any event or circumstance which may have a Material Adverse Effect.

         (k) The parties shall consult with each other before issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto, and shall also comply with Section 9.09 with respect thereto.

         (l) None of the parties hereto or the Surviving Corporation shall at any time hereafter take or agree to take any action that (without giving effect to any action taken or agreed to be taken by the other parties hereto or any of their Affiliates) would prevent the Surviving Corporation from accounting for the business combination to be effected by the Merger as a reorganization or a pooling of interests.

    Section 6.02 ADDITIONAL COVENANTS OF THE PARTIES. During the period from the date of this Agreement and continuing until the Effective Time, each of the parties agrees that it will not, without the prior written consent of the other parties, except as contemplated by this Agreement or required by law, (a) enter into, adopt, amend or terminate any Predecessor Company Benefit Plan or Company Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy between such party and one or more of its directors or executive officers, or (b) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof or enter into any Contract to do any of the foregoing.

    Section 6.03 NO SOLICITATION. No party nor any of its Affiliates, officers, directors, representatives or agents shall, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any person, entity or group concerning any merger, sale of substantial assets outside the ordinary course of business, sale of shares of capital stock or similar transaction involving it other than the transactions contemplated by this Agreement. Each party shall promptly advise the other parties of any such inquiries or proposals.

    Section 6.04 ACCESS TO INFORMATION. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Predecessor Companies and the Company shall each afford to the officers, employees, accountants, counsel and other representatives of the other parties, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, Contracts, commitments and records and, during such period, each of the Predecessor Companies and the Company shall furnish promptly to another party all information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law or court order, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of the parties, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies or summaries made of such documents, to such other party.

    Section 6.05 BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including (a) the prompt preparation and filing with the SEC of the Registration Statement, (b) such actions as may be required to have the Registration Statement declared effective under the Securities Act as promptly as practicable, including by consulting with each other as to, and responding promptly to, any SEC comments with respect thereto, (c) such actions as may be required to be taken under applicable state securities or Blue Sky laws in connection with the issuance of Surviving Corporation Shares contemplated hereby, (d) the preparation and filing of all other forms, registrations and notices required to be filed to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any public or private third party, and (e) the Company using its best efforts to cause the Surviving Corporation Shares to be admitted for quotation on the NASDAQ National Market System ("NASDAQ NMS"), subject to official notice of issuance. Each party shall promptly consult with the other parties with respect to, provide any necessary information with respect to and provide the other parties (or their counsel) copies of, all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

    Section 6.06 SHAREHOLDERS MEETINGS. Each of the Predecessor Companies and the Company shall duly call, give notice of, convene and hold a meeting of its shareholders (or, in the case of each party other than the Company, obtain the unanimous written consent of its shareholders) as promptly as practicable for the purpose of approving this Agreement and related matters and, in the case of the Company, approving the issuance of Surviving Corporation Shares pursuant hereto. Each of the parties will, through its respective Board of Directors, recommend to its respective shareholders approval of such matters and will coordinate and cooperate with respect to the timing of such meetings and written consents as soon as practicable after the date hereof, and shall use its best efforts to secure the approval of its shareholders for the transactions contemplated herein.

    Section 6.07 AFFILIATES. Prior to the Closing Date, each party shall deliver to the other parties a letter identifying all Persons who are, at the time this Agreement is submitted for approval to the shareholders of such party, "affiliates" of such party for purposes of Rule 145 under the Securities Act.

    Section 6.08 [Reserved]

    Section 6.09 INDEMNIFICATION AND INSURANCE. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation in which any of the present or former officers or directors (the "Managers") of the Predecessor Companies is, or is threatened to be, made a party by reason of the fact that he is or was a director, officer, employee or agent of a Predecessor Company or an Affiliate thereof, or is or was serving at the request of a Predecessor Company or an Affiliate thereof as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that (i) prior to the Effective Time a Manager's Predecessor Company shall indemnify and hold him harmless, and from and after the Effective Time the Surviving Corporation shall indemnify and hold him harmless, as and to the full extent permitted by applicable law (including by advancing expenses promptly as statements therefor are received), against any losses, claims, damages, liabilities, costs, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation described in the first sentence of this Section 6.09, and (ii) in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), the Managers may retain counsel satisfactory to them, and the relevant Predecessor Company prior to the Effective Time, or the Surviving Corporation after the Effective Time, shall pay all fees and expenses of such counsel for the Managers promptly, as statements therefor are received, and will use its respective best efforts to assist in the vigorous defense of any such matter; provided that no Predecessor Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that no party shall have any obligation hereunder to any Manager when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Manager in the manner contemplated hereby is prohibited by applicable law. Any Manager wishing to claim indemnification under this Section 6.09(a), upon learning of any such claim, action, suit, proceeding or investigation, shall notify the relevant

Predecessor Company and the Company prior to the Effective Time, and after the Effective Time the Surviving Corporation, thereof (provided that the failure to give such notice shall not affect any obligations hereunder, unless the indemnifying party is actually and materially prejudiced thereby).

         (b) The Company agrees that all rights to indemnification existing in favor of any Manager as provided in a Predecessor Company's Articles of Incorporation or Regulations, as in effect as of the date hereof, and in any agreement between such Predecessor Company and the Manager with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than six years.

         (c) The provisions of this Section 6.09 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

    Section 6.10  [Reserved].

    Section 6.11  [Reserved].

    Section 6.12 BROKERS OR FINDERS. Each of the Predecessor Companies and the Company represents, as to itself and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and each of them agree to indemnify and hold the others harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its Affiliate.

    Section 6.13. ADVISORY BOARD. In order to coordinate the activities of the parties in taking all actions necessary or advisable to effect the Merger, the parties hereby appoint an interim advisory board (the "Advisory Board") consisting of the following persons: David J. Richards (Chairman), S. Trevor Ferger, Cecil J. Petitti, Thomas J. Kelley, Michael Blue, M.D., Rodney M. Kinsey and John P. Kennedy. The Advisory Board will meet periodically at the call of its Chairman or any other member of the Advisory Board, will review progress toward effecting the Merger and will use its best efforts to assist in the resolution of any issues which arise. However, the Advisory Board shall not have any authority to amend this Agreement or waive any party's obligations hereunder, except that this Agreement may be terminated by the vote of a majority of the Advisory Board as provided in Section 8.01.

                                     ARTICLE VII

                                      CONDITIONS

    Section 7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO CLOSE AND EFFECT THE MERGER. The respective obligation of each party to close the transactions contemplated herein and effect the

Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions unless waived by all of the parties:

         (a) This Agreement shall have been approved and adopted by the shareholders of each party in accordance with the OGCL, and the issuance of Surviving Corporation Shares pursuant to the Merger and the other terms of this Agreement shall have been approved by the shareholders of the Company in accordance with the OGCL.

         (b) Other than the filing provided for by Section 2.01, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by, any Governmental Authority, and all required third party consents, the failure of which to obtain would have a Material Adverse Effect on the Surviving Corporation, taken as a whole, shall have been filed, occurred or obtained. The Company shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the Surviving Corporation Shares pursuant to the Merger and the other terms of this Agreement.

         (c) The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

         (d) No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or Governmental Authority which prohibits the consummation of the Merger and shall be in effect.

         (e) The representations and warranties of each party set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement and such changes as would be required to be made in the Schedules to this Agreement if such Schedules were to speak as of the Closing Date) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except if and to the extent any failures to be true and correct would not, in the aggregate, have a Material Adverse Effect on the party.

         (f) From the date of this Agreement through the Closing Date no party shall have suffered any Material Adverse Effect (other than changes relating to the transactions contemplated by this Agreement).

         (g) Each party shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, except where any failures to perform would not, in the aggregate, have a Material Adverse Effect on such party.

         (h) The opinion, based on representations of the Predecessor Companies and the Company, of Porter, Wright, Morris & Arthur, counsel to the Company, to the effect that:

              (i) The Merger of the Predecessor Companies with and into the Company will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code;

              (ii) No gain or loss will be recognized by the Predecessor Companies or the Company as a consequence of the Merger;

              (iii) No gain or loss will be recognized by the shareholders of the Predecessor Companies on the exchange of their Predecessor Company Shares for Surviving Corporation Shares (except for any gain or loss attributable to any cash received pursuant to the exercise of Dissenter's Rights or for fractional share interests to which they may be entitled);

              (iv) The federal income tax basis of the Surviving Corporation Shares received by the shareholders of the Predecessor Companies (including fractional share interests to which they may be entitled) for their Predecessor Company Shares will be the same as the federal income tax basis of the Predecessor Company Shares surrendered in exchange therefor; and

              (v) The holding period for the Surviving Corporation Shares received by shareholders of the Predecessor Companies in exchange for their Predecessor Company Shares will include the period for which the Predecessor Company exchanged therefor were held, provided that the exchanged Predecessor Company Shares were held as a capital asset by such shareholder on the date of the exchange.

         (i) At the Closing, each party shall have furnished the other parties with copies of (i) the resolutions duly adopted by its Board of Directors approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable it to comply with the terms of this Agreement, (ii) the resolutions duly adopted by its shareholders approving and adopting this Agreement and the Merger and (iii) the resolutions duly adopted by the Company's shareholders approving the issuance of Surviving Corporation Shares, such resolutions to be certified by the President or a Vice President and Secretary or an Assistant Secretary of the applicable party.

         (j) At the Closing, each party shall have furnished each of the other parties with an opinion, dated the Closing Date, of counsel to such party, to the effect that:

              (i) Such party is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio;

              (ii) Such party has the corporate power to carry on its businesses as they are being conducted on the Closing Date; and

              (iii) Such party has taken all required corporate action to approve and adopt this Agreement and this Agreement is a valid and binding obligation of such party, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

         In rendering the foregoing opinion, such counsel may rely on certificates of officers and other agents of the party and public officials as to matters of fact provided such reliance is expressly noted in the opinion and the certificates of such officers, agents and public officials relied on are attached to the opinion.

         (k) At the time of the Closing, the shareholders of any Predecessor Company entitled to assert Dissenter's Rights shall own in the aggregate less than 10% of the outstanding shares of such Predecessor Company, and the shareholders of the Company entitled to assert Dissenter's Rights shall own in the aggregate less than 10% of the outstanding shares of the Company.

         (l) At the time of the Closing, the Company and Neuromedical Systems, Inc. shall have entered into a license agreement in substantially the form of the license agreement previously agreed to between Neuromedical Systems, Inc. and the parties for use with the Surviving Corporation, which license agreement provides that it shall become effective at the Effective Time.

         (m) At the time of the Closing, the Surviving Corporation Shares shall have been admitted for quotation on the NASDAQ NMS, subject to official notice of issuance.

         All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, and all other legal matters shall have been approved by counsel to each party, and such counsel shall have received all documents, certificates and other papers reasonably requested by it in connection therewith.

                                     ARTICLE VIII

                              TERMINATION AND AMENDMENT

    Section 8.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger, by the shareholders of the Company or any or all of the Predecessor Companies:

         (a)  by mutual consent of all of the parties;

         (b) by any of the parties if the Merger shall not have been consummated before September 30, 1996 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement);

         (c) by any party if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable;

         (d) by any party if any required approval of the shareholders of such party or any other party shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof for the purpose of obtaining such vote; or

         (e)  by a vote of a majority of the Advisory Board.

    Section 8.02 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, directors, officers or shareholders, other than the provisions of Sections 6.04, 6.12, 8.05 and 9.08. Nothing contained in this Section 8.02 shall relieve any party from liability for any breach of this Agreement.

    Section 8.03 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the parties but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 8.04 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

    Section 8.05 TERMINATION PAYMENT. In the event that (a) the Merger is not consummated by reason of a party's breach of this Agreement, or (b) a party fails to obtain the required approval of the Merger by the shareholders of such party (in either case, a "Defaulting Party), and this Agreement is thereafter terminated by any party hereto, in addition to bearing its pro-rata share of expenses pursuant to Section 9.08 of this Agreement, the Defaulting Party shall within thirty (30) days of the termination of this Agreement pay to the other parties the sum of Five Hundred Thousand Dollars ($500,000.00), which shall be shared among the other parties in proportion to the number of Surviving Corporation Shares which would have been owned by the shareholders of each such party immediately after the Effective Time had the Merger been consummated. The parties agree that such payment shall constitute liquidated damages, and not a penalty, and that such payment shall be in lieu of any money damages suffered by any party by reason of the Defaulting Party's breach of this Agreement or failure to obtain shareholder approval.

                                      ARTICLE IX

                                    MISCELLANEOUS

    Section 9.01 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made herein shall not survive beyond the Effective Time.

    Section 9.02 NOTICES. All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)  if to the Company, to

              Papnet of Ohio, Inc.
              6059 Memorial Drive
              Dublin, Ohio 43017
              Attn:  David J. Richards, President
              Facsimile: (614) 793-9376

              with a copy to

              Porter, Wright, Morris & Arthur
              41 South High Street
              Columbus, Ohio 43215
              Attn: William J. Kelly, Jr., Esq.
              Facsimile: (614) 227-2100

              and

         (b)  if to the Predecessor Companies, to

              Carolina Cytology, Inc.
              CCWP Partners, Inc.
              c/o Rodney M. Kinsey
              8651 Gairloch Court
              Dublin, Ohio 43017
              Facsimile:  (614) 889-1052

              ER Group, Inc.
              c/o Thomas J. Kelley
              8595 Milmichael Court
              Dublin, Ohio 43017
              Facsimile:  (614) 764-2501

              Cytology Indiana, Inc.
              Indiana Cytology Review Company
              c/o Mr. Cecil J. Petitti
              Chaney & Petitti Insurance Agency
              4266 Tuller Road
              Dublin, Ohio 43017
              Facsimile:  (614)764-1455

                   with a copy to

              Squire, Sanders & Dempsey
              41 South High Street
              Suite 1300
              Columbus, Ohio 43215
              Attn:  Daniel M. Maher, Esq.
              Facsimile:  (614) 365-2499

    Section 9.03 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    Section 9.04 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    Section 9.05 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (other than the loan documents referenced in Section 9.08 below) and (b) shall not be assigned by operation of law or otherwise.

    Section 9.06 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to any applicable principles of conflicts of law.

    Section 9.07 SPECIFIC PERFORMANCE. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

    Section 9.08 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred by the parties in connection with this Agreement and the transactions contemplated hereby shall be shared by each of the parties in proportion to the number of Surviving Corporation Shares which are or would be owned by its shareholders immediately after the Effective Time. By separate loan documents, the parties have agreed upon the manner and terms of advances to be made by the Company for such expenses and certain other expenses, and upon the manner and terms of repayment of such advances in the event of the termination of this Agreement.

    Section 9.09 PUBLICITY. Except as otherwise required by law or the rules of any national securities exchange, for so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without prior approval of the other parties, which approval shall not be unreasonably withheld.

    Section 9.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except pursuant to Section 6.09.


               [The remainder of this page is intentionally left blank]

    IN WITNESS WHEREOF, the Company and each of the Predecessor Companies have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                             PAPNET OF OHIO, INC.



                             By:  /s/ David J. Richards
                                  ---------------------------------------
                                  David J. Richards, President


                             CYTOLOGY INDIANA, INC.



                             By:  /s/ S. Trevor Ferger
                                  ---------------------------------------
                                  S. Trevor Ferger, President


                             INDIANA CYTOLOGY REVIEW COMPANY



                             By:  /s/ Cecil J. Petitti
                                  ---------------------------------------
                                  Cecil J. Petitti, President


                             ER GROUP, INC.



                             By:      /s/ Thomas J. Kelley
                                  ---------------------------------------
                                  Thomas J. Kelley, President


                             CAROLINA CYTOLOGY,  INC.



                             By:        /s/ Rodney M. Kinsey
                                  ---------------------------------------
                                            Rodney M. Kinsey, President

                             CCWP PARTNERS,  INC.



                             By:    /s/ Rodney M. Kinsey
                                  ---------------------------------------
                                       Rodney M. Kinsey, President

                                                        EXHIBIT 2.03(a)

                                 CERTIFICATE OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              PAPNET OF OHIO, INC.
                            (adopted ________, 1996)


     David J. Richards, President, and John P. Kennedy, Assistant Secretary, of Papnet of Ohio, Inc. (the "Corporation"), with its principal offices located at Dublin, Franklin County, Ohio, do hereby certify that at a duly called meeting of all shareholders of the Corporation, such shareholders approved by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the shares entitled to vote thereon, the below resolution adopting the below Amended and Restated Articles of Incorporation, pursuant to Section 1701.72 of the Ohio Revised Code:

     RESOLVED, that the Amended and Restated Articles of Incorporation of the Corporation set forth below are hereby adopted as the amended and restated articles of incorporation of the Corporation:

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
     FIRST:    The name of said Corporation shall be NetMed, Inc.

     SECOND:   The place in Ohio where its principal office is to be located is the City of Dublin, Franklin County, Ohio.

     THIRD:    The purposes for which it is formed are to engage in any
business or activity for which corporations may be formed under Sections 1701.01 through 1701.99, inclusive, of the Ohio Revised Code, as now enacted and as the same may hereafter be amended from time to time.

FOURTH:

          A.  AUTHORIZED SHARES.

               The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Twenty Million Five Hundred Thousand (20,500,000) consisting of:


                    1. Twenty Million (20,000,000) shares of Common Stock, without par value (the "Common Stock");

                    2. Two Hundred Fifty Thousand (250,000) shares of Voting Preferred Stock, without par value (the "Voting Preferred Stock"); and

                    3. Two Hundred Fifty Thousand (250,000) shares of Non-Voting Preferred Stock, without par value (the "Non-Voting Preferred Stock").

          B.   COMMON STOCK

          The holders of the Common Stock are entitled at all times to one vote for each share of Common Stock and to such dividends as the Board of Directors may in its discretion from time to time legally declare, subject, however, to the voting and dividend rights, if any, of the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation after the payment of all debts and necessary expenses shall be distributed among the holders of the Common Stock pro rata in accordance with their respective holdings, subject, however, to the rights of the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock then outstanding. The Common Stock is subject to all of the terms and provisions of the Voting Preferred Stock and the Non-Voting Preferred Stock as fixed by the Board of Directors as hereinafter provided.

          C.  VOTING PREFERRED STOCK

          The Board of Directors is hereby expressly authorized to adopt amendments to the Articles of Incorporation to provide for the issuance of one or more series of Voting Preferred Stock, and to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, including without limitation the following, and the shares of each series may vary from the shares of any other series in the following respects:

               (a) the division of such shares into series and the designation and authorized number of shares of each series;

               (b)  the annual dividend rate on the shares;

               (c) the dates of payment of dividends, whether the dividends shall be cumulative and, if cumulative, the dates from which dividends shall accumulate;

               (d) the redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

               (e)  sinking fund requirements, if any;

               (f) the preference, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation;

               (g) the right, if any, of the shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

               (h) any other relative rights, preferences, and limitations of that series.

          The holders of Voting Preferred Stock shall be entitled at all times to one vote for each share of Voting Preferred Stock, voting as a class.

          D.  NON-VOTING PREFERRED STOCK

          The Board of Directors is hereby expressly authorized to adopt amendments to the Articles of Incorporation to provide for the issuance of one or more series of Non-Voting Preferred Stock, and to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, including without limitation the following, and the shares of each series may vary from the shares of any other series in the following respects:

               (a) the division of such shares into series and the designation and authorized number of shares of each series;

               (b)  the annual dividend rate on the shares;

               (c) the dates of payment of dividends, whether the dividends shall be cumulative and, if cumulative, the dates from which dividends shall accumulate;

               (d) the redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

               (e)  sinking fund requirements, if any;

               (f) the preference, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation;

               (g) the right, if any, of the shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

               (h) any other relative rights, preferences, and limitations of that series.

          Except as otherwise required by law, no holders of Non-Voting Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Corporation.


     FIFTH:    The Corporation, through its Board of Directors, shall have the right and power to repurchase any of its outstanding shares at such times, for such considerations and upon such terms and conditions as may be agreed upon between the Corporation and the selling shareholder or shareholders.

     SIXTH:    No holders of shares of the Corporation shall have any pre-
emptive right to subscribe for or to purchase any shares of the Corporation of any class, whether now or hereafter authorized.

     SEVENTH: The affirmative vote of the holders of the shares entitling them to exercise two-thirds of the voting power of the Corporation shall be required for the approval or authorization of any (i) merger or consolidation or (ii) sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or other entity; provided, however, that such two-thirds voting requirement shall not be applicable if the Board of Directors of the Corporation shall have approved such a transaction described in clause (i) or (ii) by resolutions adopted by two-thirds of the members of the Board of Directors. Except as otherwise expressly provided in this Article Seventh, or elsewhere in these Articles, or in the Regulations of the Corporation, and notwithstanding any provision of the Ohio Revised Code now or hereafter in force, requiring for any purpose the vote or consent of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation or of any class or classes of shares thereof, such action may be taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes of shares thereof.

     EIGHTH:   The Board of Directors shall base the response of the
Corporation to any "Acquisition Proposal" on the Board of Directors' evaluation of what is in the best interest of the Corporation. In evaluating what is in the best interest of the Corporation, the Board of Directors shall consider all relevant factors including, without limitation:

          (1) The best interest of the shareholders which, for this purpose, requires the Board of Directors to consider, among other factors, not only the consideration offered in the Acquisition Proposal in relation to the then current market price of the Corporation's shares, but also in relation to the current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then estimate of the future value of the Corporation as an independent entity or as the subject of a future Acquisition Proposal; and

          (2) Such other factors as the Board of Directors determines to be relevant, including, among other factors, the long-term and short-term interests of the Corporation and its subsidiaries and their businesses and properties and the social, legal, and economic effects upon the employees, suppliers, customers, creditors, and other affected persons, firms, and corporations and on the communities and geographical areas in which the Corporation and its subsidiaries operate or are located.

     "Acquisition Proposal" means any proposal for the consolidation or merger of the Corporation with or into another corporation, any share exchange involving the Corporation's outstanding capital stock, any liquidation or dissolution of the Corporation, any transfer of all or a material portion of the assets of the Corporation, and any tender offer or exchange offer for any of the Corporation's outstanding capital stock.

     NINTH:    The Corporation shall indemnify any director, officer,
incorporator or any former director or officer of the Corporation and any person who is or has served at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his or her heirs, executors and administrators) against expenses, including attorney fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her by reason of the fact that he or she is or was such director, officer, incorporator or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law as the same may be in effect from time to time. The indemnification provided herein shall not be deemed to restrict the right of the Corporation to (i) indemnify employees, agents and others as permitted by law,
(ii) purchase and maintain insurance or provide similar protection on behalf of the directors, officers or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to the Corporation as contemplated herein, and (iii) enter into agreements with such directors, officers, incorporators, employees, agents or others indemnifying them against any and all liabilities asserted against them or incurred by them arising out of their service to the Corporation as contemplated herein.

     TENTH:    No shareholder shall have the right to vote cumulatively in the election of directors pursuant to and in accordance with Section 1701.69(B)(10) of the Ohio Revised Code.

     ELEVENTH:     These Articles may be amended by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on the proposal; provided, however, that the provisions set forth in Articles Eighth, Ninth, and Tenth, and this Article Eleventh, may not be altered, repealed or amended in any respect, and any new provisions inconsistent therewith may not be adopted, unless such action is approved by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the Corporation present in person or represented by proxy and entitled to vote on such matter at a meeting of shareholders called for that purpose, except that if the Board of Directors, by an affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the entire Board of Directors, recommends approval of such amendment to these Articles to the shareholders, such approval may be effected by the affirmative vote of the holders of at least a majority of the Corporation's outstanding shares of capital stock of the Corporation present in person or represented by proxy and entitled to vote on such matter at a meeting of shareholders called for that purpose.

     TWELFTH: These Amended and Restated Articles of Incorporation take the place of and supersede the existing Articles of Incorporation of the Corporation.

     IN WITNESS WHEREOF, David J. Richards, President, and John P. Kennedy, Assistant Secretary, acting for and on behalf of the Corporation, have hereunto subscribed their names this ____ day of ______, 1996.

                              PAPNET OF OHIO, INC.


                              By: __________________________________
                                     David J. Richards, President


                              By: __________________________________
                                     John P. Kennedy, Assistant Secretary

                                                            Exhibit 2.03(b)


                              AMENDED AND RESTATED
                                   REGULATIONS
                                       OF
                                  NETMED, INC.
                               (the "Corporation")
                            (adopted on ______, 1996)



                                    ARTICLE I

                            Meetings of Shareholders

     Section 1.01. ANNUAL MEETINGS. The annual meeting of shareholders of the Corporation shall be held at such time and on such business day as the Board of Directors may determine each year. The annual meeting shall be held at the principal office of the Corporation or at such other place within or without the State of Ohio as the Board of Directors may determine. The directors shall be elected thereat and such other business transacted as may properly be brought before the meeting.

     Section 1.02. SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation may be called at any time by the Chairman of the Board, President or Chief Executive Officer or, in cases of such officers' absence from the United States, death or disability, any Vice President who is authorized in such circumstances to exercise the authority of the President, or by the Board of Directors by action at a meeting or by a majority of the directors acting without a meeting, or by shareholders holding fifty percent (50%) or more of the voting power of the then-outstanding shares entitled to vote in an election of directors. Such meetings may be held within or without the State of Ohio at such time and place as may be specified in the notice thereof.

     Section 1.03. NOTICE OF MEETINGS. Written notice of every annual or special meeting of the shareholders of the Corporation stating the time, place and purposes thereof shall be given to each shareholder entitled to notice as provided by law, not less than seven (7) nor more than ninety (90) days before the date of the meeting. Such notice may be given by or at the direction of the Chairman of the Board or Secretary of the Corporation, or such other officer as is designated by the Board of Directors, by personal delivery or by mail addressed to the shareholder at his last address as it appears on the records of the Corporation. Any shareholder may waive in writing notice of any meeting, either before or after the holding of such meeting, and, by attending any meeting without protesting the lack of proper notice prior to or at the commencement of the meeting, shall be deemed to have waived notice thereof.

     Section 1.04. PERSONS BECOMING ENTITLED BY OPERATION OF LAW OR TRANSFER. Every person who, by operation of law, transfer or any other means whatsoever, shall become entitled to any shares, shall be bound by every notice in respect of such shares which previously to the entering of his name and address on the records of the Corporation shall have been duly given to the persons from whom he derives his title to such shares.

     Section 1.05. QUORUM AND ADJOURNMENTS. Except as may be otherwise required by law or by the Articles of Incorporation or these Regulations, the holders of a majority of the shares entitled to vote at a meeting, present in person or by proxy, shall constitute a quorum; provided that any meeting duly called, whether a quorum is present or otherwise, may, by vote of the holders of the majority of the shares represented and entitled to vote thereat, adjourn from time to time, in which case no further notice of any such adjourned meeting need be given.

     Section 1.06. PRESIDING OFFICER. The Chairman of the Board, or such other member of the Board or officer as is designated by the Board of Directors, shall preside over meetings of the shareholders. The Secretary of the Corporation shall act as Secretary of the shareholders' meeting and shall record all of the proceedings of such shareholders' meeting provided that, in the absence of such officer, the presiding officer shall appoint another officer of the Corporation to act as Secretary of the meeting.

     Section 1.07. SHAREHOLDER PROPOSALS. At an annual or special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such meeting. To be properly brought before a meeting of shareholders, business must be (i) in the case of a special meeting, specified in the notice of the special meeting (or any supplement thereto), (ii) properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty
(60) days prior to the meeting of shareholders; provided, however, that, if less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the meeting was mailed, or (ii) the day on which such public disclosure was made.

               A shareholder's notice to the Secretary shall set forth, as to each matter the shareholder proposes to bring before a meeting of shareholders, (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and any shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder on the date of such shareholder's notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder's notice, and (iv) any material interest of the shareholder in such proposal.

               Notwithstanding anything in these Regulations to the contrary, no business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Section 1.07. The presiding officer of the meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by these Regulations, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 1.08. CONDUCT OF VOTING. At all meetings of shareholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions relating to the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided, by the presiding officer of the meeting. If demanded by shareholders, present in person or by proxy, entitled to cast ten percent (10%) in number of votes entitled to be cast, or if ordered by the presiding officer of the meeting, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors appointed by the presiding officer, in which event the proxies and ballots shall be received, and all questions relating to the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. No candidate for election as a director at a meeting shall serve as an inspector.

     Section 1.09. ACTION WITHOUT A MEETING. Anything contained in the Regulations to the contrary notwithstanding, any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote, or approval, and in a writing or writings signed by, all of the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writings shall be filed with or entered upon the records of the Corporation.

                                   ARTICLE II

                                    Directors

     Section 2.01. AUTHORITY. The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or these Regulations directed or required to be exercised or done by the shareholders.

     Section 2.02. NUMBER. The number of directors may be determined by the vote of the holders of a majority of the voting power of the shares represented at any annual meeting or special meeting called for the purpose of electing directors or by resolutions adopted at a meeting of the Board of Directors by affirmative vote of a majority of the directors then in office, provided that: (i) the number of directors shall in no event be fewer than six (6) nor more than fifteen (15); (ii) no decrease in the number of directors shall have the effect of shortening the terms of any incumbent director and the class of directors to which he is elected; and (iii) no action shall be taken (whether through amendment of these Regulations or otherwise) to increase the number of directors provided in these Regulations from time to time unless at least sixty-six and two-thirds percent (66-2/3%) of the entire Board of Directors shall concur in such action.


     Section 2.03. CLASSES AND TERMS OF DIRECTORS. The directors shall be classified in respect of the time for which they severally hold office by dividing them into three (3) classes, each class consisting of one-third of the whole number of the board of directors with any number not evenly divisible by three (3) assigned to such class as the board of directors may direct. At the first election at which directors are divided into three (3) classes, the directors of the first class shall be elected for a term of one
(1) year, the directors of the second class shall be elected for a term of two (2) years, and the directors of the third class shall be elected for a term of three (3) years. At each annual meeting thereafter, a class of directors shall be elected to serve a term of three years to succeed the class of directors whose term expired in that year so that the term of office of only one class of directors shall expire in each such year provided, however, that each director elected at any time shall hold office until his successor is duly elected and qualified or until his earlier resignation, removal from office, or death.



      If at any time the full authorized board of directors should consist of less than nine (9) persons, the directors shall be classified into two (2) classes, each class consisting of one-half of the whole number of the board of directors, with a number not evenly divisible by two (2) assigned to such class as the board of directors may direct. At the first election at which directors are divided into two (2) classes, the directors of the first class shall be elected for a term of one (1) year and the directors of the second class shall be elected for a term of two (2) years. At each annual meeting thereafter, a class of directors shall be elected to serve a term of two years to succeed the class of directors whose term expired in that year so that the term of office of only one class of directors shall expire in each such year provided, however, that each director elected at any time shall hold office until his successor is duly elected and qualified or until his earlier resignation, removal from office, or death.


          At each annual election thereafter at which directors are elected by class, the successors to the directors of the class whose terms expire in that year shall be elected to hold office for a term of years equal to the number of classes that there are to be, so that the term of office of one class of directors expires in each year. Each director shall serve until his successor shall be elected, or until his earlier resignation, removal from office or death.

     In the event a change in the authorized number of directors causes a disparity to exist in the number of persons in the classes of directors, the board of directors shall designate the classes to which directors shall be elected so as to equalize the classes as nearly as feasible.

     Section 2.04. NOMINATION. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors of the Corporation may be made at a meeting of shareholders by or at the direction of the directors, by any nominating committee or person appointed by the directors, or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this
Section 2.04. Such nominations, other than those made by or at the direction of the directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting; provided, however, that ,in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (i) as to each person who is not an incumbent director whom the shareholder proposes to nominate for election as a director, (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of shares of the Corporation which are beneficially owned by such person; and
(d) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor provision; and (ii) as to the shareholder giving the notice, (a) the name and record address of such shareholder and (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation, if elected. The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Corporation to determine the qualifications of such proposed nominee to serve as a director of the Corporation.

          The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 2.04; and if he should so determine, the defective nomination shall be disregarded.

     Section 2.05. REMOVAL OF DIRECTORS. Notwithstanding any other provision of the Articles of Incorporation or these Regulations (and notwithstanding the fact that some lesser percentage may be specified by the General Corporation Law of the State of Ohio, the Articles of Incorporation or these Regulations), any director or the entire Board of Directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the Corporation present in person or represented by proxy and entitled to vote on the election of directors at a meeting of shareholders called for that purpose, except that if the Board of Directors, by an affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the entire Board of Directors, recommends removal of a director to the shareholders, such removal may be effected by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation present in person or represented by proxy and entitled to vote on the election of directors at a meeting of shareholders called for that purpose.

     Section 2.06. VACANCIES AND NEWLY-CREATED DIRECTORSHIPS. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires and until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by the General Corporation Law of the State of Ohio.

     Section 2.07. QUORUM AND ADJOURNMENT. A majority of the directors in office at the time shall constitute a quorum, provided that any meeting duly called, whether a quorum is present or otherwise, may, by vote of a majority of the directors present, be adjourned. At any meeting at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present, except as otherwise provided in the Articles of Incorporation or these Regulations or as otherwise authorized by law. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a unanimous written consent which sets forth the action is signed by each member of the Board of Directors and filed with the minutes of the proceedings of the Board of Directors.

     Section 2.08. REGULAR MEETINGS. After each annual meeting of shareholders at which directors shall have been elected, the Board of Directors shall meet as soon as practicable for the purpose of organization and the transaction of other business. Such first regular meeting shall be held at any place as may be designated by the Chairman of the Board or by action of the Board of Directors, or in default of such designation at the place of the holding of the immediately preceding meeting of shareholders. Any other regular meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Chairman of the Board or by action of the Board of Directors. No notice of such regular meetings shall be necessary if held as hereinabove provided.

     Section 2.09. SPECIAL MEETINGS. Special meetings of the directors may be held at any time within or without the State of Ohio upon call by the Chairman of the Board, President, or Chief Executive Officer or, in the case of such officers' absence from the United States, death or disability, such other officer who is authorized in such circumstances to exercise the authority of the President, or by action of the Board of Directors or any three (3) members thereof.

     Section 2.10. NOTICE OF MEETING. Except as provided in Section 2.09, the Secretary shall give or cause to be given to each director notice of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph or telephone or via overnight delivery, at least three (3) days before the time of the meeting or, in the alternative, by mail to his address as it shall appear on the records of the Corporation, at least five (5) days before the time of the meeting; provided, however, that notice of a special meeting which is called by the Chairman of the Board, President or Chief Executive Officer is given to a director when it is delivered personally to him or sent by telegraph or telephone at least twenty-four (24) hours before the time of the meeting. Unless these Regulations or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in a writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any regular or special meeting of the Board of Directors may be adjourned from time to time and be reconvened at the same or some other place and no notice need be given of any such adjourned meeting.

     Section 2.11. MEETING BY CONFERENCE TELEPHONE. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

     Section 2.12. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each regular and special meeting of the Board of Directors or committees thereof. In addition, by resolution of the Board of Directors, a stated annual retainer and/or a fixed sum for attendance at each regular or special meeting of the Board of Directors or committees thereof, and other compensation for their services as such, may be paid to directors. A director who serves the Corporation in any other capacity also may receive compensation for such other services if approved by the Board of Directors.

                                   ARTICLE III

                                   Committees

     Section 3.01. COMMITTEES. The Board of Directors may appoint from among its members an executive committee and other committees composed of three (3) or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to declare dividends or other distributions on stock, elect directors or members of any committee, recommend to the shareholders any action which requires shareholder approval, or approve any merger or share exchange.

     Section 3.02. COMMITTEE PROCEDURE. The Board of Directors shall have the power to prescribe the manner in which proceedings of each committee shall be held. Unless the Board of Directors shall otherwise provide, the actions of each committee shall be governed by the following rules of procedure. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting. In the absence of any prescription by the Board of Directors or any applicable provision of these Regulations, each committee may prescribe the manner in which its proceedings shall be conducted.

     Section 3.03. DELEGATION. The Board of Directors may delegate to officers, employees or agents the performance of duties not specifically required by law or these Regulations to be performed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     Section 4.01. ELECTION. The officers of the Corporation shall include a Chairman of the Board, a President, a Chief Executive Officer (who shall also be either the Chairman of the Board or President of the Corporation), a Secretary, a Treasurer, and such number of Vice Presidents (which may include one or more Executive Vice Presidents and/or Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers, and other officers as are, in the judgment of the Board, required to transact the business of the Corporation. All officers of the Corporation shall be elected and the compensation of all such officers may be fixed by the Board. Any two or more offices may be held by the same person. Any officers may, but no officer except the Chairman of the Board must, be chosen from among the Board of Directors. The officers of the Corporation shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the offices held by them respectively, and/or such other authority, duties and powers as may be assigned to them from time to time by the Board of Directors or the Chief Executive Officer.

     Section 4.02. TERM. The officers of the Corporation shall be elected annually at the organizational meeting of the Board of Directors, or otherwise as determined by the Board of Directors, and shall hold office at the discretion of the Board of Directors. Any officer may be removed at any time, with or without cause, by the Board of Directors. A vacancy in any office, however created, may be filled by the Board of Directors at any regular or special meeting.

     Section 4.03. CHAIRMAN OF THE BOARD. The Chairman of the Board, who shall be a member of the Board of Directors, shall be such officer who from time to time is so designated by the Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors and shall perform all duties incident to the office. He may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts, licenses and other instruments of every description. The Chairman of the Board shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 4.04. PRESIDENT. The President shall have the authority, perform the duties and exercise the powers usually incident to the office of President and/or assigned to him from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the shareholders and the Board of Directors.
 He may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts, licenses and other instruments of every description.

     Section 4.05. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, who shall be either the Chairman or President of the Corporation, shall have full right, authority and power to control the personnel of the Corporation, and, except to the extent that the duties of an elected officer are prescribed or otherwise limited by the Board of Directors, by law or by these Regulations, to prescribe the duties of all officers of the Corporation, with
such limitations thereon as he deems proper.    He may sign and execute, in
the name of the Corporation, all authorized deeds, mortgages, bonds, contracts, licenses and other instruments of every description. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders and the Board of Directors. The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as are assigned to him by the Board of Directors.

     Section 4.06. VICE PRESIDENTS. The Vice President or Vice Presidents, at the request of the Chairman of the Board, President or Chief Executive Officer, or in the President's absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, Chairman of the Board, President or Chief Executive Officer may make such determination. The Vice President or Vice Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles, if any, as are from time to time assigned to them by the Board of Directors, Chairman of the Board, President or Chief Executive Officer.

     Section 4.07. SECRETARY. The Secretary shall have the authority, perform the duties and exercise the powers usually incident to the office of the Secretary and/or assigned to him from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The

Secretary or such other officer of the Corporation as is designated by the Chairman of the Board or the Chief Executive Officer shall record the proceedings of the meetings of the shareholders and of the directors in a minute book maintained for such purpose. The Secretary shall see that all notices are duly given in accordance with the provisions of these Regulations or as required by law; and he shall be the custodian of the records of the Corporation and may witness any document on behalf of the Corporation, the execution of which is duly authorized. The Secretary shall see that the corporate seal is affixed to any document where required or desired.

     Section 4.08. TREASURER. The Treasurer shall have the authority, perform the duties and exercise the powers usually incident to the office of the Treasurer and/or assigned to him from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors, Chairman of the Board, Chief Executive Officer or President. The Treasurer shall render to the Board of Directors, Chairman of the Board, President or Chief Executive Officer, whenever requested, an accounting of the financial condition of the Corporation.

                                    ARTICLE V

                                  Capital Stock

     Section 5.01. STOCK CERTIFICATES. The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board, the President or a Vice President and by a second officer who may be the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer, certifying the number of shares evidenced thereby. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. Each certificate shall set forth such information as is required by law.

     Section 5.02. SHARE LEDGER. The Corporation shall maintain a share ledger which contains the name and address of each shareholder and the number of shares of stock of each class which the shareholder holds. The share ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the share ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the executive offices of the Corporation.

     Section 5.03. TRANSFERS. The shares of the Corporation shall be transferable in the manner prescribed by law. Transfers of shares shall be made on the share transfer books of the Corporation only by the person named in the certificate or by attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled when the new certificate shall be issued. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

     Section 5.04. NEW CERTIFICATES. The Corporation may issue a new certificate representing a share or shares of the Corporation in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation and any transfer agent and/or registrar against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when it is proper to do so.

     Section 5.05.  UNCERTIFICATED SHARES.  Anything contained in this
Article V to the contrary notwithstanding, the directors may provide by resolution that some or all of any or all classes and series of shares of the Corporation shall be uncertificated shares, provided that such resolution shall not apply to (i) shares of the Corporation represented by a certificate until such certificate is surrendered to the Corporation in accordance with applicable provisions of Ohio law or (ii) any certificated security of the Corporation issued in exchange for an uncertificated security in accordance with applicable provisions of Ohio law. The rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical, except as otherwise expressly provided by law.

                                   ARTICLE VI

                                    Finances

     Section 6.01. CHECKS, DRAFTS. ETC. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall be signed by such agents as may be designated from time to time by the Board of Directors or authorized officers of the Corporation.

     Section 6.02. ANNUAL STATEMENT OF AFFAIRS. The Chairman of the Board, Chief Executive Officer, President, a Vice President or Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year.

     Section 6.03. FISCAL YEAR. The fiscal year of the Corporation shall be a calendar year end, with such fiscal year ending each year on December 31, unless otherwise provided by the Board of Directors.

     Section 6.04. DIVIDENDS. If declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property, or shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Articles of Incorporation.

                                   ARTICLE VII

                                  Miscellaneous

     Section 7.01. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its shareholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Regulations shall be kept at the principal office of the Corporation.

     Section 7.02. CORPORATE SEAL. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

     Section 7.03. VOTING UPON SHARES IN OTHER CORPORATIONS. Stock of other corporations which is registered in the name of, or beneficially owned by, the Corporation may be voted by the Chairman of the Board, the President, any Vice President, or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

     Section 7.04. EXECUTION OF DOCUMENTS. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

     Section 7.05. PROVISIONS IN ARTICLES OF INCORPORATION. These Regulations are at all times subject to the provisions of the Articles of Incorporation of the Corporation as the same may be in effect from time to time.

     Section 7.06. RECORD DATES. For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to: (i) receive notice of or to vote at a meeting of shareholders; (ii) receive payment of any dividend or distribution; (iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (iv) participate in the execution of written consents, waivers, or releases, the directors may fix a record date, which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (i), (ii) and (iii) above, shall not be more than ninety (90) nor fewer than seven (7) days, unless the Articles of Incorporation or these Regulations specify a shorter or a longer period for such purpose, preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

     Section 7.07. AMENDMENTS. These Regulations may be altered, changed or amended in any respect or superseded by new Regulations, in whole or in part, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on the proposal; provided, however, that: (i) the provisions set forth in this Section 7.07 (except with respect to clause (ii)) and in Sections 1.02, 1.07, 2.02, 2.03, 2.04, and
2.12 herein may not be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of shares entitling them to exercise at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the Corporation on the proposal; and (ii) the provisions set forth in this Section 7.07 (with respect to this clause (ii) only) and in Section
2.05 may not be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of shares entitling them to exercise at least eighty percent (80%) of the voting power of the Corporation on the proposal.

                                                                  APPENDIX B

               SECTION 1701.85 OF THE OHIO GENERAL CORPORATION LAW

     @ 1701.85 QUALIFICATION AND PROCEDURES FOR DISSENTING SHAREHOLDERS

   (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

   (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

   (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division
(A)(2) of this section.

   (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

   (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

   (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

   (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

   (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

     (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

     (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

     (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

     (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

   (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                                                      APPENDIX C
                              PAPNET OF OHIO, INC.

                            PROXY FOR SPECIAL MEETING

                                ___________, 1996


     The undersigned hereby appoints David J. Richards or John P. Kennedy, and each of them, with full power of substitution, in the name, place and stead of the undersigned, to vote at the Special Meeting of Shareholders of Papnet of Ohio, Inc. on September __, 1996 at ______.m. Eastern Standard Time, or at any adjournment thereof, the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

NOTE: The Merger will not be consummated if the amended and restated Articles of Incorporation and the amended and restated Regulations are not approved by the Shareholders. Further, Mr. Kinsey and Mr. Blue will remove their names from consideration for election to the Board of Directors if the Merger is not approved.

      1. Approval of the Agreement and Plan of Merger, dated July 5, 1996 among the Company and Cytology Indiana, Inc., Indiana Cytology Review Company, ER Group, Inc., CCWP Partners, Inc., and Carolina Cytology, Inc. (the "Merger Agreement").

            ( )   For approval of the Merger Agreement

            ( )   Against approval of the Merger Agreement

            ( )   Abstain


      2. Approval of the Amended and Restated Articles of Incorporation (the "Articles") in the form provided in the Proxy Statement.

            ( )   For approval of the Articles

            ( )   Against approval of the Articles

            ( )   Abstain

      3. Approval of the Amended and Restated Regulations ("Regulations") in the form provided in the Proxy Statement.

            ( )   For approval of the Regulations

            ( )   Against approval of the Regulations

            ( )   Abstain


      4.    Election of Directors To Class I and Class II

            ( ) For all nominees listed below (except as marked to the contrary)

            ( )   Withhold Authority to vote for all nominees listed below

      Nominees:   Class I --  Michael S. Blue, Trevor M. Ferger, Cecil J. Pitti
                  and David J. Richards
                  Class II -- John P. Kennedy, Rodney M. Kinsey and Bryan Whipp

(Instruction: To withhold authority to vote for any nominee, write that nominee's name here:_______________________________________________________.

      5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. This proxy will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted FOR the matters described in Items 1, 2, 3 and FOR all nominees listed in Item 4.



Dated:  ________________, 1996     _____________________________________________
                                   Signature




                                   _____________________________________________
                                   Print Name


NOTE: THIS INSTRUMENT MUST BE SIGNED BY THE REGISTERED HOLDER AND THE SIGNATURE SHOULD CORRESPOND EXACTLY WITH THE NAME AS IT IS SHOWN HEREON. WHEN SIGNING AS AN ATTORNEY, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IN CASE OF JOINT TENANCY, CO-EXECUTORS, OR CO-TRUSTEES, BOTH SHOULD SIGN.

                                                      Registration No. 333-




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549



                                    FORM S-4

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933



                              PAPNET OF OHIO, INC.



                                    EXHIBITS

                                  EXHIBIT INDEX

       EXHIBIT                     EXHIBIT                       EXHIBIT INDEX
       NUMBER                     DESCRIPTION                     PAGE NUMBER
       -------                    -----------                     -----------

        2(a)       *     Agreement and Plan of Merger,
                         dated as of July 5, 1996,
                         among the Registrant, Cytology
                         Indiana, Inc., Indiana
                         Cytology Review Company, ER
                         Group, Inc., CCWP Partners,
                         Inc., and Carolina Cytology,
                         Inc.


        3(a)             Articles of Incorporation of
                         the Registrant.

        3(b)             Code of Regulations of the
                         Registrant.

        3(c)             Proposed Amended and Restated
                         Articles of Incorporation of
                         the Registrant, (filed as part
                         of Appendix A hereto, and
                         incorporated herein by
                         reference).

        3(d)             Proposed Amended and Restated
                         Regulations of Registrant,
                         (filed as part of Appendix A
                         hereto, incorporated herein by
                         reference).

        3(e)       *     Form of Specimen Stock
                         Certificate.

        4(a)             Articles FOURTH and FIFTH of
                         the Registrant's Articles of
                         Incorporation (contained in
                         the Registrant's Articles of
                         Incorporation filed as Exhibit
                         3(a) hereto) and Articles II,
                         VII and XI of the Registrant's
                         Code of Regulations (contained
                         in the Registrant's Code of
                         Regulations filed as Exhibit
                         3(b) hereto).

        4(b)             Articles FOURTH, SIXTH,
                         SEVENTH, EIGHT, TENTH, and
                         ELEVENTH, of the Registrant's
                         Restated Articles of
                         Incorporation (contained in
                         the Registrant's Restated
                         Articles of Incorporation
                         filed as part of Appendix A hereto
                         and Articles I, V, and VII of
                         the Registrant's Amended and
                         Restated Regulations
                         (contained in the Registrant's
                         Amended and Restated
                         Regulations filed as part of
                         Appendix A hereto.

        5                Opinion of Porter, Wright,
                         Morris & Arthur regarding
                         legality.

        8          *     Opinion of Porter, Wright,
                         Morris & Arthur regarding tax
                         matters.

      10(a)              Settlement Agreement among
                         Neuromedical Systems, Inc. and
                         the Registrant, Cytology
                         Indiana, Inc., Indiana
                         Cytology Review Company, ER
                         Group, Inc., Cytology West,
                         Inc., Carolina Cytology
                         Licensing Company, Papnet
                         Utah, Inc., Carolina Cytology
                         Warrant Partnership and GRK
                         Partners dated as of
                         December 5, 1995.

      10(b)              Letter of Intent among the
                         Registrant and Cytology West,
                         Inc., Cytology Indiana, Inc.,
                         Indiana  Cytology Review
                         Company, ER Group, Inc., CCWP
                         Partners, Inc., Carolina
                         Cytology, Inc., and Papnet
                         Utah, Inc., dated February 1,
                         1995.

      10(c)        *     Voting Agreement among the
                         Registrant, Cytology Indiana,
                         Inc., Indiana  Cytology Review
                         Company, ER Group, Inc., CCWP
                         Partners, Inc., and Carolina
                         Cytology, Inc., and certain
                         shareholders of these entities
                         dated July 5, 1996.

     10(d)         *     Loan Agreement between the
                         Registrant, Cytology Indiana,
                         Inc., Indiana Cytology Review
                         Company, ER Group, Inc., CCWP
                         Partners, Inc., and Carolina
                         Cytology, Inc., dated July 5,
                         1996, and the Side Letter thereof,
                         dated July 16, 1996.

     10(e)               Loan Agreement between the
                         Registrant and  Cytology West,
                         Inc. and Papnet Utah, Inc.
                         dated March 14, 1996.

     10(f)               Promissory Note and Security
                         Agreement among Cytology West,
                         Inc. and the Registrant dated
                         April 5, 1996 and April 4,
                         1996 respectively.

     10(g)               Guaranty executed by Carl
                         Genberg, guaranteeing all
                         obligations of Cytology West,
                         Inc., dated April 4, 1996.

     10(h)               Security Agreement, granting a
                         security interest in
                         Neuromedical Systems, Inc.
                         stock to the Registrant,
                         executed by Carl Genberg on
                         April 4, 1996.

     10(i)               Amended and Restated 1995
                         Stock Option Plan of the
                         Registrant.

     23(a)               Consent of Porter, Wright,
                         Morris & Arthur (included in
                         Exhibits 5 and 8(a)).

     23(b)         *     Consent of Ernst & Young, LLP.

     24                  Powers of Attorney.

     27            *     Financial Data Schedule.




- -----------------------

* Filed hereto with this Pre-Effective Amendment No. 1 to this Registration Statement.